                                  SCHEDULE 14A
                                 (RULE 14A-101)
                           SCHEDULE  14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                               1934 (AMENDMENT NO. __)


Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]       Preliminary Proxy Statement

[ ]       Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

[X]       Definitive Proxy Statement

[ ]       Definitive Additional Materials

[ ]       Soliciting Material Pursuant to Section  240.14a-11(c) or Section  240.14a-12

                                     Walnut Financial Services, Inc. - SEC File No. 814-00157
-----------------------------------------------------------------------------------------------------------
                                         (Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------------------------------------------------
                             (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

      -----------------------------------------------------------------------------------------------------------

      2) Aggregate number of securities to which transaction applies:

      -----------------------------------------------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      -----------------------------------------------------------------------------------------------------------

      4)  Proposed maximum aggregate value of transaction:

      -----------------------------------------------------------------------------------------------------------

      5)   Total fee paid:

      -----------------------------------------------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1) Amount Previously Paid:

         ----------------------------------------------------------------------

         2) Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------

         3) Filing Party:

         ----------------------------------------------------------------------

         4) Date Filed:

         ----------------------------------------------------------------------

                        WALNUT FINANCIAL SERVICES, INC.
                           8000 Towers Crescent Drive
                                   Suite 1070
                            Vienna, Virginia  22182
                                ________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                ________________

                        TO BE HELD ON DECEMBER 18, 1997


     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Walnut Financial Services, Inc. (the "Company") will be held on Wednesday, December 18, 1997 at 10:00 a.m. at The Tower Club, 8000 Towers Crescent Drive, Vienna, Virginia 22182 for the following purposes:


     1. To elect seven (7) directors of the Company to serve until the 1998 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

     2. To ratify the selection of Richard A. Eisner & Company, LLP as the Company's independent auditors;

     3. To approve the Company's Amended and Restated 1994 Incentive Stock Option Plan;

     4. To approve the Company's private offering to issue and sell up to 80 of the Company's Units at $50,000 per Unit, with each Unit consisting of 50,000 shares of Common Stock and Class A warrants to purchase an additional 35,000 shares of Common Stock at an exercise price of $1.50 per share;

     5. To approve the Company's issuance and sale of 1,000,000 Class A warrants, having an exercise price of $1.50 per share, for aggregate consideration of $100,000;

     6. To approve the extension of the expiration date from June 17, 2001 to June 30, 2005 of certain currently outstanding warrants to purchase up to 697,391 shares of Common Stock, having an exercise price of $3.00 per share, and the ratification of the Company's issuance thereof;

     7. To approve the extension of the expiration date from June 30, 1998 to June 30, 2005 of certain currently outstanding warrants to purchase up to 452,533 shares of Common Stock, having an exercise price of $3.00 per share, and the ratification of the Company's issuance thereof;

     8. To approve the Company's exchange offer pursuant to which the Company may issue up to 287,481 shares of Common Stock in exchange for currently outstanding warrants to purchase up to 1,149,924 shares of Common Stock having an exercise price of $3.00 per share; and

     9. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

     The Board of Directors has fixed the close of business on October 15, 1997 as the record date for the Annual Meeting. Only stockholders of record of the Company's common stock, $0.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     You are requested to fill in and sign the enclosed Proxy Card, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                    By Order of the Board of Directors



Vienna, Virginia                    Joshua S. Kanter
November 17, 1997                   Secretary




     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                        WALNUT FINANCIAL SERVICES, INC.
                           8000 Towers Crescent Drive
                                   Suite 1070
                            Vienna, Virginia  22182
                                ________________

                                PROXY STATEMENT

                                ________________

                  FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON DECEMBER 18, 1997


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Walnut Financial Services, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders of the Company to be held on Wednesday, December 18, 1997, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote on the election of seven (7) directors of the Company and the other matters discussed in this Proxy Statement and to act on any other matters properly brought before them.


     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about November 17, 1997. The Board of Directors has fixed the close of business on October 15, 1997 as the record date for the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $0.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 14,659,172 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY CARD RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY CARD. IF A PROPERLY EXECUTED PROXY CARD IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PERSONS DESIGNATED AS PROXY
HOLDERS ON THE PROXY CARD WILL VOTE (I) FOR THE ELECTION OF THE SEVEN (7) NOMINEES FOR DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT, (II) FOR THE RATIFICATION OF THE SELECTION OF RICHARD A. EISNER & COMPANY, LLP AS THE COMPANY'S INDEPENDENT AUDITORS, (III) FOR THE APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 1994 INCENTIVE STOCK OPTION PLAN (THE "AMENDED 1994 STOCK PLAN"),
(IV) FOR THE APPROVAL OF THE COMPANY'S PRIVATE OFFERING TO ISSUE AND SELL UNITS DISCUSSED IN THIS PROXY STATEMENT, (V) FOR THE APPROVAL OF THE ISSUANCE AND SALE OF 1,000,000 CLASS A WARRANTS FOR AGGREGATE CONSIDERATION OF $100,000, (VI) FOR THE APPROVAL OF THE EXTENSION OF THE EXPIRATION DATE FROM JUNE 17, 2001 TO JUNE 30, 2005 OF CERTAIN CURRENTLY OUTSTANDING WARRANTS TO PURCHASE UP TO 697,391 SHARES OF COMMON STOCK AS DESCRIBED IN THIS PROXY STATEMENT AND THE
RATIFICATION OF THE ISSUANCE THEREOF; (VII) FOR THE APPROVAL OF THE EXTENSION
OF THE EXPIRATION DATE FROM JUNE 30, 1998 TO JUNE 30, 2005 OF CERTAIN CURRENTLY OUTSTANDING WARRANTS TO PURCHASE UP TO 452,533 SHARES OF COMMON STOCK AS DESCRIBED IN THIS PROXY STATEMENT AND THE RATIFICATION OF THE ISSUANCE THEREOF;
(VIII) FOR THE APPROVAL OF THE COMPANY'S EXCHANGE OFFER AS DESCRIBED IN THIS PROXY STATEMENT AND THE ISSUANCE OF UP TO 287,481 SHARES IN CONNECTION THEREWITH; AND (IX) IN THEIR OWN DISCRETION WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE STOCKHOLDERS AT THE ANNUAL MEETING. IT IS
NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING.

     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the

Annual Meeting. The affirmative vote of the holders of a plurality of the votes cast with a quorum present at the Annual Meeting is required for the election of directors (Proposal I). The affirmative vote of the holders of a majority of the Company's outstanding voting securities (presently represented only by Common Stock) and the holders of a majority of the Company's outstanding voting securities that are not "affiliated persons" of the Company within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), is required for Proposal VIII and is being sought, but is not required, for Proposal IV. The affirmative vote of the holders of a majority of the votes cast with a quorum present at the Annual Meeting is required for Proposals II, III, IV, V, VI, VII and any other matters to be brought before the stockholders at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will have no effect on the vote required although both will count towards the presence of a quorum. However, abstentions and broker non-votes will have the effect of a vote against Proposal VIII and Proposal IV, as applicable.

     A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-K ("ANNUAL REPORT"), INCLUDING FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, WAS MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 30, 1997. THE ANNUAL REPORT, HOWEVER, IS NOT PART OF THE PROXY SOLICITATION MATERIAL. ADDITIONAL COPIES OF THE ANNUAL REPORT AND ANY QUARTERLY REPORT ON FORM 10-Q, TOGETHER WITH EXHIBITS, ARE AVAILABLE WITHOUT CHARGE UPON REQUEST IN WRITING TO WALNUT FINANCIAL SERVICES, INC., 8000 TOWERS CRESCENT DRIVE, SUITE 1070, VIENNA, VIRGINIA 22182,
ATTENTION: INVESTOR RELATIONS OR BY FILLING OUT THE ENCLOSED SELF-ADDRESSED POSTAGE PAID CARD SPECIFICALLY DESIGNED FOR REQUESTING A COPY OF THE ANNUAL REPORT.

                          INTRODUCTION TO PROPOSALS


     Many of the proposals relate to the Company's current status as a "business development company" as defined in the 1940 Act. On October 15, 1997, the Company and certain of its subsidiaries elected to be regulated as business development companies ("BDCs"). The Company inadvertently became subject to the requirements of the 1940 Act as a result of the business combination between the Company and Walnut Capital Corp., a then privately held investment company managed by members of the Company's current management,
consummated in February 1995.   From and after such business combination, the
Company had relied on the one year safe harbor an exemption provided by Rule 3a-2 under the 1940 Act from the registration, filing and operating requirements imposed by the 1940 Act. The Company's one-year exemption period expired on February 27, 1996 and from such date the Company may be deemed to have been an unregistered investment company. As a result, certain actions taken after the expiration of the one-year exemptive period may have violated the 1940 Act and therefore the Company is seeking stockholder approval of certain transactions in order to allow the Company to comply with the provisions of the 1940 Act applicable to BDCs. In addition, certain subsidiaries of the Company and certain affiliates thereof engaged in co-investments transactions that could be deemed to have violated the 1940 Act. The Company intends to seek exemptive relief to permit the subsidiaries of the Company and their affiliates to co-invest on the terms and conditions required by the Securities and Exchange Commission. There can be no assurance, however, that such relief will be granted. If such relief is not granted, the Company would determine appropriate investment strategies to be followed. Management anticipates that the Company may seek to cease to be a BDC upon the acquisition of additional operating businesses; however, the Company cannot change the nature of its business so as to cease to be a BDC unless such change is approved by the Company's stockholders in accordance with the 1940 Act.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of seven (7) members with the directors serving for a term of one (1) year and until their successors are duly elected and qualified. The terms of all directors expire at each annual meeting of stockholders.

     At the Annual Meeting, all seven (7) directors will be elected to serve until the 1998 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The Board of Directors has nominated Burton W. Kanter, Joel S. Kanter, William F. Burge, III, Gene E. Burleson, Solomon A. Weisgal, Albert Morrison, Jr. and Earl Chapman to be directors (the "Nominees"). Mr. Eugene N. Scalercio, who was elected at the 1996 annual meeting of stockholders, resigned from the Company's Board of Directors in August 1997 to pursue other business interests, and, accordingly, has not been nominated for election to the Board of Directors at the Annual Meeting. Mr. Morrison was elected by the remaining members of the Board of Directors in August 1997 to fill Mr. Scalercio's vacated position. To the best of the Company's knowledge, Mr. Scalercio has no disagreements with the Company on any matter relating to the Company's operations, policies or practices. Mr. Chapman was elected by the Board of Directors in October 1997 to fill a vacancy created as a result of an increase in the number of members of the Board of Directors from six (6) to seven (7). Each of the Nominees has consented to be named as a nominee in this Proxy Statement. The Board of Directors anticipates that each of the Nominees will serve as a director if elected. However, if any person nominated by the Board of Directors is unable or unwilling to accept election, the proxies will vote for the election of such other person or persons as the Board of Directors may recommend.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES.

INFORMATION REGARDING NOMINEES. The following biographical descriptions set forth certain information with respect to the Nominees for election as directors at the Annual Meeting, based on information furnished to the Company by each Nominee. The following information is as of October 10, 1997, unless otherwise specified.

              Name                   Age             Title
              ----                   ---  ------------------------------------
              Burton W. Kanter*      67   Director (Chairman)
              Joel S. Kanter*        40   Chief Executive Officer, President
                                          and Director
              William F. Burge, III  54   Director
              Solomon A. Weisgal     70   Director
              Gene E. Burleson*      56   Director
              Albert Morrison, Jr.   60   Director
              Earl Chapman           72   Director
              =================================================================

* Such individuals may be deemed to be "interested persons" as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended.

BURTON W. KANTER                                            Director since 1995


      Mr. Kanter has served as a Director of the Company since February 27, 1995 and the Chief Executive Officer of Walnut Capital Corp., a Delaware corporation ("Walnut Capital"), a subsidiary of the Company, since February 27, 1995. He has been a director of Walnut Capital since 1983, and was the President of Walnut Capital between 1987 and February 27, 1995, and Treasurer of Walnut Capital from January 1994 until February 27, 1995. Mr. Kanter is of counsel to Neal Gerber & Eisenberg, a Chicago, Illinois law firm. From 1961 through 1985, Mr. Kanter was a partner in the law firm of Kanter & Eisenberg or its predecessor firms. He is the author of numerous articles and a frequent lecturer in the field of Federal income taxation, and founder and senior editor of the nationally known column in the Journal of Taxation called "Shop Talk." He is a member of the faculty of the University of Chicago Law School. He is a director of numerous companies, including the following public companies: HealthCare COMPARE Corp., Channel America, Inc., Power-Cell, Inc., Scientific Measurement Systems, Inc., and Logic Devices Incorporated. He is a member of the Board of Directors or the Board of Trustees of: the Midwest Film Center of the Chicago Art Institute, the Chicago International Film Festival, and the Museum of Contemporary Art of Chicago. He is also on the advisory board of the Wharton School of the University of Pennsylvania Real Estate Center and the University of Chicago Annual Tax Conference. Mr. Kanter is the father of Joel S. Kanter and Joshua S. Kanter (Secretary of and General Counsel to the Company).

JOEL S. KANTER                                             Director since 1995

      Mr. Kanter has been a Director and the President of the Company since February 27, 1995 and has been the Chief Executive Officer of the Company since April 15, 1996. From 1988 to February 27, 1995, Mr. Kanter was a consultant to Walnut Capital. Mr. Kanter has served as President of Windy City, Inc. ("WCI"), a privately held investment firm, since July 1986. From 1978 through 1979, Mr. Kanter served as a Legislative Assistant to Congressman Abner J. Mikva (D-Ill.) specializing in Judiciary Committee affairs. From 1980 through 1982, Mr. Kanter served as a Special Assistant to the National Association of Attorneys General, representing that organization's positions in the criminal justice and environmental arenas. From 1982 through 1984, Mr. Kanter served as Staff Director of the House Subcommittee on Legislative Process chaired by Congressman Gilles D. Long (D-La.). In that capacity, he also lent assistance to the House Democratic Caucus which was also chaired by Congressman Long. From 1985 through 1986, Mr. Kanter served as Managing Director of The Investors' Washington Service, an investment advisory company specializing in providing advice to large institutional clients regarding the impact of federal legislative and regulatory decisions on debt and equity markets. Clients of The Investors' Washington Service included Amoco Oil, AT&T, Bankers Trust, Citicorp, Chase Manhattan Bank, Chrysler Corporation, General Motors, J.C. Penney, and others. Mr. Kanter currently serves on the Boards of Directors of GranCare, Inc., I-Flow Corporation, Osteoimplant Technology, Inc., Encore Medical Corporation and Vitalink Pharmacy Services, Inc., each of which is a publicly-held company, as well as a number of private concerns. Mr. Kanter is the son of Burton W. Kanter and the brother of Joshua S. Kanter.

WILLIAM F. BURGE, III                                      Director since 1995

      Mr. Burge has been a Director of the Company since February 27, 1995.
      Mr. Burge has been a director of Walnut Capital since 1992. Since 1987, Mr. Burge has been Chairman of the Houston Metropolitan Transit Authority Board of Directors. He is on the Board of Directors of Wallis State Bank, former Trustee of the University of Houston Foundation and Tartan Corp. Recently, he was appointed Vice-Chairman of Harris County-Houston Sports Authority. He was also appointed to the Honorary Advisory Board
      of the International Business College of Dalian, China.   He is also a
      Board member and past Chairman of the West Houston Association. Since 1980, he has been a Board member of Sky Ranch and Vice Chairman of the Harris County Housing Finance Corporation. Since 1970, Mr. Burge has served as Managing Director and Vice Chairman of the Board of Directors of Mitsubishi Estate Company Associates, USA, as well as President and Managing Director of Ayrshire Corp. He also has experience in commercial and residential real estate development in Houston, Dallas, New York, New Orleans, Atlanta and Los Angeles. He is on the advisory board of the Wharton School of the University of Pennsylvania Real Estate Center and a member of the Urban Land Institute.

GENE E. BURLESON                                           Directors since 1996

      Mr. Burleson has been a Director of the Company since June 1996. Mr. Burleson has been Chairman of the Board of GranCare, Inc., since 1994. Following the merger of GranCare, Inc.'s pharmacy operations with Vitalink Pharmacy Services, Inc., he served as Chief Executive Officer of Vitalink Pharmacy Services, Inc. from February 1997 to August 1997. His previous experience included serving as President and Chief Executive Officer of American Medical International, Inc. ("American"). Prior to assuming that position, he was President and Chief Executive Officer of American's European operations for nine years. Mr. Burleson is presently a director of Decker's Outdoor Corp. and Alternative Living Services Inc., each publicly-held companies.

SOLOMON A. WEISGAL                                        Director since 1995

      Mr. Weisgal has been a Director of the Company since February 27, 1995. Mr. Weisgal has been a director of Walnut Capital since 1984. Mr. Weisgal is a Certified Public Accountant and has been President of Solomon A. Weisgal, Ltd., a financial consulting firm, since its inception in 1979. Mr. Weisgal is presently a director of Chicago Holdings, Inc., SportsTrac, Inc. and numerous other privately-held concerns, and First Merchants Acceptance Corporation, a publicly-held company.

ALBERT MORRISON, JR.                            Director since August 1997

      Mr. Morrison has been a Director of the Company since August 13, 1997 and a director of Walnut Capital since 1984. Mr. Morrison is President of Morrison, Brown, Argiz & Company, Certified Public Accountants. He has more than 30 years experience as an accountant and is a member of a number of professional accounting institutes and associations. Mr. Morrison is Vice Chairman of the Dade County Industrial Development Authority, Treasurer of the Board of Trustees of Florida International University, and a member of the Board of Directors of Chicago Holdings, Inc., Heico Corporation, Logic Devices Incorporated and a Trustee of the Greater Miami Chamber of Commerce.

EARL CHAPMAN                                    Director since October 1997

      Mr. Chapman has been a Director of the Company since October 8, 1997. Mr. Chapman is currently the Chief Executive Officer and Chairman of Booklines, Hawaii Ltd., a Hawaiian distributor of books, music, video tapes and other souvenir products. Prior to joining Booklines, Hawaii Ltd., Mr. Chapman was the Chief Executive Officer and Chairman of SiLite Corporation, a manufacturer of plastic food service products. Mr. Chapman serves as the President of the Board of the Neighborhood Justice Center, a volunteer mediation agency comprised of approximately 200 volunteer mediators.

      SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth (i) the number of shares of Common Stock beneficially owned by (x) owners of more than five percent (5%) of the outstanding Common Stock who are known to the Company, and (y) Joel S. Kanter, Burton W. Kanter, Robert F. Mauer and Michael Alan Faber (collectively, the "Named Executive Officers"), and each of the directors of the Company, individually, and the executive officers and directors of the Company, as a group, and (ii) the percentage of ownership of the outstanding Common Stock represented by such shares. The share ownership is reported as of October 10, 1997. All share numbers are provided based upon information supplied to management of the Company by the respective individuals and members of the group. Each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

Names and Addresses of Directors and
Executive Officers                            Number of Shares  Percent of Class
--------------------------------------------  ----------------  ----------------
Burton W. Kanter(1)                              1,260,555            8.5%
Two North LaSalle St.
Suite 2200
Chicago, IL 60602

Solomon A. Weisgal(2)                             430,057             2.9%
120 S. Riverside Plaza
Suite 1420
Chicago, IL 60606

Joel S. Kanter(3)                                 1,527,740           10.0%
8000 Towers Crescent Drive Suite 1070
Vienna, VA  22182

William F. Burge, III                                0                 0%
Ayrshire Corporation
2028 Buffalo Terrace
Houston, TX  77019

Gene E. Burleson                                     0                 0%
One Ravinia Drive
Suite 1500
Atlanta, GA  30346

Albert Morrison, Jr.(4)                           540,159             3.7%
9795 South Dixie Highway
Miami, FL  33156

Earl Chapman                                         0                 0%
2039 Laukahi Street
Honolulu, HI  96821

Robert F. Mauer(5)                                 31,250              *
8000 Towers Crescent Drive
Suite 1070
Vienna, VA  22182

Michael Alan Faber(6)                              34,205              *
8000 Towers Crescent Drive
Suite 1070
Vienna, VA  22182

Officers and Directors, as a group(7):           3,835,099           25.3%

Footnotes follow on next page

            Names and Addresses of 5%           Number of           Percent of
               Beneficial Owners                 Shares               Class
            -------------------------          -----------         ------------
            Windy City, Inc. (8)                 929,103             6.1%
            8000 Tower Crescent Drive
            Suite 1070
            Vienna, Virginia  22182

------------
* Less than one percent (1%).

(1) The number of shares reported includes: (i) 9,017 shares owned by BWK, Inc. ("BWK"), (ii) 40,523 shares owned by Carlco, Inc. ("Carlco"), (iii) 566,098 shares owned by Mr. Kanter, not personally but solely as Co-Trustee of each of the general partners of the HAP Trusts Partnership ("HAP"), (iv) 354,910 shares owned by THC, (v) 40,078 shares owned by TMT, Inc. ("TMT"), and (vi) options to purchase up to 249,929 shares at $1.80 per share, all of which options are presently exercisable.

      Mr. Kanter disclaims any and all beneficial interest in any of the above referenced shares of Common Stock owned by BWK, Carlco, HAP, THC or TMT. Mr. Kanter, as President of BWK, Carlco, TMT and THC, has sole voting and investment control of the 444,528 shares owned by BWK, Carlco, TMT and THC and, upon exercise thereof, will have sole voting and investment control over the 249,929 shares underlying Mr. Kanter's options. Mr. Kanter, as Co-Trustee of each of the general partners of HAP, shares voting and investment control of the 566,098 shares owned by HAP with his fellow co-trustee.

      Each of BWK, Carlco, HAP, THC and TMT disclaim any and all beneficial ownership of the shares owned by the others.

(2) The number of shares reported includes: (i) 45,199 shares owned by Cypress Lane Investments ("Cypress"), (ii) 45,199 shares owned by Nacha Investment Company ("Nacha"), and (iii) 339,659 shares owned by the BRT Partnership ("BRT").

      Mr. Weisgal disclaims any and all beneficial interest in any of the shares owned by Nacha or BRT. As such, Mr. Weisgal has a beneficial interest only in the 45,199 shares owned by Cypress. Mr. Weisgal has sole voting and investment control of the 384,858 shares owned by Nacha and BRT. Mr. Weisgal, as the trustee of one of the general partners of Cypress, shares voting and investment control of the 45,199 shares owned by Cypress.

      Each of BRT, Cypress and Nacha disclaim any and all beneficial ownership in the shares owned by the others.

(3) The number of shares reported includes: (i) 398,593 shares owned by the Kanter Family Foundation ("KFF"), (ii) 476,670 shares owned by WCI, (iii) warrants to purchase up to 452,533 shares at $3.00 per share owned by WCI, and (iv) options to purchase up to 199,944 shares at $1.80 per share, all of which options are presently exercisable.

      Mr. Kanter disclaims any and all beneficial interest in any of the above referenced securities owned by KFF or WCI. Mr. Kanter, as President of KFF and WCI, has sole voting and investment control of the 855,163 shares owned by KFF and WCI and, upon exercise thereof, will have sole voting and investment control over the 199,944 shares underlying Mr. Kanter's options and the 452,533 shares underlying WCI's warrants.

      Each of KFF and WCI disclaim any and all beneficial ownership of the shares owned by the other.

(4) The number of shares reported consists of 540,159 shares owned by Federal Business Investment Company ("FBIC"). Mr. Morrison is the president of FBIC and exercises sole voting and investment control over such Common Stock. Trusts established for the benefit of various members of Burton W. Kanter's family (excluding Mr. Kanter himself) beneficially own 48% of the outstanding common stock of FBIC. Trusts established for the benefit of various members of Mr. Morrison's family (excluding Mr. Morrison himself) beneficially owns 48% of the outstanding common stock of FBIC. The remaining 4% of the outstanding common stock of FBIC and a class of preferred stock of FBIC are beneficially owned by unrelated third parties. Mr. Morrison disclaims beneficial interest to the 540,159 shares of Common Stock owned by FBIC.

(5) The number of shares reported consists of options to purchase 25,000 shares at $2.00 per share and 6,250 shares at $2.00 per share, all of which options are presently exercisable.

(6) The number of shares reported includes: (i) 22,265 shares owned by Mr. Faber, and (ii) 11,940 shares owned by a corporation of which Mr. Faber is the president and sole director.

(7) Such group consists of eight persons. The number of shares reported includes all of the shares reported at Footnotes 1 through 6, inclusive.


(8) Includes (i) 476,670 shares owned by WCI, and (ii) warrants to purchase up to 452,533 shares at $3.00 per share owned by WCI (which warrants WCI has indicated it will exchange for 113,133 shares of Common Stock).

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     SUMMARY COMPENSATION.  The following table sets forth the fiscal year
1996 compensation paid by the Company, including its subsidiaries, to all of the directors of the Company and each of the three highest paid executive officers of the Company that received an aggregate compensation from the Company for fiscal year 1996 in excess of $60,000. On October 15, 1997, the Company and certain of its subsidiaries elected to become regulated as business development companies ("BDCs") under the 1940 Act. The form of disclosure regarding executive compensation included in this Proxy Statement is mandated by the provisions of the 1940 Act and is different in several respects from the form of disclosure otherwise required under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and used by the Company in the Company's Annual Report and prior proxy statements. The disclosure regarding executive compensation required by Item 402 of Regulation S-K promulgated under the 1934 Act and included in the Company's Annual Report is included in this Proxy Statement at Appendix A to the extent not otherwise included elsewhere in this Proxy Statement. See also CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS for additional amounts paid by the Company to its executive officers and their affiliates.

                           COMPENSATION TABLE (1996)


                                                 Pension or
                           Aggregate             Retirement Benefits
                           Compensation from     Accrued as Part of        Options/
Name of Person, Position   Company(1)            Company's Expenses         SARs(#)
-------------------------------------------------------------------------------------
Burton W. Kanter                    $100,000               $0                None
Chairman of the Board

Joel S. Kanter,                     $200,000               $0                None
President and Chief
Executive Officer

Robert F. Mauer,                    $ 91,667(2)            $0                125,000 options
Chief Financial
Officer and Treasurer

Michael Alan Faber(3)               $160,000               $0                None

Gene E. Burleson,                   $  8,000(4)            $0                10,000 options(5)
Director

William F. Burge, III,              $ 10,500(4)            $0                6,000 options(5)
Director

Solomon A. Weisgal,                 $ 10,500(4)            $0                6,000 options(5)
Director

Albert Morrison, Director           $  7,500(4)            $0                6,000 options(5)

Earl Chapman, Director              $      0(6)            $0                None

Eugene N. Scalercio,                $ 85,000               $0                None
Director(7)

(1) Non-employee Directors of the Company receive compensation from the Company only. They do not receive compensation from any subsidiary of the Company (including, without limitation, those subsidiaries which have elected to be regulated as a BDC) for their service on such subsidiary boards of directors or otherwise. Accordingly, the column entitled "Total Compensation from fund and fund complex paid to directors" required by
     Item 22(b)(6)(i) of Schedule 14A promulgated under the 1934 Act has been omitted.
(2) Mr. Mauer joined the Company on February 1, 1996. Amounts reported reflect an annual salary of $100,000.
(3)  Mr. Faber was formerly the Vice President and Secretary of Walnut
     Capital. He resigned all of his positions with Walnut Capital effective December 31, 1996.

(4) Non-employee Directors receive meeting fees. See DIRECTOR COMPENSATION below.
(5) In conjunction with the Company's election to become regulated as a BDC, these options were cancelled.
(6)  Mr. Chapman held no position with the Company during fiscal year 1996.
(7) Mr. Scalercio's compensation reflects his salary and other amounts paid by NFS Services, Inc., a wholly-owned subsidiary of the Company which was sold in September 1997.

     OPTIONS AND OTHER AWARDS. The following table provides certain information regarding the number and value of options and SARs granted to all of the directors of the Company and each of the three highest paid executive officers of the Company that received an aggregate compensation from the Company for fiscal year 1996 in excess of $60,000. No directors or executive officers of the Company or its subsidiaries exercised any options during fiscal year 1996.


                           OPTION/SAR GRANTS IN 1996

                                                                                               Potential Realizable
                                                                                               Value At Assumed
                                                                                               Annual Rates of Stock
                                                                                               Price Appreciation
                                                 Individual Grants                             for Option Term
                      ----------------------------------------------------------------------   -----------------------

                                             Percent of Total      Exercise or
                       Options/SARs Granted  Options/SARs Granted  Base Price   Expiration
Name                           (#)               in 1996 (%)       ($/sh) (3)      Date          5%($)       10%($)
----                   --------------------  --------------------  -----------  ----------     ----------  ----------
Burton W. Kanter                       0             N/A                N/A        N/A                N/A         N/A
Joel S. Kanter                         0             N/A                N/A        N/A                N/A         N/A
Robert F. Mauer                  100,000(1)         56.7%              $2.50      2/1/07         $157,225    $398,425
                                  25,000(2)         14.2%              $1.50    12/10/07           23,584      59,764
Michael Alan Faber                     0             N/A                N/A        N/A                N/A         N/A
William F. Burge, III              6,000(4)          N/A               $2.25      1/1/06
Gene E. Burleson                  10,000(4)          N/A               $2.75      6/5/06
Albert Morrison                        0             N/A                N/A        N/A                N/A         N/A
Solomon A. Weisgal                 6,000(4)          N/A               $2.25      1/1/06
Earl Chapman                           0             N/A                N/A        N/A                N/A         N/A
Eugene N. Scalercio                    0             N/A                N/A        N/A                N/A         N/A

(1) Represents incentive stock options granted under the Company's 1994 Incentive Stock Option Plan (the "Original 1994 Stock Plan") on February 1, 1996. Such options vest in four equal annual installments, commencing on February 1, 1997.

(2) Represents incentive stock options granted under the Original 1994 Stock Plan on December 10, 1996. Such options vest in four equal annual installments, commencing on December 10, 1997.
(3) Exercise price reflects the closing price per share as reported on The Nasdaq National Market on the respective date of grant.
(4) These options were canceled effective the date the Company filed its election to become regulated as a BDC under the 1940 Act.

     EMPLOYMENT AGREEMENTS WITH MANAGEMENT. The Company has entered into employment agreements with Burton W. Kanter and Joel S. Kanter. Mr. Burton Kanter's employment agreement provides that he is entitled to a minimum base salary of $100,000 per annum (which is paid in part to Mr. Kanter individually and in part to his sole proprietorship doing business as BK Consultants). He is also entitled to a bonus as determined by the Board of Directors from time to time in its absolute and sole discretion. The agreement expires in February 1998, unless terminated at an earlier date pursuant to terms and conditions of the agreement. Amounts due under Mr. Burton Kanter's employment agreement were not currently paid in 1996 and are being accrued by the Company. The terms and conditions of the employment agreement of Mr. Joel Kanter is generally identical to that of Burton Kanter except that Joel Kanter is entitled to a minimum base salary of $70,000 per annum; however, the Board of Directors determined to increase such base salary to $200,000 for fiscal 1996. Joel Kanter's agreement also differs in that Joel Kanter has agreed not to compete with the Company or NFS (but not Walnut Capital) for a period of three years after his termination of employment with Walnut Capital. In the event of termination of any of the agreements without cause, Messrs. Kanter would be entitled to one year's salary.

     DIRECTOR COMPENSATION. During the 1996 fiscal year the Company paid its non-employee directors $2,500 for each regularly scheduled meeting attended in person or by telephone, $2,500 for each special meeting attended in person and $500 for each committee meeting attended in person or by telephone. The Company reimburses the directors for reasonable out-of-pocket expenses incurred in connection with their activities on behalf of the Company. If a director is re-elected, such director will receive, upon such re-election and the approval by the Securities and Exchange Commission (the "SEC") of the Company's Amended 1994 Stock Plan (as discussed below), a 10-year option to purchase 6,000 shares of Common Stock at the market price at the time of grant. Any new director elected to the Board of Directors will receive a 10-year option to purchase up to 10,000 shares of Common Stock at the market price at the time of grant.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     GENERAL. The Company is managed by a seven (7) member Board of Directors. The 1940 Act requires that at least a majority of the members of the board of directors of a BDC not be "interested persons" as defined in Section 2(a)(19) of the1940 Act. The current non-interested persons are Messrs. Morrison, Burge, Chapman and Weisgal. All seven (7) seats on the Board of Directors are to be filled at the Annual Meeting. Each director will hold office for the term to which he is elected and until his successor is duly elected and qualified. At each annual meeting of the stockholders of the Company, the successors to the directors whose terms expire at that meeting will be elected to hold office for a term continuing until the annual meeting of stockholders held in the year following the year of their election and the election and qualification of their successors.

     The Board of Directors held five (5) meetings during the 1996 fiscal year. Each of the directors then in office attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board of Directors of which he was a member, except that Mr. Jeremy Shamos (no longer a member of the Board of Directors) attended only one out of two Audit Committee meetings. The Board of Directors acted by unanimous written consent on three
(3) occasions during the 1996 fiscal year.

     The Board of Directors has appointed an Audit Committee, a Compensation Committee and an Incentive Stock Option Plan Administrative Committee. The members of all such committees serve at the discretion of the Board of Directors.

     AUDIT COMMITTEE. The Audit Committee, which consists of Messrs. Burleson, Burge and Weisgal, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accounts, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met three (3) times during the 1996 fiscal year. Mr. Weisgal is the chairman of the Audit Committee.

     COMPENSATION COMMITTEE. The Compensation Committee consists of Messrs. Burleson, Burge and Weisgal. The Compensation Committee has the authority to establish the compensation, benefits and perquisites for the executive officers, directors and other employees of the Company and each of its direct and indirect subsidiaries. The Compensation Committee met five (5) times during the 1996 fiscal year. Mr. Burge is the chairman of the Compensation Committee.

     INCENTIVE STOCK OPTION PLAN ADMINISTRATIVE COMMITTEE (the "Option Plan Committee"). The Option Plan Committee consists of Messrs. Burleson, Burge and Weisgal. The Option Plan Committee is empowered to administer the Walnut Capital Corp. 1987 Stock Option Plan, the NFS Services, Inc. 1989 Incentive Stock Plan and the Original 1994 Stock Plan. The Option Plan Committee met four (4) times during the 1996 fiscal year. Mr. Burleson is the chairman of the Option Plan Committee. In connection with the Company's submission of the Company's Amended 1994 Stock Plan to the SEC for approval as required by the 1940 Act, it is contemplated that a separate Incentive Stock Option Plan Administrative Committee will be established solely for purposes of the Amended 1994 Stock Plan and that the members of such new committee will be Messrs. Burge and Weisgal.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee currently consists of Messrs. Burleson, Burge and Weisgal. None of them has served as an officer of the Company or has any other business relationship or affiliation with the Company, except his service as a director. Joel Kanter, President, Chief Executive Officer and a Director of the Company, serves on the Board of Directors and is a member of the finance and audit committees of said Board of Directors of GranCare, Inc. Mr. Burleson served, until February 1997, as the Chief Executive Officer and President of GranCare, Inc. Mr. Burleson continues as the Chairman of the Board of Directors of GranCare, Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has retained the firm of Barack Ferrazzano Kirschbaum
Perlman & Nagelberg ("BFKP&N") as its general counsel. Joshua S. Kanter is of counsel to such firm and is the General Counsel and Secretary of the Company. Walnut Capital paid approximately $17,400 in legal fees and expenses to such firm during fiscal year 1996. In addition, the Company has paid approximately $160,000 in legal fees and expenses to BFKP&N through December 31, 1996 and had current BFKP&N invoices outstanding as of December 31, 1996 totalling approximately $121,000. The Company also issued 14,000 shares of Common Stock to Joshua Kanter during January 1996 in lieu of payment of fees of $35,000 owing to BFKP&N.


     Walnut Capital has entered into a sublease agreement with WCI. Messrs. Joel Kanter and Joshua Kanter are the President and Vice President, respectively, of WCI. Trusts for the benefit of Mr. Burton Kanter's family own of the outstanding Common Stock of WCI. Under the sublease agreement, Walnut Capital leases offices from WCI and WCI provides Walnut Capital with secretarial and other administrative services. The costs of the secretarial and other administrative services are included in the sublease rental payments. Walnut Capital paid $58,260 to WCI under the sublease agreement in 1996. The sublease has a one-year term which is renewable annually. Management believes the terms of such sublease agreement and the amounts paid thereunder are commensurate to the amounts that Walnut Capital would have to pay to unaffiliated third parties for comparable leased offices and services.


     WCI currently owns warrants to purchase 452,533 shares of Common Stock at $3.00 per share. The Company has offered to exchange such warrants for 113,133 shares of unregistered, restricted Common Stock pursuant to a private exchange offer. See PROPOSAL VIII below for a discussion of the exchange offer. WCI has indicated that it will accept such offer.

     The Holding Company ("THC"), a company of which Burton W. Kanter is President, made unsecured loans to Walnut Capital in the aggregate principal amount of $270,000. Trusts for the benefit of Mr. Burton Kanter's family control a majority of the outstanding Common Stock of THC. Management believes that such loans were on terms no less favorable than the terms available from institutional lenders. The loans accrued interest at 8.75% per annum. The loans were repaid in April 1996. In addition, in April 1997, THC made an unsecured $400,000 loan to Walnut Capital. Such loan bears interest at 9.5% per annum. The maturity date for the payment of all interest and principal is October 31, 1997.

     The Company has an outstanding $2,025,000 loan from American National Bank and Trust Company of Chicago, which matures in June 1999. Messrs. Burton W. Kanter and Joel S. Kanter have personally guaranteed such line of credit.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE ELECTION OF
DIRECTORS.

                                  PROPOSAL II

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The accounting firm of Richard A. Eisner & Company, LLP ("Eisner") has served as the Company's independent auditors since March 1995. At a meeting on August 13, 1997, the Audit Committee of the Company's

Board of Directors recommended the selection of Eisner as the Company's independent auditors for fiscal year 1997 and the entire Board (including a majority of those directors who are not "interested persons" of the Company within the meaning of the 1940 Act) made such selection at a meeting held in person on August 13, 1997. The 1940 Act requires that such selection be ratified by the stockholders of the Company. A representative of Richard A. Eisner & Company, LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     In February 1995, Walnut Capital dismissed Coopers & Lybrand, L.L.P. as its independent auditor, in favor of Eisner which had been the independent auditors for the Company and NFS since March 1993. Management made this change in order to consolidate the accounting and auditing functions for the Company and each of its subsidiaries with one independent auditing firm. The Walnut Capital Board of Directors approved such dismissal. During the Company's two most recent fiscal years, no report issued by Coopers & Lybrand, L.L.P. to Walnut Capital contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years, Walnut Capital and Coopers & Lybrand, L.L.P. had no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF SELECTION OF RICHARD A. EISNER & COMPANY, LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                  PROPOSAL III

     APPROVAL OF THE AMENDED AND RESTATED 1994 INCENTIVE STOCK OPTION PLAN

     INTRODUCTION. The Amended 1994 Stock Plan is intended to promote equity ownership of the Company by selected officers, directors and employees of the Company and its subsidiaries, to increase their proprietary interest in the success of the Company and to encourage them to remain in the employ of the Company or its subsidiaries. The Board adopted the Original 1994 Stock Plan on November 15, 1994 and obtained stockholder approval of the Original 1994 Stock Plan at the Special Meeting of stockholders held on December 7, 1994. The Board of Directors approved the Amended 1994 Stock Plan in order to conform the Original 1994 Stock Plan to the requirements of the 1940 Act, to conform it to the revised Section 16 rules promulgated under the 1934 Act and to make other minor technical changes. Such changes include the adoption of a formula grant for all non-employee members of the board of Directors as described below and deletion of the authority to grant restricted stock awards and stock appreciation rights. As a result of such changes and the Company's election to be regulated as a BDC, the 1940 Act requires that the Amended 1994 Stock Plan be approved by the stockholders of the Company. The following is a summary of the material provisions of the Amended 1994 Stock Plan and is qualified in its entirety by the reference to the terms of the Amended 1994 Stock Plan, a copy of which is attached hereto as Appendix B.

     ADMINISTRATION. Upon approval by the stockholders, the Amended 1994 Plan will be administered by a stock incentive plan administrative committee which will be comprised only of non-employee disinterested directors appointed by the Board of Directors (the "Amended 1994 Plan Committee") in accordance with the 1940 Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The members of the Amended 1994 Plan Committee will be Messrs. Burge and Weisgal. The Amended 1994 Stock Plan Committee will have the authority, subject to approval by the Board, to select the persons to whom awards may be granted, to determine the terms of each award, to interpret the provisions of the Amended 1994 Stock Plan and to make all other determinations that it deems necessary or advisable for the administration of the Amended 1994 Stock Plan.

     The Amended 1994 Stock Plan provides for the grant of "incentive stock options," as defined under Section 422(b) of the Code, options that do not so qualify (referred to herein as "nonstatutory options"), as determined in each individual case by the 1994 Stock Plan committee. Subject to approval of the Amended 1994 Stock Plan by the stockholders, the Board has reserved 1,000,000 shares of Common Stock for issuance under the Amended 1994 Stock Plan. In general, if any award granted under the Amended 1994 Stock Plan expires, terminates, is forfeited or is canceled for any reason, the shares of Common Stock allocable to such award may again be made subject to an award granted under the Amended 1994 Stock Plan.

     AWARDS. Officers, directors, employees of the Company and its subsidiaries will be eligible to receive grants of awards under the Amended 1994 Stock Plan. Subject to the approval of the SEC, grants to non-employee directors will be made annually pursuant to a prescribed formula described below. Options may be granted subject to a vesting requirement. The exercise price of incentive stock options granted under the Amended 1994 Stock Plan must at least equal the fair market value of the Common Stock subject to the option (determined as provided in the Amended 1994 Stock Plan) on the date the option is granted, provided that the exercise price of an incentive stock option granted under the Amended 1994 Stock Plan to an employee owning more than 10% of the total combined voting power of all classes of capital stock of the Company is subject to the further restriction that such option must have an exercise price of at least 110% of the fair market value of the shares of Common Stock issuable upon exercise of the option (determined as of the date the option is granted) and may not have an exercise term of more than five years. The exercise price of nonstatutory options will be determined by the Amended 1994 Stock Plan Committee. Options granted under the Amended 1994 Stock Plan may be exercisable for up to ten years, provided that incentive stock options granted under the Amended 1994 Stock Plan to an employee owning more than 10% of the total combined voting power of all classes of capital stock of the Company may be exercisable for no more than five years.

     The Amended 1994 Stock Plan will contain a formula grant to all non-employee directors of the Company. Upon approval of the stockholders of the Amended 1994 Stock Plan at the Annual Meeting and the SEC, all non-employee directors will receive an initial grant of options to purchase 60,000 shares at the market price on the date of grant. One-quarter of such initial options will vest immediately upon grant and the remaining three-quarters will vest upon the one-year anniversary of the grant date, subject to acceleration upon the death, disability or retirement of such director or a change of control of the Company. In addition, non-employee directors then in office will receive annual grants of options to purchase 6,000 shares at the market price on the date of grant which will vest immediately upon grant.

     Each person eligible to participate in the Amended 1994 Stock Plan is notified of his or her selection by the Amended 1994 Stock Plan Committee. To receive an award under Amended 1994 Stock Plan, a recipient must execute an award agreement which specifies the type of award to be granted, the number of shares of Common Stock (if any) to which the award relates, the terms and conditions of the award and the date granted. In the case of an award of options, the award agreement also specifies the price at which the shares of Common Stock subject to the option may be purchased, the date(s) on which the option becomes exercisable and whether the option is an incentive stock option or a nonstatutory option.

     The full exercise price for all shares of Common Stock purchased upon the exercise of options granted under the Amended 1994 Stock Plan must be paid at the time of exercise by cash, personal check, personal note, shares of Common Stock already owned or awards granted pursuant to the Amended 1994 Stock Plan which the holder has an immediate right to exercise, all to the extent permitted by the 1940 Act.

     Incentive stock options granted to employees under the Amended 1994 Stock Plan remain outstanding and will be exercisable only until the expiration of 90 days from the date on which the person to whom they were granted ceases to be employed by the Company or its subsidiaries. Generally, all other awards will remain outstanding and will be exercisable only until the expiration of one year from the date on which the person to whom they were granted ceases to be employed by the Company or its subsidiaries, or as otherwise determined by the Amended 1994 Stock Plan Committee.

     Incentive stock options granted to employees under the Amended 1994 Stock Plan will be subject to the further restriction that the aggregate fair market value of Common Stock as to which any such incentive stock option first becomes exercisable in any calendar year is limited to $100,000. To the extent options covering more than $100,000 worth of Common Stock first become exercisable in any one calendar year, the excess will be considered nonstatutory options. For purposes of determining which, if any, options have been granted in excess of the $100,000 limit, options will be considered to become exercisable in the order granted.

     AMENDMENT AND TERMINATION. The Amended 1994 Stock Plan will expire ten years after its approval by stockholders at the Annual Meeting, unless sooner terminated by the Board. The Board will have the authority to amend the Amended 1994 Stock Plan in such manner as it deems advisable, except that the Board is not permitted without stockholder approval to amend the 1994 Stock Plan in a manner which would prevent the grant of incentive stock options under the Amended 1994 Stock Plan or increase the number of shares of Common Stock available. The Amended 1994 Stock Plan will provide for appropriate adjustment, as determined by the Amended 1994 Stock Plan Committee, in the number and kind of shares subject to the Amended 1994 Stock Plan, and the number, kind and per share exercise price of shares subject to unexercised options, in the event of any change in the outstanding shares of Common Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event.

     GRANTS. As of September 30, 1997, awards of stock options to purchase 258,500 shares of Common Stock had been granted and were outstanding pursuant to the Original 1994 Stock Plan to various officers, employees of the Company or the Company's subsidiaries. Said outstanding options are subject to a variety of vesting schedules and expire between March 1998 and January 2006. The exercise price of the outstanding options granted pursuant to the Original 1994 Stock Plan ranges from $1.50 per share of Common Stock to $3.00 per share of Common Stock. Upon approval of the stockholders, the grants made under the Original 1994 Stock Plan will become grants under the Amended 1994 Stock Plan.

     In addition to the Original 1994 Stock Plan, the Company maintains two other incentive stock option plans (the NFS Services, Inc. 1989 Incentive Stock Option Plan and the Walnut Capital Corporation 1987 Stock Option Plan); however, the Company does not intend to grant additional awards under such plans. As of September 30, 1997, awards of stock options to purchase 619,452 shares of Common Stock had been granted and were outstanding pursuant to such plans.

     The affirmative vote of a majority of the votes cast by holders present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve this Item.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 1994 INCENTIVE STOCK OPTION PLAN.

                               PROPOSALS IV AND V

         APPROVAL OF PRIVATE OFFERING OF UNITS AND APPROVAL OF SALE OF
                              THE INITIAL WARRANTS

     INTRODUCTION. In order to comply with certain provisions of the 1940 Act and the rules applicable to companies listed for trading on The Nasdaq National Market, the Company is seeking the approval of stockholders of the Company's private placement of Units, including the issuance and sale of the Common Stock and the Class A Warrants, as described below. Specifically, the Company is seeking the approval of (i) the holders of a majority of the Company's outstanding Common Stock, and (ii) the holders of a majority of the Company's outstanding Common Stock that are not "affiliated persons" of the Company within the meaning of the 1940 Act (collectively, a "1940 Act Stockholder Approval"). In the alternative, if a 1940 Act Stockholder Approval is not obtained, the private placement, including the issuance of the Class A Warrants and the maximum Offering (as defined below), must be approved by a majority of the votes cast by holders present in person or represented by proxy at the Annual Meeting and entitled to vote (a "Regular Stockholder Approval") as described below. In the event that the Company does not obtain a Regular Stockholder Approval, the private placement will not occur. In the event that the Company receives a Regular Stockholder Approval, but does not receive a 1940 Act Stockholder Approval, the Company will proceed with the private placement; however, the Company may be required to reduce the number of shares issued in such private placement as described below.

     The Company is also seeking a Regular Stockholder Approval of the sale of 1,000,000 Class A warrants for aggregate consideration of $100,000, as more fully described below. In the event that the Company does not obtain a Regular Stockholder Approval, the sale of the Class A Warrants to the Initial Warrant Purchasers (as defined below) will not occur.

     DESCRIPTION OF THE OFFERING. The Company has elected to be regulated as a BDC as defined in the 1940 Act, specializing in the financing of and investment in small to medium-sized companies. The Company is in the process of circulating a Confidential Private Placement Memorandum (the "Memorandum") for the proposed offering and sale (the "Offering") of a minimum of $2,500,000, and a maximum of $4,000,000, of units (the "Units") at $50,000 per Unit

(the "Offering Price"). On October 24, 1997, the closing bid price for the Common Stock as reported on The Nasdaq National Market was $1 1/2. Each Unit consists of 50,000 shares of the Company's Common Stock and 35,000 Class A Redeemable Common Stock purchase warrants (a "Class A Warrant", and collectively, the "Class A Warrants"), subject to adjustment as described below. The closing of the Offering is subject to and contingent upon the satisfaction of certain conditions. The Company's current stockholders are not entitled to any preemptive rights with respect to the Offering.

     In addition, prior to the commencement of the Offering, the Company entered into an agreement with five individual purchasers, including certain employees of Walsh Manning Securities, LLC, the Company's placement agent (the "Initial Warrant Purchasers"), to issue to such Initial Warrant Purchasers 1,000,000 Class A Warrants in the aggregate (the "Initial Warrants") for aggregate consideration of $100,000. Accordingly, in order to close the Offering and issue the Common Stock and Class A Warrants comprising a portion of each Unit, the Company is seeking the approval of its stockholders of the issuance of up to 4,000,000 shares of Common Stock and 3,800,000 Class A Warrants (including, without limitation, the 1,000,000 Initial Warrants).

     Upon the closing of the Offering and assuming no adjustment to the proposed Offering price, a total of 17,159,172 shares of Common Stock will be outstanding if the minimum number of Units is sold in the Offering and 18,659,172 shares of Common Stock will be outstanding if the maximum number of Units is sold in the Offering. In the event of the minimum Offering, an additional 1,750,000 shares of Common Stock would be reserved for issuance upon exercise of the Class A Warrants issued in the Offering. In the event of the maximum Offering, a total of 2,800,000 shares of Common Stock would be reserved for issuance upon exercise of the Class A Warrants issued in the Offering. In addition, another 1,000,000 shares of Common Stock would be reserved for issuance upon exercise of the Initial Warrants.

     NASDAQ REQUIREMENTS. The National Association of Securities Dealers requires stockholder approval of any proposed offering of greater than 20% of a company's capital stock for consideration below market value. If the minimum number of Units are sold in the Offering (50 Units), the Offering would not qualify as a sale of greater than 20% of the capital stock of the Company. However, if the maximum number of Units are sold in the Offering (80 Units), the Offering would qualify as a sale of greater than 20% of the capital stock of the Company. Consequently, a Regular Stockholder Approval is required to approve that portion of the Offering which would cause the amount of stock of capital stock of the Company being issued pursuant to the Offering to be greater than 20% of the Company's capital stock.

     1940 ACT REQUIREMENTS. The 1940 Act generally prohibits a BDC like the Company from selling its common stock at a price below its current "net asset value." The offering price for the Common Stock comprising a part of each of the Units is expected to be higher than the net asset value of the Company's Common Stock, within the meaning of the 1940 Act, at the time of closing. However, since the assets of the Company on a consolidated basis include shares of publicly-traded stocks, any change in the aggregate market value of such stocks would cause a corresponding change in the net asset value of the Company's Common Stock. If such a change occurs that causes a significant increase in the net asset value of the Company's Common Stock, the offering price could be lower than the net asset value at the time of closing. Section 63(2) of the 1940 Act generally permits a BDC to sell common stock of which it is the issuer at a price below the current net asset value of such stock if (i) the holders of a majority of such BDC's outstanding voting securities, and the holders of a majority of such company's outstanding voting securities that are not affiliated persons of such company (i.e., a 1940 Act Stockholder Approval), approved such company's policy and practice of making such sales of securities(1) at the last annual meeting of stockholders within one year immediately prior to any such sale, (ii) a majority of the directors of the BDC who have no financial interest in the transaction and a majority of the directors of the BDC who are not "interested persons" as defined in the 1940 Act of the BDC (collectively, the "Required Director Majority") has determined that any such sale would be in the best interests of such BDC and its stockholders, and (iii) the Required Director Majority has determined in good faith, and as of a time immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any distributing commission or discount.

     In the event the requirements of Section 63(2) of the 1940 Act described above are not met, but a Regular Stockholder Approval is obtained, and, if at the time of closing, the offering price is below the net asset value, the offering price will be adjusted to an amount that is no less than the net asset value per share. Under these

-----------

(1) The Company is seeking stockholder approval only with respect to sales of Common Stock pursuant to the Offering and the Exchange Offer (see Proposal
VIII).

circumstances, a purchaser in the Offering would receive fewer shares of the Company's Common Stock than the purchaser would have received if the net asset value thereof had remained at or below the offering price.

     Section 61(a)(3) of the 1940 Act generally permits a BDC to issue warrants to purchase voting securities of such BDC if such warrants (i) expire by their terms within ten (10) years, (ii) are not separately transferable (if accompanied by securities), unless no class of such warrants and the securities accompanying them has been publicly distributed, (iii) the exercise price is not less than the current market value at the date of issuance, or, if no such market value exists, the current net asset value of such voting securities, and
(iv) the proposal to issue such securities is authorized by the stockholders of the BDC and such issuance is approved by the Required Director Majority on the basis that such issuance is in the best interests of such BDC and its stockholders.

     BOARD APPROVAL. The Offering, including the issuance of up to 4,000,000 shares of Common Stock, of up to 2,800,000 Class A Warrants in connection therewith, and the sale of an additional 1,000,000 Class A Warrants was unanimously approved by the Board, including a Required Director Majority, on October 8, 1997, on the basis that such issuances are in the best interests of the Company and its stockholders.

     DESCRIPTION OF COMMON STOCK AND CLASS A WARRANTS. Each Class A Warrant shall entitle the holder thereof to purchase one share of Common Stock at an initial exercise price of $1.50 per share (as may be adjusted pursuant to the terms of the Class A Warrants, the "Class A Exercise Price"). The Class A Warrants shall be exercisable for a period of five years following the closing date of the Offering; provided, however, that Class A Warrants may not be exercised during the first 12 months after the closing date of the Offering, without the consent of Walsh Manning Securities, LLC (the "Placement Agent"). Class A Warrants shall be represented by a warrant certificate issued pursuant to the Warrant Agreement between the Company and Corporate Stock Transfer, Inc.

     The Company will have the right to redeem all of the then outstanding Class A Warrants (but not a portion) at a price of $0.10 per Class A Warrant at any time after the first anniversary of the final closing date of the Offering if the closing bid price of the Company's Common Stock, as reported by any national stock exchange or over-the-counter market, is at least $4.00 for twenty (20) consecutive trading days. The Company will be required to deliver a written notice to each of the holders of the Class A Warrants of its intention to exercise this right of redemption. Upon receipt of such notice from the Company, each Class A Warrant holder will have the right to exercise the Class A Warrants at the then applicable exercise price for a period of thirty (30) days after the date of the Company's notice.

     A holder of Class A Warrants will not have any rights as a stockholder of the Company until such time as such holder exercises the Class A Warrant and pays the Class A Exercise Price. Shares of Common Stock issued upon the exercise of the Class A Warrants will be validly issued, fully paid and non-assessable.

     Purchasers of Units shall be prohibited from transferring, selling or otherwise disposing of the Common Stock or the Class A Warrants constituting the Units for a period of 18 months after the initial closing date of the Offering without the consent of the Placement Agent. The Initial Warrant Purchasers will not be subject to such transfer restrictions.

     The Class A Warrants are to be issued and become outstanding only to the extent permitted by the 1940 Act. The 1940 Act states that the amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights at the time of issuance shall not generally exceed 25% of the outstanding voting securities of a BDC. Subject to stockholder approval, the Company will consummate an exchange offer in order to eliminate certain currently outstanding derivative securities (e.g., options and warrants) in order to avoid exceeding such 25% limitation upon the closing of the Offering. See PROPOSAL VIII for a description of such exchange offer.

     DILUTION.   At June 30, 1997, the tangible net book value of the Company prior to the Offering was $13,811,254 or approximately $0.94 per share of Common Stock. Tangible net book value per share of Common Stock represents the amount of total tangible assets of the Company less total liabilities (after adjustment for minority interest), divided by the number of shares of Common Stock outstanding. After giving effect to the sale by the Company of the minimum number of Units in the Offering and application of the net proceeds therefrom and assuming no Class A Warrants are exercised, the pro forma tangible net book value of the Company will be $15,786,254 or $0.92 per share of Common Stock. Assuming all Class A Warrants are exercised, the pro forma tangible net book value of the Company will be $18,280,004 or $0.97 per share of Common Stock. This represents an immediate decrease to current stockholders in the tangible net book value per share of Common Stock of $0.02 assuming no Class A Warrants are exercised and an immediate increase of $0.03 assuming all Class A Warrants are exercised. This also represents an immediate dilution to purchasers of Units in the Offering in tangible net book value per share of Common Stock of $0.08 or $0.24. Such dilution is the result of the Company's payment of distributing commissions to the Placement Agent.

     After giving effect to the sale by the Company of the maximum number of Units in the Offering and application of the net proceeds therefrom and assuming no Class A Warrants are exercised, the pro forma tangible net book value of the Company will be $17,091,254, or $0.92 per share of Common Stock. Assuming all Class A Warrants are exercised, the pro forma tangible net book value of the Company will be $21,081,254 and $0.98 per share of Common Stock. This represents an immediate decrease to current stockholders in the tangible net book value per share of Common Stock of $0.02 assuming no Class A Warrants are exercised and an immediate increase of $0.04 assuming all Class A Warrants are exercised. This also represents an immediate dilution to purchasers of Units in the Offering in tangible net book value per share of Common Stock of $0.08 or $0.23, respectively. Such dilution is the result of the Company's payment of distributing commissions to the Placement Agent.

     REGISTRATION RIGHTS OF HOLDERS OF UNITS. Holders of the Units (the "Unit Holders") and the Initial Warrant Purchasers will have certain registration rights pursuant to Registration Rights Agreement. The following summary does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement.

     Commencing six months after the closing date of the Offering, the Placement Agent (as defined below) on behalf of the Initial Warrant Purchasers and/or the Unit Holders shall have the right to demand that the Company prepare and file a registration statement with respect to the Common Stock comprising part of the Units and any shares of Common Stock issued upon exercise of the Class A Warrants (the "Registrable Securities"). The Initial Warrant Purchasers and the Unit Holders will have certain priorities with respect to such registration as more fully described in the Registration Rights Agreement. The Placement Agent is entitled to exercise such demand right with respect to the Registrable Securities owned by the Initial Warrant Purchasers to the exclusion of the Unit Holders.

     In addition, whenever the Company proposes to register any of its securities under the Securities Act on appropriate registration form which may be used for the registration of the Registrable Securities, the Company shall give 30 days prior written notice to all Initial Warrant Purchasers and all Unit Holders of its intention to file such a registration statement and shall include in such registration all such Registrable Securities requested to be included, subject to certain conditions and priorities as more fully described in the Registration Rights Agreement. If the Initial Warrant Purchasers and Unit Holders wish to include their Registrable Securities in such registration, they must notify the Company. Such notice must be received by the Company within 20 days after receipt of the Company's notice.

     Whenever the Placement Agent has or, in the event of a piggyback registration, the Initial Warrant Purchasers and the Unit Holders have, requested that any Registrable Securities be registered pursuant to the Registration Rights Agreement, the Company will use its best efforts, among other things, (i) to effect the registration and sale of the Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company will as expeditiously as possible prepare and file with the SEC the appropriate registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective; (ii) to prepare and file with the SEC all such amendments and supplements to the initial registration statement and the prospectus as may be necessary to keep such registration statement effective for a period of not less than nine months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended method of disposition by the sellers thereof as set forth in the registration statement; (iii) to furnish to the Initial Warrant Purchasers and the Unit Holders such copies of the registration statement, amendments and supplements thereto, and the prospectus as may be reasonably required by the Initial
Warrant Purchasers or Unit Holders; and (iv) to register or qualify, as the case may be, such Registrable Securities under other securities or blue-sky laws in such jurisdictions as any holder of the Registrable Securities may reasonably request, as well as additional other items.

     At all times after the Company has filed any registration statement with the SEC pursuant to the requirements of the Registration Rights Agreement, the Company shall file all reports required to be filed by it pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act and will take such further action as any Initial Warrant Purchaser or Unit Holder may reasonably request, all to the extent required to enable such Initial Warrant Purchaser and Unit Holders to sell the Registrable Securities pursuant to (i) Rule 144 under the Securities Act or any similar rule then in force; or (ii) an effective registration statement.

     In the event that the Initial Warrant Purchasers or Unit Holders exercise their "piggyback" rights to include their Registrable Securities in such registration, then such Registrable Securities will be included subject to the priorities discussed below relating to that certain Registration Rights Agreement dated as of February 28, 1995 between the Company and certain parties to the Reorganization Agreement (the "Original Investors") (the "Original Registration Rights Agreement"). As a result of the priorities set forth in the Original Registration Rights Agreement, some or all of the Registrable Securities may not be included in a proposed piggyback registration.

     In connection with any underwritten piggyback registration, the Initial Warrant Purchaser and the Unit Holders will agree pursuant to the Registration Rights Agreement not to effect any public sale or distribution of Registrable Securities for a period beginning seven days prior to the effective date of such registration and ending 90 days (or longer as the Company's underwriters may require) after such effective date.

     EFFECT ON COMPANY CAPITALIZATION. The following table sets forth the capitalization of the Company on a consolidated basis as of June 30, 1997, and as adjusted to give effect to the Offering, on a pro forma basis.


                                      June 30, 1997
                                      -------------
                                                           Pro Forma As           Pro Forma As
                                                         Adjusted (Minimum)         Adjusted
                                       Historical                                   (Maximum)
                                      -------------    --------------------  --------------------
                                                           (in thousands)
Long-term Debt:
SBA Debentures                         $ 2,000,000           $ 2,000,000           $ 2,000,000
                                       -----------           -----------           -----------
Stockholders' equity:
 Common Stock, $0.01 par value             146,167               171,167               186,167
 (17,116,687 shares currently issued
 and outstanding; 17,116,687 shares
 as adjusted for minimum Offering;
 18,616,657 shares as adjusted for
 maximum Offering)(1)

 Paid-in capital                        15,030,269            16,980,269            18,270,269

Retained deficit                        (1,302,228)           (1,302,228)           (1,302,228)
                                       -----------           -----------           -----------
Stockholders' equity                    13,874,208            15,849,208            17,154,208
                                       -----------           -----------           -----------
Total capitalization                   $15,874,208           $17,849,208           $19,154,208
                                       ===========           ===========           ===========

-----------
(1) Does not include up to 3,800,000 shares of Common Stock which may be issued upon the exercise of the Class A Warrants or other Common Stock which may be issued upon the exercise of outstanding options or warrants.

     PLACEMENT AGENT. The Company has engaged Walsh Manning Securities, LLC (the "Placement Agent") as the exclusive placement agent for the Offering. The Company has agreed to pay the Placement Agent a sales commission equal to 10% and a non-accountable expense allowance equal to 3% of the Offering Price for each Unit sold in the Offering. In addition, upon the exercise of any Class A Warrant issued in the Offering (but not the Initial Warrants), the Company is required to pay the Placement Agent a warrant solicitation fee equal to 5% of the applicable exercise price. If the Company's stockholders approval the sale of the Initial Warrants at the Annual Meeting, officers and employees of the Placement Agent will be issued 800,000 of the Initial Warrants for aggregate cash consideration of $80,000.

     USE OF PROCEEDS. The net proceeds from the sale of the Units offered hereby are estimated to be $2,175,000 if the minimum number of Units is sold and $3,480,000 if the maximum number of Units is sold (after payment of the Placement Agent's compensation, but before payment of the other expenses of the Offering, including legal, accounting and printing, estimated to be approximately $200,000). Such proceeds do not include the proceeds generated upon the exercise of any of the Class A Warrants, which would be $2,493,750 for the Class A Warrants issued in the minimum Offering and $3,990,000 for the
Class A Warrants issued in the maximum Offering.   An additional $1,500,000 of
proceeds would be generated upon the exercise of the Initial Warrants. The Company expects to use approximately $1.2 million of the net proceeds to consummate the acquisition of a regional accounts receivable factoring company. The remaining net proceeds will be added to the Company's working capital.
The Company may use its working capital for (i) investment in new portfolio companies by its subsidiaries; (ii) acquisitions of additional operating businesses in the financial services industry, particularly factoring, but which may also include businesses relating to asset-based lending, equipment leasing and financial and management consulting; (iii) debt repayment or restructuring, including partial repayment of certain debentures outstanding to an affiliate of the Small Business Administration or the Company's margin and other loans; or (iv) payment of expenses.

     REASONS FOR OFFERING. The Board of Directors has approved the Offering as a means to raise capital which will allow the Company to complete its acquisition of an accounts receivable factoring company. Such acquisition is consistent with the Company's goal of providing a wide range of financial services to its portfolio companies. Remaining proceeds held as working capital may allow the Company to pursue additional acquisitions and make other investments. The Company has determined to structure the Offering as a private placement in order to more quickly and cost-effectively raise such capital.

     In determining whether to approve the issuance of the Class A Warrants in the Offering and to the Initial Warrant Purchasers, stockholders should be aware that the issuance of the Class A Warrants would allow the holders thereof to benefit from any future increase in the value of the Company's Common Stock without being required to invest the exercise price thereof in the Company until such benefit is realizable. As with any warrant arrangement, the exercise of the Class A Warrants would increase the number of outstanding Common Stock of the Company. Such an increase would cause the existing stockholders to experience a corresponding loss of proportionate voting power and economic interest in the Company.

     FINANCIAL INFORMATION. The financial information required by Items 11(e) and 13(a) of Schedule 14A promulgated under the 1934 Act is included in this Proxy Statement at Appendix C.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE OFFERING, INCLUDING THE ISSUANCE OF COMMON STOCK AND CLASS A WARRANTS, AND FOR APPROVAL OF THE ISSUANCE OF THE INITIAL WARRANTS.

                                  PROPOSAL VI

               APPROVAL OF THE EXTENSION OF THE EXPIRATION DATE,
          AND RATIFICATION OF THE ISSUANCE, OF THE UNIVERSAL WARRANTS

     INTRODUCTION.  In order to comply with certain provisions of the 1940
Act, the Company is seeking a Regular Stockholder Approval to extend the expiration date to June 30, 2005 of certain warrants to purchase 697,391 shares of Common Stock (the "Universal Warrants"), having a current expiration date of June 17, 2001 and an exercise price of $3.00 per share, and to ratify the issuance of the Universal Warrants in the transaction described below. In the event that the Company does not obtain a Regular Stockholder Approval, the Universal Warrants will nonetheless remain outstanding as currently issued with an expiration date of June 17, 2001.

     BACKGROUND. On June 17, 1996, the Company's wholly-owned subsidiary, Universal Bridge Fund, Inc. ("Universal Bridge"), purchased approximately 83% of the limited partnership interests and 50% of the general partnership interests of Universal Partners L.P. ("UPLP") and, in connection therewith, the Company issued 801,974 shares of Common Stock, together with five-year warrants (the "Universal Warrants") to purchase an additional 697,391 shares of Common Stock at an exercise price of $3.00, to certain of the former partners of UPLP. The remaining 50% of the general partnership interests is indirectly owned by WCI, an affiliate of the Company. The issuance of Common Stock and warrants in connection with the purchase of the interests of UPLP may have been in violation of the 1940 Act. See PROPOSAL I - CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS for a description of WCI. In general, UPLP specializes in bridge financing to and other investments in small to medium-sized companies. UPLP targets investments that will provide significant return of capital from a known repayment source (such as a proposed initial public offering) within a six to eighteen month time frame. UPLP was formed in 1994 and has invested approximately $5 million in portfolio companies since its inception.

     RATIFICATION OF UNIVERSAL TRANSACTION. The Company is seeking ratification by stockholders of the issuance of the Universal Warrants in connection with the acquisition of the interests in UPLP because the presence of such outstanding Universal Warrants may be in violation of the 1940 Act. The purpose of the ratification by stockholders is to comply with the capital structure provisions of the 1940 Act applicable to a BDC, which require stockholder approval in certain circumstances. If such approval is not obtained, the Universal Warrants will nonetheless remain outstanding and would be in violation of the 1940 Act.

EXTENSION OF UNIVERSAL WARRANTS. The Universal Warrants have an exercise price of $3.00 per share and expire on June 17, 2001. In addition, the Universal Warrants are redeemable in the event that the closing bid price for the Company's Common Stock as reported by The Nasdaq National Market exceeds $4.50 per share for twenty (20) out of the thirty (30) consecutive days immediately prior to the redemption notice. It is unknown whether the extension of the expiration date of the Universal Warrants would have any effect on the market price of the Common Stock. The extension of the expiration date of the Universal Warrants and the ratification of the issuance thereof is intended to facilitate the exchange offer consistent with the 1940 Act. See PROPOSAL VIII below. As a result of the proposed extension of the expiration date of the Universal Warrants, the Universal Warrants may be deemed to have increased in value, allowing the Company to offer the exchange consideration described herein. Such consideration is designed to encourage warrant holders to tender such warrants pursuant to the exchange offer, thereby reducing the number of outstanding derivative securities and allowing the Company to make the Offering within the limitations of the 1940 Act.

     The extension of the expiration date of the Universal Warrants may be deemed to be an issuance of new warrants under the 1940 Act. Section 61(a)(3) of the 1940 Act generally permits a BDC to issue warrants to purchase voting securities of such BDC if such warrants (i) expire by their terms within ten
(10) years, (ii) are not separately transferable (if accompanied by securities), unless no class of such warrants and the securities accompanying them has been publicly distributed, (iii) the exercise price is not less than the current market value at the date of issuance, or, if no such market value exists, the current net asset value of such voting securities, and (iv) the proposal to issue such securities is authorized by the stockholders of the BDC and such issuance is approved by the Required Director Majority on the basis that such issuance is in the best interests of such BDC and its stockholders. On October 27, 1997, the Board of Directors, including the Required Director Majority, approved the extension of the expiration date of the Universal Warrants from June 19, 2001 to June 30, 2005 on the basis that such extension is in the best interests of the Company and its stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE EXTENSION OF THE EXPIRATION DATE OF THE UNIVERSAL WARRANTS TO JUNE 30, 2005 AND RATIFICATION OF THE ISSUANCE OF THE 697,391 UNIVERSAL WARRANTS

                                  PROPOSAL VII

                        APPROVAL OF THE EXTENSION OF THE
                      EXPIRATION DATE OF THE WCI WARRANTS

     INTRODUCTION. In order to comply with certain provisions of the 1940 Act, the Company is seeking a Regular Stockholder Approval of the extension of the expiration date to June 30, 2005 of certain warrants to purchase 452,533 shares of Common Stock (the "WCI Warrants"), having a current expiration date of June 30, 1998 and an exercise price of $3.00 per share, and to ratify the issuance of the WCI Warrants. The Company proposes to extend the expiration date to June 30, 2001. In the event that the Company does not obtain a Regular Stockholder Approval, the WCI Warrants will nonetheless remain outstanding as currently issued with an expiration date of June 30, 1998.

     BACKGROUND. On June 30, 1995, the Company issued to WCI, an affiliate of the Company, the WCI Warrants in return for the contribution by WCI to the capital of the Company of 45,000 shares of Logic Devices Incorporated common stock and 500,000 shares of Consolidated Technology Group, Inc.
common stock, having an aggregate market value at the time of contribution of approximately $1,000,000. See PROPOSAL 1--CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS for a description of WCI. Immediately thereafter, the Company contributed these securities to its wholly-owned subsidiary, Walnut Capital Corp., pursuant to an agreement between Walnut Capital Corp. and the Small Business Administration.

     RATIFICATION OF ISSUANCE OF WCI WARRANTS. The Company is seeking ratification by stockholders of the issuance of the WCI Warrants in connection with the contribution of portfolio securities to the Company because the presence of such outstanding WCI Warrants may be in violation of the 1940 Act. The purpose of the ratification by stockholders is to comply with the capital structure provisions of the 1940 Act applicable to a BDC, which require stockholder approval in certain circumstances. If such approval is not obtained, the WCI Warrants will nonetheless remain outstanding and would be in violation of the 1940 Act.

     EXTENSION OF WCI WARRANTS. The WCI Warrants have an exercise price of $3.00 per share and expire on June 30, 1998. The Board of Directors has determined that it is in the best interest of the Company and its stockholders to extend the expiration date of the WCI Warrants from June 30, 1998 to June 30, 2005. It is unknown whether the extension of the expiration date of the WCI Warrants would have any effect on the market price of the Company's Common Stock. The extension of the expiration date of the WCI Warrants and the ratification of the issuance thereof is intended to facilitate the exchange offer consistent with the 1940 Act. See PROPOSAL VIII below. As a result of the proposed extension of the expiration date of the WCI Warrants, the WCI Warrants may be deemed to have increased in value, allowing the Company to offer the exchange consideration described herein. Such consideration is designed to encourage warrant holders to tender such warrants pursuant to the exchange offer, thereby reducing the number of outstanding derivative securities and allowing the Company to make the Offering within the limitations of the 1940 Act.

     The extension of the expiration date of the WCI Warrants may be deemed to be an issuance of new warrants under the 1940 Act. Section 61(a)(3) of the 1940 Act generally permits a BDC to issue warrants to purchase voting securities of such BDC if such warrants (i) expire by their terms within ten
(10) years, (ii) are not separately transferable (if accompanied by securities), unless no class of such warrants and the securities accompanying them has been publicly distributed, (iii) the exercise price is not less than the current market value at the date of issuance, or , if no such market value exists, the current net asset value of such voting securities, and
(iv) the proposal to issue such securities is authorized by the stockholders of the BDC and such issuance is approved by the Required Director Majority on the basis that such issuance is in the best interests of such BDC and its stockholders. On October 27, 1997, the Board of Directors, including the Required Director Majority, approved the extension of the expiration date of the WCI Warrants on the basis that such extension is in the best interests of the Company and its stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE EXTENSION OF THE EXPIRATION DATE OF THE WCI WARRANTS TO JUNE 30, 2005 AND RATIFICATION OF THE ISSUANCE OF THE 452,533 WCI WARRANTS

                                 PROPOSAL VIII

                         APPROVAL OF THE EXCHANGE OFFER

     INTRODUCTION. In order to comply with certain provisions of the 1940 Act, the Company is seeking the approval of stockholders of the Company's exchange offer as described below. Specifically, the Company is seeking a 1940 Act Stockholder Approval. In the event that the Company does not obtain a 1940 Act Stockholder Approval, the exchange offer will not occur.

     DESCRIPTION OF EXCHANGE OFFER. Subject to stockholder approval, the Company intends to initiate a private exchange offer (the "Exchange Offer") to the current holders of the Universal Warrants and the WCI Warrants. The Universal Warrants and the WCI Warrants will sometimes be collectively referred to as the "Exchange Warrants". Pursuant to the Exchange Offer, each holder of Exchange Warrants will have the right to elect to exchange each of his unexercised Exchange Warrants for .25 shares of Common Stock. If all such holders elect to accept the Exchange Offer, an additional 287,481 shares of restricted Common Stock will be issued. Such Exchange Offer will be conducted in compliance with the 1940 Act. The Exchange Offer will remain open until December 18,

1997, unless extended at the discretion of the Company. In lieu of issuing fractional shares, the Company will pay cash at the then current market price of the Common Stock. Furthermore, the Exchange Offer will also be conditioned on the acceptance of holders of at least 527,083 Exchange Warrants, as well as the approval by stockholders of PROPOSALS VI and VII above regarding the extension of the expiration date.

     1940 ACT REQUIREMENTS. Pursuant to the 1940 Act, a BDC is generally prohibited from having outstanding derivative securities (e.g., options, warrants, etc.) convertible or exchangeable into a number of shares of capital stock in excess of 25% (the "25% Limitation") of the number of then outstanding shares of capital stock. If the amount of voting securities that would result from the exercise of all outstanding options issued to the Company's directors, officers and employees pursuant to the stock plans would, at the time of issuance, exceed 15% of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of these and any other outstanding warrants, options and rights at the time of issuance shall not exceed 20% of the outstanding voting securities of the Company. These limitations are imposed by the current provisions of the 1940 Act and are subject to change. As of the date hereof, the Company's current officers and employees hold options to purchase approximately 3.9% of the outstanding Common Stock of the Company. Upon the closing of the minimum Offering described in PROPOSAL III above, the Company will have 17,159,172 shares of Common Stock outstanding. As a result, the Company is prohibited from having outstanding derivative securities convertible or exchangeable into more than 4,289,793 shares of capital stock. The Company currently has 2,066,876 derivative securities outstanding and would be obligated to issue an additional 1,750,000 derivative securities (in the form of Class A Warrants) as a result of the minimum Offering and an additional 1,000,000 Class A Warrants to the Initial Warrant Purchasers. The exchange of at least 527,083 of such warrants is required in order to close the minimum Offering as described in PROPOSAL III above. In order to comply with the 25% Limitation at the close of the Offering, the Company has determined to commence the Exchange Offer to holders of 1,149,924 Exchange Warrants, whereby such holders have the right to elect to accept the Exchange Offer. WCI owns the 452,533 WCI Warrants and has indicated its election to accept the Exchange Offer. The minimum Offering cannot close unless holders of an additional 74,550 Exchange Warrants elect to accept the Exchange Offer.

     In addition, an additional 675,000 derivative securities must be cancelled or an additional 2,700,000 shares of Common Stock must be issued (or some combination of cancellation of derivative securities and issuances of additional Common Stock must occur) in order to close the maximum Offering.


     It is not possible to determine currently whether the Common Stock to be issued in connection with the Exchange Offer will be above, at or below the net asset value of the Common Stock at the time of such issuance. Section 63(2) of the 1940 Act generally permits a BDC to sell common stock of which it is the issuer at a price below the current net asset value of such stock if (i) the holders of a majority of such BDC's outstanding voting securities, and the holders of a majority of such company's outstanding voting securities that are not "affiliated persons" of such company (i.e., a 1940 Act Stockholder Approval), approved such company's policy and practice of making such sales of securities(2) at the last annual meeting of stockholders within one year immediately prior to any such sale, (ii) the Required Director Majority has determined that any such sale would be in the best interests of such BDC and its stockholders, and (iii) the Required Director Majority has determined in good faith, and as of a time immediately prior to the issuance of such securities that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any distributing commission or discount. On October 8, 1997, the Board, including the Required Director Majority, unanimously approved the Exchange Offer on the basis that such issuances are in the best interests of the Company and its stockholders.


THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE EXCHANGE OFFER AND THE ISSUANCE OF UP TO 287,481 SHARES OF COMMON STOCK IN CONNECTION THEREWITH.


                                 OTHER MATTERS

     SOLICITATION OF PROXIES. The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of

--------------------
(2) The Company is seeking stockholder approval only with respect to sales of Common Stock pursuant to the Exchange Offer and the Offering (see PROPOSALS IV and V).

their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

     STOCKHOLDER PROPOSALS. Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received at the Company's principal executive office no later than July 15, 1998 in order to be considered for inclusion in the proxy statement and on the proxy card that will be solicited by the Board of Directors in connection with the 1998 Annual Meeting of Stockholders.

     OTHER MATTERS. The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, it is the intention of the persons named as proxies in the accompanying Proxy Card to vote in their discretion all shares represented by validly executed proxies.

     REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.


                               This Proxy Statement is dated November 17, 1997.

                                   APPENDIX A

                           SUPPLEMENTARY INFORMATION
                                   REGARDING
                             EXECUTIVE COMPENSATION

                             EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION. The following table sets forth the compensation paid by the Company to Messrs. Burton W. Kanter, Joel S. Kanter, Robert F. Mauer and Michael A. Faber, in the last three fiscal years of the Company (collectively, the "Named Executive Officers"). Such persons were the executive officers of the Company and its subsidiaries whose cash compensation exceeded $100,000 for the 1996 fiscal year. Amounts paid to Messrs. Burton Kanter, Joel Kanter, Mauer and Faber reflect the fiscal years ended December 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE


                                                                                    Long Term
                                                                                  Compensation
                                                                                 ---------------
                                          Annual Compensation                        Awards
                                        -----------------------                  ---------------
Name and Current Principal                                                          Options/
     Position                    Year          Salary ($)    Bonus ($)              SARs(#)
---------------------------      -----         ----------    ---------             ----------
                                  1996          100,000          --                    --
Burton W. Kanter(1)               1995          150,000(2)       --                    --
Chairman of the Board             1994          150,000(2)       --              249,929 options

Joel S. Kanter,                   1996          200,000          --                    --
President and Chief Executive     1995           70,000          --                    --
Officer                           1994           70,000(3)       --              199,944 options

Robert F. Mauer,                  1996           91,667(4)       --              125,000 options
Chief Financial                   1995               --          --                    --
Officer and Treasurer             1994               --          --                    --

Michael Alan Faber(5)             1996          150,000        10,000                  --
                                  1995          150,000        10,000                  --
                                  1994          135,000        15,000            149,958 options

(1) Mr. Kanter was the President and Treasurer of Walnut Capital prior to its business combination with the Company.
(2) Of the $150,000 reported, $15,000 was base salary and $135,000 was paid to Mr. Kanter, d/b/a BK Consultants, in the form of consulting fees. See CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.
(3) Mr. Kanter was a consultant to Walnut Capital prior to its business combination with the Company and the amounts reflected represent consulting fees. See CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.
(4) Mr. Mauer joined the Company on February 1, 1996. Amounts reported reflect an annual salary of $100,000.
(5) Mr. Faber was the former Vice President and Secretary of Walnut Capital. He resigned from Walnut Capital effective December 31, 1996.
(6)  Such options have expired in accordance with their terms.

     OPTIONS AND OTHER AWARDS. The following tables provide certain information regarding options granted to the Named Executive Officers and as to the value of outstanding options held by the Named Executive Officers, respectively.

                             OPTION GRANTS IN 1996


                                                                                          Potential Realizable
                                                                                          Value At Assumed
                                                                                          Annual Rates of Stock
                                                                                          Price Appreciation
                                             Individual Grants                             for Option Term
                    ------------------------------------------------------------------   ------------------------
                       Number of     Percent of Total Options   Exercise
                    Options Granted  Granted to Employees in     Price        Expiration
Name                (#)                    1996 (%)            ($/sh)(3)        Date          5%($)       10%($)
----                ---              -----------------------   ---------      --------        -----       ------
Burton W. Kanter               0         N/A                     N/A          N/A             N/A         N/A
Joel S. Kanter                 0         N/A                     N/A          N/A             N/A         N/A
Robert F. Mauer          100,000(1)     56.7%                  $2.50(4)     2/1/07         $157,225    $398,425
                          25,000(2)     14.2%                  $1.50       12/10/07          23,584      59,764
Michael Alan Faber             0         N/A                     N/A          N/A             N/A         N/A

(1) Represents incentive stock options granted under the Company's 1994 Stock Incentive Plan (the "1994 Stock Plan") on February 1, 1996. Such options vest in four equal annual installments, commencing on February 1, 1997.
(2) Represents incentive stock options granted under the 1994 Stock Plan on December 10, 1996. Such options vest in four equal annual installments, commencing on December 10, 1997.
(3) Exercise price reflects that the closing price per share as reported on The Nasdaq National Market on the respective date of grant.
(4) The Board of Directors of the Company recently resolved to reduce the exercise price of such options to $2.00.


             AGGREGATED OPTIONS EXERCISED IN FISCAL YEAR 1996 AND
                      FISCAL 1996 YEAR-END OPTION VALUES


                          Shares                                 Number of Securities Underlying     Value of Unexercised in-the-
                        Acquired on              Value                 Unexercised Options             Money Options at Fiscal
Name                   Exercise (#)             Realized ($)          at Fiscal Year-End(#)                 Year-End($)(1)
-----------------   --------------------     ---------------- ----------------------------------  -------------------------------
                                                                Exercisable      Unexercisable     Exercisable    Unexercisable
                                                              ----------------  ----------------  --------------  --------------
Burton W. Kanter             0                    0                 187,447            62,482(2)               0               0
Joel S. Kanter               0                    0                 149,958            49,986(2)               0               0
Robert F. Mauer              0                    0                       0           125,000(3)               0               0
Michael Alan Faber           0                    0                 149,958(4)              0            $33,741               0

(1) Except for Mr. Faber's options, no other outstanding options were in-the-money as of December 31, 1996. The closing bid price per share as quoted on The Nasdaq National Market on December 31, 1996 was $1-1/8 per share.
(2)  These options became exercisable on February 27, 1997.
(3)  25,000 of such options became exercisable on February 1, 1997.
(4)  These options expired in accordance with their terms.

     STOCK PERFORMANCE GRAPH. The incorporation by reference of this Proxy Statement into any document filed with the Securities and Exchange Commission by the Company shall not be deemed to include the following performance graph unless such graph is specifically stated to be incorporated by reference into such document.

     The following graph provides a comparison of the cumulative total stockholder return among the Company, The Nasdaq Stock Market total return index prepared by the Center for Research in Security Prices (CRSP) (the "Nasdaq Stock Market Index") and the Nasdaq Financial Stocks total return index prepared by CRSP (the "Nasdaq Financial Stocks Index"). The comparison is for the period from August 1, 1995 (for the Nasdaq Stock Market Index and the Nasdaq Financial Stocks Index) and August 22, 1995 (for the Company, the date the Company's Common Stock first became listed on the Nasdaq National Market System) to December 31, 1996 and assumes the reinvestment of any dividends.
The initial price of the Company's Common Stock shown in the graph below is based upon the price of $3.50 as reported on August 22, 1995 on the Nasdaq National Market System. The Nasdaq Stock Market Index comprises all domestic shares traded on the Nasdaq National Market and The Nasdaq SmallCap Market.
The Nasdaq Financial Stocks Index comprises all shares traded on the Nasdaq National Market and The Nasdaq SmallCap Market which were issued by companies whose primary business falls within Standard Industrial Classification (SIC) codes 60 through 67. The historical information set forth below is not necessarily indicative of future performance. The following graph was prepared at the Company's request by Research Holdings Limited, San Francisco, California.

                                    [graph]





























                                     Cumulative Total Return
                                 ------------------------------------
                                 6/30/95  12/31/95  6/30/96  12/31/96
                                 -------  --------  -------  --------
Walnut Financial Services, Inc.     $100      $ 64     $ 75      $ 32
Nasdaq Stock Market Index           $100      $106     $120      $130
Nasdaq Financial Stocks Index       $100      $117     $124      $150

     REPORT OF THE COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors is composed of the Company's three independent outside directors, Messrs. Burge, Burleson & Weisgal. The Compensation Committee is responsible for administering the policies which govern the Company's executive compensation.

     Objectives of Executive Compensation. The Compensation Committee has designed its compensation policy to provide the proper incentives to management to maximize the Company's performance in order to serve the best interests of its stockholders. As a result, the Compensation Committee intends to focus on incentive awards, such as stock option grants, as opposed to large salary increases or bonuses to emphasize performance related incentive compensation. In general, the

Compensation Committee believes that cash bonus awards are not appropriate, except in certain circumstances. Accordingly, the Compensation Committee has determined not to award a cash bonus to the Chief Executive Officer or the other executive officers for the calendar year ended 1996.

     The Company maintains the philosophy that compensation of its executive officers and others should be directly and materially linked to operating performance. To achieve this linkage, executive compensation is weighted towards incentive awards granted on the basis of the Company's performance. Thus, while annual salary increases are based on personal performance of the executive officers and general economic conditions, annual bonuses, if any, and incentive award grants are directly tied to the Company's actual economic performance during the applicable fiscal year.

     The Incentive Stock Option Committee (currently comprised of the same members as the Compensation Committee) determines stock options to the executives under the provisions of the Walnut Capital Corp. 1987 Stock Option Plan, the NFS Services, Inc. 1989 Incentive Stock Plan and the 1994 Stock Plan (collectively, the "Stock Plans"). When granted, such incentive awards provide incentive to improve stockholder value over the long-term and to encourage and facilitate executive stock ownership. In general, stock options are granted at the market price of the Common Stock at the date of grant to ensure that executives can only be rewarded for appreciation in the price of the Common Stock when the Company's stockholders are similarly benefitted. The Incentive Stock Option Committee determines those executives who will receive incentive award grants, the size and particular vesting and other requirements of such awards and the Stock Plan to be utilized.

     Compensation Committee Procedures. The Compensation Committee will annually evaluate the personal performance of the Chief Executive Officer and the other executive officers of the Company, as well as the Company's performance and analyze the total annual compensation and stock ownership of the Chief Executive Officer and the other executive officers.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company's tax return of compensation over $1 million to any of the named executive officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Compensation Committee's policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance.

     It is Compensation Committee's desire to create a compensation policy that will reward executive performance when such performance has provided tangible benefits for the Company's stockholders.

     Submitted by the Compensation Committee and the Incentive Stock Option
Committee:

                        Gene E. Burleson
                        William F. Burge, III
                        Solomon A. Weisgal

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee currently consists of Messrs. Burleson, Burge and Weisgal. None of them has served as an officer of the Company or has any other business relationship or affiliation with the Company, except his service as a director. Joel Kanter, President, Chief Executive Officer and a director of the Company, serves on the Board of Directors of GranCare, Inc. and Vitalink Pharmacy Services, Inc. Mr. Kanter is a member of the finance and audit committees of the GranCare, Inc. Board of Directors. Mr. Burleson served as the Chief Executive Officer, President and Chairman of the Board of Directors of GranCare, Inc. until February 1997. He is currently the Chairman of the Board of GranCare, Inc.

                                   APPENDIX B

             AMENDED AND RESTATED 1994 INCENTIVE STOCK OPTION PLAN

                              AMENDED AND RESTATED
                        WALNUT FINANCIAL SERVICES, INC.
                           1994 STOCK INCENTIVE PLAN

                              AMENDED AND RESTATED
                        WALNUT FINANCIAL SERVICES, INC.
                           1994 STOCK INCENTIVE PLAN


         1.      PURPOSE OF THE PLAN

         The AMENDED AND RESTATED WALNUT FINANCIAL SERVICES, INC. 1994 STOCK INCENTIVE PLAN (hereinafter referred to as the "Plan") hereby amends and restates in its entirety the NFS SERVICES, INC. 1994 STOCK INCENTIVE PLAN (the "Original Plan"). The Plan is intended to provide a means whereby key individuals providing services to WALNUT FINANCIAL SERVICES, INC. (hereinafter referred to as the "Company") and its related corporations may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, certain directors, officers and employees will be eligible to acquire common stock of the Company (hereinafter referred to as "Shares") or otherwise participate in the financial success of the Company, on the terms and conditions established herein; provided, however, that non-employee directors shall be eligible only for the formula grants described in Paragraph 4(e) below. For purposes of the Plan, a corporation shall be deemed a related corporation to the Company if such corporation would be a parent or subsidiary corporation with respect to the Company as defined in Section 424(e) or (f), respectively, of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code").

         2.      ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Walnut Financial Services, Inc. 1994 Stock Incentive Plan Administrative Committee (hereinafter referred to as the "Committee") which shall be comprised solely of qualified directors appointed by the Board of Directors of the Company (hereinafter referred to as the "Board"). A qualified director is any member of the Board who shall (i) not be deemed to be an "interested person" as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act"), (ii) be a non-employee director as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and (iii) be an outside director as defined in Section 162 of the Code. Except as set forth in Paragraph 4(e) below, the Committee shall have sole authority to select the individuals from among those eligible to whom awards shall be made under the Plan, to establish the amount of such award for each such individual and the time when certificates for Shares shall be issued, and to prescribe the legend to be affixed to the certificate. The Committee is authorized, subject to Board approval, to interpret the Plan and may from time to time adopt such rules, regulations, forms and agreements, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in administering the Plan shall be subject to Board review.

         3.      SHARES SUBJECT TO THE PLAN

         The aggregate number of Shares that may be awarded to individuals under the Plan shall be one million (1,000,000) Shares. Any Shares that remain unissued at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available sufficient Shares to meet the requirements of the Plan. No employee shall be entitled to receive any one award of Shares in excess of 100,000 Shares; provided, however, that the foregoing shall not prohibit or restrict successive awards of such amount or lesser amounts. The aggregate number of Shares which may be awarded under the Plan shall be adjusted to reflect a change in capitalization of the Company, such as a stock dividend or stock split.

         4.      STOCK OPTIONS

         a. Type of Options. The Company may issue options that constitute Incentive Stock Options ("Incentive Options") under Section 422 of the Code and options that do not constitute Incentive Options ("Nonqualified Options") to individuals under the Plan. The grant of each option shall be confirmed by a stock option agreement that shall be executed by the Company and the optionee as soon as practicable after such grant. The stock option agreement shall expressly state or incorporate by reference the provisions of the Plan and state whether the option is an Incentive Option or Nonqualified Option.

         b.      Terms of Options.  Except as provided in Subparagraphs (c) and
(d) below, each option granted under the Plan shall be subject to the terms and conditions set forth by the Committee in the stock option agreement including, but not limited to, option price, option term and transferability.

         c. Additional Terms Applicable to All Options. Each option shall be subject to the following terms and conditions:

                 (i) Written Notice. An option may be exercised only by giving written notice to the Company specifying the number of Shares to be purchased.

                 (ii) Method of Exercise. The aggregate option price may, subject to the terms and conditions set forth by the Committee in the stock option agreement, be paid in any one or a combination of cash, personal check, personal note, Shares already owned or Plan awards which the optionee has an immediate right to exercise all to the extent permitted by the 1940 Act, if applicable.

                 (iii) Death of Optionee. If an optionee terminates employment due to death, disability or retirement, prior to exercise in full of any options, the optionee or his successor shall have the right to exercise the options within a period of twelve months after the date of such termination to the extent that the right was exercisable at the date of such termination, or subject to such other terms as may be determined by the Committee.

                 (iv) Certain Required Approvals. The date on which the Committee approved the grant of any option to an officer of the Company shall be the date of issuance of such option; provided, however, that if (1) any such action by the Committee does not constitute approval thereof by both (A) a majority of the Company's directors who have no financial interest in such action and (B) a majority of the Company's directors who are not "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of the Company and (2) such approval is at such time required by Section 61(a)(3)(B)(i)(I) or other applicable provision of the 1940 Act, then the grant of any option by such action shall not be effective, and there shall be no issuance of such option, until there has been approval of such action by (A) a majority of the Company's directors who have no financial interest in such action and (B) a majority of the Company's directors who are not "interested persons" of the Company, on the basis that such action is in the best interests of the Company and its shareholders, and the last date on which such required approval is obtained shall be the date of issuance of such option.

                 (v) Transferability. No option may be transferred, assigned or encumbered by an optionee, except in the event of the death of the optionee, by will or the laws of descent and distribution.

         d. Additional Terms Applicable to Incentive Options. Each Incentive Option shall be subject to the following terms and conditions:

                 (i) Option Price. The option price per Share shall be not less than one hundred percent (100%) of the fair market value of such Share on the date the option is granted. Notwithstanding the preceding sentence, the option price per Share granted to an individual who, at the time such option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or related corporation (hereinafter referred to as a "ten-percent (10%) Stockholder") shall not be less than one hundred and ten percent (110%) of the fair market value of such Share on the date the option is granted.

                 (ii) Term of Option. No option may be exercised more than ten (10) years after the date of grant and no option granted to a ten-percent (10%) Stockholder may be exercised more than five (5) years after the date of grant. Notwithstanding the preceding sentence, no option may be exercised more than three (3) months after the optionee terminates employment with the Company or related corporation; except that, if the optionee terminates employment due to his disability (within the meaning of Section 22(e)(3) of the Code), the Committee may extend such three (3) month period for up to an additional nine (9) months.

                 (iii) Annual Exercise Limit. The aggregate value of Shares which may be acquired during any calendar year by reason of the exercise of an option shall not exceed one hundred thousand dollars ($100,000) multiplied by the number of calendar years (including the then current calendar year) that the optionee has been entitled to exercise options. For purposes of the preceding sentence, the fair market value of each Share shall be determined on the date the option with respect to such Share is granted.

         e. Formula Grants to Non-Employee Directors. Upon approval of the stockholders of the Plan at the Annual Meeting and the approval of the SEC as contemplated by Paragraph 4(c)(iv) above, all non-employee directors will receive an initial grant of ten (10) year options to purchase 60,000 Shares at an exercise price per share equal to the closing bid reported for the Shares on the most recent trading day preceding the date of grant. One-quarter of such initial options will vest immediately upon grant and the remaining three-quarters will vest upon the one-year anniversary of the grant date, subject to acceleration upon (i) the death, disability or retirement of such non-employee director or (ii) the change of control of the Company as defined herein. In addition, non-employee directors then in office will receive annual grants of ten (10) year options on the first business day of each January to purchase 6,000 Shares at an exercise price per share equal to the closing bid reported for the Shares on the most recent trading day preceding the date of grant. Such annual options will vest immediately upon grant. The grant of any option shall not be effective, and there shall be no issuance of such option, until there has been approval of a proposal to issue options to non-employee directors by order of the Securities and Exchange Commission on the basis that the terms of the proposal are fair and reasonable and do not involve overreaching of the Company or its shareholders, and the date on which such required approval is obtained shall be the date of issuance of such option or thereafter as provided herein.

         5.      AMENDMENT OR TERMINATION OF THE PLAN

         The Board may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Paragraph 3 hereof) no amendment shall be made without approval of the stockholders of the Company which shall (i) materially increase the aggregate number of Shares with respect to which awards may be made under the Plan, or (ii) change the class of persons eligible to participate in the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any individual, without his consent, in any award theretofore made pursuant to the Plan.

         6.      TERM OF PLAN

         The Plan shall be effective upon the date of the approval of the Plan by a majority of the stockholders. Unless sooner terminated under the provisions of Paragraph 5, awards under the Plan shall not be made after the expiration of ten (10) years from the effective date of the Plan.

         7.      DELIVERY AND REGISTRATION OF STOCK

         The Company's obligation to deliver Shares with respect to an award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the individual to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under securities legislation. In such event, the Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

         This Plan is intended to comply with Rule 16b-3 under the Exchange Act. Any provision of the Plan which is inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and shall not affect the validity of the remaining provisions of the Plan.

                 RIGHTS AS STOCKHOLDER

         Upon delivery of any Share to an individual, such individual shall have all of the rights of a stockholder of the Company with respect to such Share, including the right to vote such Share and to receive all dividends or other distributions paid with respect to such Share.

         8.      MERGER OR CONSOLIDATION

         In the event the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, all outstanding options shall become immediately and fully exercisable and unrestricted, and the surviving corporation may exchange options issued under this Plan for options (with the same aggregate option price) to acquire and participate in that number of shares in the surviving corporation that have a fair market value equal to the fair market value (determined on the date of such merger or consolidation) of Shares that the grantee is entitled to acquire and participate in under this Plan on the date of such merger, consolidation or change of control.

         9.      EMPLOYMENT RELATIONSHIP

         An individual shall be considered to be in the employment of the Company or related corporation as long as he or she remains an employee of the Company or related corporation. Nothing herein shall confer on any individual the right to continued employment with the Company or related corporation or affect the right of the Company or related corporation to terminate such employment.

         10.     WITHHOLDING OF TAX

         To the extent the award, issuance or exercise of Shares results in the receipt of compensation by an individual, the Company is authorized to withhold from any other cash compensation then or thereafter payable to such individual or to withhold sufficient Shares to pay any tax required to be withheld by reason of the receipt of the compensation. Alternatively, the individual may tender a personal check in the amount of tax required to be withheld.

                                   APPENDIX C

                         CERTAIN FINANCIAL INFORMATION

                        SELECTED FINANCIAL INFORMATION

     Certain selected financial data for the Company for the five-year period ended December 31, 1996 is presented below. The information for the years ended December 31, 1996, 1995, 1994, 1993 and 1992 is derived from the audited financial statements of the Company as of and for the five years then ended. The data should be read in conjunction with the financial statements, related notes and other financial information of the Company for such periods included elsewhere in this Appendix C to this Proxy Statement. Such selected financial information was prepared in accordance with generally accepted accounting principles and Securities and Exchange Commission ("SEC") regulations applicable to operating companies.

     On October 15, 1997, the Company and certain of its subsidiaries
(Walnut Capital Corp., Universal Bridge Fund, Inc. and Walnut Funds, Inc.) elected to be regulated as business development companies ("BDCs") as provided by the Investment Company Act of 1940, as amended (the "1940 Act"). The Company inadvertently became subject to the requirements of the 1940 Act as a result of the 1995 business combination between the Company and Walnut, a then privately held Small Business Investment Company managed by members of the Company's current management.

     From and after such business combination, the Company had relied on the one-year safe harbor exmeption provided by Rule 3a-2 under the 1940 Act from the registration, filing and operating requirements imposed by the 1940 Act. The Company's one-year exemption period expired on February 27, 1996 and from such date the Company may be deemed to have been an unregistered investment company. As a result, certain actions taken after the expiration of the one-year exemption period may have violated the 1940 Act. Management anticipates that the Company may seek to cease to be a BDC upon the acquisition of additional operating businesses; however, the Company cannot change the nature of its business so as to cease to be a BDC unless such change is approved by the Company's stockholders in accordance with the 1940 Act.

     The Company has determined it is required to present its financial statements in accordance with generally accepted accounting principles and SEC regulations in the format applicable to investment companies. Accordingly, certain financial information contained in this Appendix C for December 31, 1996 and for the three and nine month periods ended September 30, 1996 has been restated in accordance with generally accepted accounting principles and SEC rules applicable to investment companies which generally means that investments are reported at fair market value rather than cost, including wholly-owned subsidiaires. In addition, the Company has provided supplemental selected financial information prepared in accordance with (generally accepted accounting principles and SEC rules and regulations in the format applicable to investment companies for the year ended December 31, 1996 and for the nine month periods ended September 30, 1997 and 1996.




                                     C--1

                        WALNUT FINANCIAL SERVICES, INC.



                                         Six Month Period
                                         Ended June 30,                           Year Ended December 31,
                                    ---------------------   ---------------------------------------------------------------
                                      1997       1996        1996        1995          1994*        1993*           1992
                                    --------    ------     --------    -------       --------       ------         ------
                                                             (in thousands except for share data)
Income Statement Data:
 Income from recovery services
 and operational support          $      598  $      868  $     2,044   $    2,034   $        0    $        0       $     0
 Investment income                        55          32           96          500          186           265           502
 Other income                              0           0            0            0          257             0             0
                                  ----------  ----------  -----------   ----------   ----------    ----------       -------
 Operating income                        653         900        2,140        2,534          443           265           502
                                  ----------  ----------  -----------   ----------   ----------    ----------       -------
 Operating expenses(1)                 2,216       1,712        4,779        4,342          722           751           721
 Interest expense                        652         921        2,003        1,840        1,594         1,500         1,349
                                  ----------  ----------  -----------   ----------   ----------    ----------       -------
 Loss before taxes and realized
 and unrealized gains/(losses)        (2,249)      1,733       (4,642)      (3,648)      (1,873)       (1,986)       (1,568)
 Income tax benefit                      540         694        1,413        1,438          725           729           576
 Realized gain/(loss) on sale of
 securities, net of tax                4,188         788        1,791        2,845          637          (181)          886
                                  ----------  ----------  -----------   ----------   ----------    ----------       -------
 Income/(loss) before
 unrealized gains                      2,479        (251)      (1,438)         635         (511)       (1,438)         (106)
 Unrealized gain/(loss) on
 investments, net of tax              (2,992)      1,530       (1,527)      (2,602)       2,811        (3,583)       (4,674)
                                  ----------  ----------  -----------   ----------   ----------    ----------       -------
   Net income/(loss)              $     (513)     $1,279       (2,965)      (1,967)       2,300        (5,021)       (4,780)
                                  ==========  ==========  ===========   ==========   ==========    ==========       =======
 Earnings/(loss) per Share        $     (.04) $      .09        (.21)   $     (.15)  $      .28    $     (.62)
 Weighted average shares
 outstanding                      14,616,687  14,298,173  14,247,099    12,747,656    8,353,860     8,130,213




                                                                                                December 31,
                                                                   --------------------------------------------------------------
                                               June 30, 1997        1996          1995          1994*         1993*         1992*
                                              ----------------     --------       -----        -------     ---------       ------
                                                                          (in thousands, except share data)
Balance Sheet Data:
 Total assets                                   $26,322            $33,198         $36,064    $ 33,132     $  28,458      $ 35,184
                                                =======            =======         =======    ========     =========      ========
 Current liabilities                              9,735             14,353          11,387      10,187         6,137         4,499
 Long-term liabilities(2)                         2,322              4,070           9,278      10,680        13,107        16,500
 Minority Interest                                  391                387
                                                -------            -------         -------    --------     ---------      --------
 Stockholders' equity                            13,874             14,388          15,399      12,265         9,214        14,185
                                                -------            -------         -------    --------     ---------      --------
  Total liabilities and
  stockholders' equity                          $26,322            $33,198         $36,064    $ 33,132     $  28,458      $ 35,184
                                                =======            =======         =======    ========     =========      ========


                                      C--2

(1)  Includes provision for credit losses and write off of subsidiary goodwill
(2)  Includes non-current deferred tax liability
* Includes the results of operations of Walnut only (see Footnotes 1 and 2 to the financial statements included elsewhere herein).

                                          NINE MONTHS ENDED
                                           SEPTEMBER 30,
                                      ------------------------
                                                                  YEAR ENDED
                                          1997        1996*  DECEMBER 31, 1996*
                                      -----------------------------------------
Income statement data:
Investment income                      $       57  $        63    $          77
                                       ----------------------------------------
Interest expense                              657        1,164            1,597
General and administrative expense            877        1,151            1,551
                                       ----------------------------------------
Loss before taxes and realized and
unrealized gains (losses)                  (1,677)      (2,282)          (3,171)
Income tax benefit                            671          913            1,268
Realized gain (loss) on sale of
securities, net of tax                      2,725        1,104            1,742
                                       ----------------------------------------
Income (loss) before unrealized
gains (losses)                              1,779         (285)            (161)

Unrealized gains (losses), net of tax      (1,274)         628           (2,804)
                                       ----------------------------------------
  Net income (loss)                    $      505  $       263    $      (2,965)
                                       ==============================---=======
Earnings (loss) per share              $     0.03  $      0.03    $       (0.21)
                                       ----------------------------------------
Weighted average shares outstanding    14,616,587   14,465,522       14,247,093
                                       ----------------------------------------

                                      SEPTEMBER 30, 1997     DECEMBER 31, 1996*
                                      ------------------     -----------------
Balance sheet data

Total investments                       $        24,534        $      31,644
                                        ---------------        -------------
Total assets                                     25,354               32,353
                                        ---------------        -------------
Total liabilities                                10,452               17,866
                                        ---------------        -------------
Total net assets                                 14,392               14,387
                                        ---------------        -------------
Net asset value per share               $          1.02        $        0.88
                                        ---------------        -------------

* Restated to conform to current period presentation.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATION

     The following discussion is made with reference to the condensed consolidated unaudited financial statements of the Company for the period ended September 30, 1997 included in this Appendix C.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996.

     For the nine months ended September 30, 1997, the net increase in net assets resulting from operations was $505,000 or $.03 per share, as compared to a net increase in net assets resulting from operations of $363,000, or $.03 per share, for the nine months ended September 30, 1996.

     Earnings from the nine months ended September 30, 1997 as compared to September 30, 1996 is due to the realized gains recognized in connection with the sale of marketable securities and changes in valuation of portfolio investments. Realized gains were $4,642,000 and unrealized depreciation was $1,558,000 for the nine months ended September 30, 1997. Realized gains and unrealized appreciation for the nine month period ended September 30, 1996 was
$2,941,000.   For the nine month period ended September 30, 1997, the realized loss and related unrealized appreciation attributable to the sale of the Company's wholly-owned subsidiary, NFS, was $3,535,000 and $2,439,000, respectively, and the unrealized appreciation from the Company's wholly-owned subsidiary, Universal Bridge, and its majority owned subsidiary, Universal Partners, L.P., was $249,000.

     Interest expense for the nine months ended September 30, 1997 was $857,000 as compared to $1,184,000 for the same period in the prior fiscal year. The decrease of $327,000 is attributable to a repayment of $4,000,000 of the SBA debentures on April 1, 1997 and a reduction in margin payable to brokers.

     General and administrative expenses decreased $274,000 for the nine months ended September 30, 1997 as compared to the comparable period in 1996 from $1,151,000 to $877,000 primarily due to a reduction in personnel costs.


                                     C--3

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996.

     For the three months ended September 30, 1997, the net increase in net assets resulting from operations was $1,018,000, or $.07 per share, as compared to a net decrease in net assets resulting from operations of $916,000, or $.06 per share, for the three months ended September 30, 1996.

     Earnings from the three months ended September 30, 1997 as compared to September 30, 1996 is due to the realized gains recognized in connection with the sale of marketable securities and changes in valuation of portfolio investments. Realized losses were $2,257,000 and unrealized appreciation was $4,577,000 for the three months ended September 30, 1997. For the three months ended September 30, 1996, realized gains were $525,000 and unrealized depreciation was $1,326,000. Unrealized appreciation attributable to the Company's wholly-owned subsidiaries, was $3,574,000 (which was primarily due to the reversal of previously recorded unrealized losses related to NFS Services, Inc.) as compared to $52,000 for the same period in the prior fiscal year.

     Interest expense for the three months ended September 30, 1997 was $250,000 as compared to $354,000 for the same period in the prior fiscal year. The decrease of $104,000 is attributable to a repayment of $4,000,000 on the Walnut Debentures (as defined below) on April 1, 1997 and a reduction in margin payable to brokers.

     General and administrative expenses decreased $41,000 for the three months ended September 30, 1997 as compared to the same period in 1996 from $426,000 to $385,000.













                                      C--4

     The following discussion is made with reference to the condensed consolidated audited financial statements of the Company for the year ended December 31, 1996 included in this Appendix C.

RESULTS OF COMPANY OPERATIONS FOR THE FISCAL YEARS ENDED DECEMBER 31, 1996 AND 1995.

     Results of Walnut Capital Operations for the Fiscal Years Ended December 31, 1996 and 1995. Walnut Capital had realized gain income of $1,561,000 net of tax, for the year ended December 31, 1996, compared to $2,845,000, net of tax, for the year ended December 31, 1995. The realized gains result predominately from the sale of shares of HealthCare COMPARE Corp. which produced approximately $2.2 million of realized gains in the current period.

     Interest expense decreased $478,000 to $1,217,466 during the year ended December 31, 1996, representing a 28% decrease under interest expense during the year ended December 31, 1995. Interest expense consists of two components:
(i) interest paid to the SBA with respect to the SBA Debentures ($731,000 and $1,027,000 for 1996 and 1995, respectively), and (ii) interest paid on margin accounts and bank lines ($483,000 and $665,000 for 1996 and 1995, respectively). The decrease in SBA interest expense was the result of repayment to the SBA of a $4 million debenture on September 1, 1995.

     General and administrative expense increased $64,000 to $770,000 during the year ended December 31, 1996, representing a 9% increase over operating expense during the year ended December 31, 1995.

     Unrealized losses, net of unrealized gains, for the year ended December 31, 1996 were approximately $1.4 million, net of tax, as compared to unrealized losses for the year ended December 31, 1995 of approximately $2.6 million, net of tax. The change is due to a lesser decline in market value of several of Walnut Capital's larger holdings in 1996 as compared to 1995.

     RESULTS OF NFS OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 AND THE PERIOD FROM FEBRUARY 28, 1995 TO DECEMBER 31, 1995. During the period from January 1, 1996 to December 31, 1996, revenues for NFS were $2,122,000.
Revenue was derived from recovery services ($887,000), operational support ($1,157,000) and other ($78,000).






                                      C--5

     For such 12 month period, revenue from recoveries was $887,000 of which 56% was derived from three clients (Chemical Bank, $188,000, or 21%, DBL, $167,000, or 19%, and Merrill Lynch, $145,000, or 16%). Operational support revenue was $1,157,000 of which 84% was derived from three clients (Chase Bank, $512,000, or 44%, Citibank, N.A., $210,000, or 18%, and Key Investments, $255,000, or 22%).

     For the ten month period ended December 31, 1995, cost of services was $2,450,000. This amount included an increase in reserve for non-realization of two products recorded as Work in Progress. This reserve was due to a change in the status of the customers' expectations of the completion of projects. NFS management will continue to pursue the collection of these items valued at $815,000, even though their ultimate collectibility cannot be assured. General and administrative expenses were $610,000 for the period.

     NFS incurred a charge to operations of $1,100,000 in 1996 representing a write-down of NFS' goodwill, which resulted from the Company's continuing re-evaluation of the asset recovery business of NFS. Such write-down was made in accordance with FAS 121.

     RESULTS OF COMPANY OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 AND THE PERIOD FROM FEBRUARY 28, 1995 THROUGH DECEMBER 31, 1995. The Company had interest income of $37,000 and general and administrative cost of $881,000 for the year ended December 31, 1996 as compared to $8,000 and $575,000, respectively, in the ten month period ended December 31, 1995. Consolidated net loss for the Company was $2.96 million for the year ended December 31, 1996 as compared to net loss of $1.97 million in the ten month period ended December 31, 1995.

RESULTS OF OPERATIONS FOR THE FISCAL YEARS ENDED DECEMBER 31, 1995 AND 1994.

     RESULTS OF WALNUT CAPITAL OPERATIONS FOR THE FISCAL YEARS ENDED DECEMBER 31, 1995 AND 1994. Walnut Capital had realized gain income of $2,895,000, net of tax, for the twelve months ended December 31, 1995, compared to $636,000, net of tax, for the twelve months ended December 31, 1994. The increase in realized gains results predominately from the sale of shares of HealthCare COMPARE Corp. which produced approximately $5.3 million of realized gains in the current period.

     Investment and other income increased $2,000 to $445,000 for the twelve months ended December 31, 1995. The results for 1995 included realization of interest income from prior years on debt securities which was simultaneously converted to an equity position. The results for 1994 included conversion to equity securities of an income producing partnership investment.

     Interest expense decreased $64,000 to $1,529,000 during the twelve months ended December 31, 1995, representing a 4% decrease under interest expense during the twelve months ended December 30, 1994. Interest expense consists of two components: (i) interest paid to the SBA with respect to the SBA Debentures ($1,529,000 and $1,593,000 for 1995 and 1994, respectively), and (ii) interest paid on margin accounts and bank lines ($504,000 and $424,000 for 1995 and 1994, respectively). The decrease in SBA interest expense was the result of repayment of a $4 million debenture on September 1, 1995, while the increase in margin and bank line interest was due to a rise in interest rates.

     General and administrative expense decreased $16,000 to $706,000 during the twelve months ended December 31, 1995, representing a 2% decrease under operating expense during the twelve months ended December 31, 1994.

     Unrealized losses for the twelve months ended December 31, 1995 were approximately $2.65 million, net of tax, versus unrealized gains for the twelve months ended December 31, 1994 of

                                      C--6
approximately $2.8 million, net of tax. The change is due to the decline in market value of several of Walnut Capital's larger holdings.

        RESULTS OF NFS OPERATIONS FOR THE PERIOD FROM FEBRUARY 28, 1995 TO DECEMBER 31, 1995. During the period from February 28, 1995 to December 31, 1995, revenues for NFS were $2,081,439. Revenue was derived from recovery services ($312,581), operational support ($1,763,319) and other ($5,539).

        For such ten month period, revenue from recovery services was $312,581 of which 54% was generated from predominately two clients (Chemical Bank, $117,990, or 38%, and Citibank, N.A., $51,525, or 16%). Operational support revenue was $1,763,319 of which 90% was derived from three clients (Citibank, N.A., $1,120,847, or 64%, Chemical Bank, $246,789, or 14%, and Key Investments, $215,214, or 12%).

        For such ten month period, cost of services was $2,450,000. This amount included an increase in reserve for non-realization of two products recorded as Work in Progress. This reserve was due to a change in the status of the customers' expectations of the completion of projects. NFS management will continue to pursue the collection of these items valued at $815,000, even though their ultimate collectibility cannot be assured. General and administrative expenses were $610,034 for the period.

        RESULTS OF COMPANY OPERATIONS FOR THE PERIOD FROM FEBRUARY 28, 1995 TO DECEMBER 31, 1995. During the ten months from February 28, 1995 to December 31, 1995, the Company had interest income of approximately $7,845 and general and administrative expenses of approximately $575,483. Consolidated net loss for the Company was $1.9 million for the twelve months ended December 31, 1995 compared to net income of $2.3 million for the twelve months ended December 31, 1994.

LIQUIDITY AND CAPITAL RESOURCES.


        LIQUIDITY AND CAPITAL RESOURCES OF WALNUT. As part of the SBIC program, Walnut has, from time to time, issued $12 million of debentures to an affiliate of the SBA (the "Walnut Debentures"). On September 1, 1995, debentures in the principal amount of $4 million were repaid and on April 1, 1997 debentures in the amount of $4 million were repaid. Walnut Debentures in the principal amount of $4 million were outstanding as of September 30, 1997. The amounts, maturities and interest rates of such Walnut Debentures are set forth below:

        Principal Balance  Date Issued  Maturity  Interest Rate
        -----------------  -----------  --------  -------------
            2,000,000       06/08/88    06/01/98      9.80%
            2,000,000       09/27/89    09/01/99      8.80%

        Interest on the Walnut Debentures is paid semi-annually, and principal is due at maturity. Payment of the Walnut Debentures is guaranteed by the SBA. Walnut has been current in all of its interest payments on the Walnut Debentures. Walnut repaid the $4 million Walnut debenture due at April 1, 1997, in accordance with its terms. Additionally, Walnut reduced its broker margin account by $1.99 million. The source of funds were primarily from the sale of HealthCare COMPARE Corp. securities. creating a realized capital gain of approximately $6 million in the first quarter. Currently management anticipates selling a portion of its portfolio securities in order to repay the $2 million Walnut Debentures due June 1998.

        The Walnut Debentures prohibit the distribution of earnings or other assets of Walnut to the Company, except for distributions made out of undistributed realized earnings computed in accordance with SBA regulations. For so long as any indebtedness under the Walnut Debentures remains outstanding, Walnut is prohibited from repurchasing or converting any of its equity (but not debt) securities or paying dividends (including dividends to the Company) without the consent of the SBA. In addition, Walnut is prohibited from incurring any secured indebtedness, except for the $5,765,000 of secured indebtedness that was outstanding at April 8, 1994. There are no limitations on the amount of unsecured indebtedness Walnut can incur. The Walnut Debentures cannot be prepaid without payment of a prepayment penalty related to the time of such prepayment.

        The SBA has issued a finding that the Company has violated Section 107.903(b)(1) and (d) of Part 13 of the Code of Federal Regulations ("CFR") by financing an Associate and paying fees to an Associate (as defined in 13 CFR
Section 121.103) and paying fees to an Associate. The Company has provided information to the SBA to show that such findings are inaccurate. Additionally, the SBA has issued a finding that the Company has violated 13 CFR Section 107.501(b)(1), (3), and (4) by not seeking prior approval of the SBA for management services provided by Associates. The Company believes that such findings are inaccurate and current SBA regulations no longer require prior approval in such circumstances.

        The last examination report issued to Walnut by the SBA is dated May
14, 1996 and covered the 14-month period ended February 28, 1995. To date, the SBA has not declared or threatened to declare a default with respect to any of its findings; however, there can be no assurance that the SBA will be willing to further refrain from declaring an event of default under the SBA Act and it is likely that the SBA will continue to deem these issues to be open until fully resolved to the SBA's satisfaction, irrespective of any continuing discussions with respect thereto between the SBA and Walnut's management. If such a default were to be declared and Walnut failed to cure the same, the SBA would have the right to accelerate the maturity of the Walnut Debentures then outstanding. Another SBA examination covering the period from March 1, 1995 until February 28, 1997 was completed in April 1997. A written report is expected to be issued by the SBA in the near future. Management believes that the SBA's findings, if any, from this examination will not have a material affect on Walnut or the Company as a whole.


                                      C--7

        LIQUIDITY AND CAPITAL RESOURCES OF THE COMPANY. Through June 1995, the Company sold 1,015,625 shares of Common Stock in a private placement at an offering price of $2.00 per share. The proceeds of such private placement were used primarily to (i) repay indebtedness, (ii) pay accrued federal, state and city taxes, interest and penalties, and (iii) increase working capital.

        On August 31, 1995, the Company established a $4 million line of credit with American National Bank and Trust Company of Chicago (ANB). This credit line was replaced as of September 8, 1996 with a term loan of $2,850,000. This loan requires interest only payments of September 30, 1996 and December 31, 1996. A principal payment of $575,000 was made on March 31, 1997, with the balance due on July 31, 1997. The interest rate associated with this loan is ANB's base rate plus 2% (10.25% as of September 30, 1997). This loan was renewed and amended to provide for an initial principal payment of $250,000 and quarterly principal payments thereafter, commencing December 31, 1997, of $250,000. This loan has an amended maturity date of June 30, 1999 and a current principal amount outstanding of $2,025,000. This loan is personally guaranteed by two Directors of the Company. In April, 1997, the Company received an unsecured loan from a related party in the amount of $400,000. The loan bears interest at 9.5%. The note will be repaid in the fourth quarter.

        The Company is currently in the process of circulating a private placement memorandum relating to the sale of up to 80 Units, with each Unit consisting of 50,000 shares of Common Stock and 35,000 Class A Common Stock purchase warrants, for $50,000 per Unit. Such private placement is subject to, among other things, stockholder approval. Provided all conditions to closing are satisfied (and there can be no assurance that such satisfaction will occur), the Company anticipates that the private placement will close in the fourth quarter.

        The Company is currently in the process of negotiating for the acquisition of additional operating business which may affect the Company's liquidity.

Investment Portfolio Changes.

        For the nine months ended September 30, 1997, the Company's portfolio had a net decrease of $7,110,000. This was due to the sale of certain investments which resulted in realized gains and changes in market prices for other marketable investments.

        The sale of certain portfolio investments resulted in unrealized appreciation/(depreciation) and the recognition of realized gains/(losses) during the nine months ended September 30, 1997 as follows:



                                       Unrealized         Realized
                                      Appreciation          Gain
                                     (Depreciation)        (Loss)
                                     --------------       --------
HealthCare Compare, Inc.              $(4,086,000)      $ 7,392,000
NFS                                     2,439,000        (3,535,000)
American HealthChoice                    (332,000)           87,000
Jenna Lane                                      0           567,000
Others, net                               (15,000)          131,000



        The Company's equity investments that appreciated/(depreciated) in value during the nine months ended September 30, 1997 were as follows:



                                      Unrealized
                                     Appreciation
                                    (Depreciation)
                                    --------------
GranCare, Inc.                        $ 736,000
I-Flow                                 (109,000)
Trans Global Services                  (431,000)
Titan Pharmaceuticals                   (99,000)
Other                                   339,000



No unrealized gains or losses were recorded in connection with the Company's non-marketable securities for the nine months ended September 30, 1997.


                                      C--8

                        WALNUT FINANCIAL SERVICES, INC.
               CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
                                  (UNAUDITED)



                                                                                   SEPTEMBER 30, 1997         DECEMBER 31, 1996*
                                                                                   ------------------         ------------------
Assets:
Investments at Market or Fair Value:
  Marketable equity securities   (cost: 1997 - $ 7,974,000; 1996 - $ 10,108,000)      $15,317,000                 $22,903,000
  Non-marketable equity securities (cost: 1997 - $ 11,109,000; 1996 - $12,930,000)      8,420,000                   7,094,000
  Non-marketable debt securities (cost: 1997 - $ 1,330,000; 1996 - $ 2,168,000)           797,000                   1,647,000
                                                                                      ---------------------------------------
     Total investments                                                                 24,534,000                  31,644,000

Cash and cash equivalents                                                                 444,000                     350,000
Other assets                                                                              366,000                     353,000

Fixed assets, net of accumulated depreciation                                              10,000                       6,000
                                                                                      ---------------------------------------
        Total assets                                                                   25,354,000                  32,353,000

Liabilities:
  Margin payable to brokers                                                             2,132,000                   5,459,000
  Notes payable to banks                                                                2,275,000                   3,725,000
  Notes payable to other                                                                  400,000
  Accounts payable, accrued expenses and other current liabilities                        641,000                     624,000
  Debentures payable                                                                    4,000,000                   8,000,000
  Deferred tax liability                                                                1,014,000                     158,000
                                                                                      ---------------------------------------

     Net assets                                                                       $14,892,000                 $14,387,000
                                                                                      =======================================

Net Assets:

Preferred stock, no stated value, 1,000,000 shares authorized, no shares issued

Common stock, $.01 stated value, 50,000,000 shares authorized, 14,616,687 issued
and outstanding                                                                          $146,000                    $146,000

Additional paid in capital                                                             15,030,000                  15,030,000

Accumulated:

  Net investment (loss)                                                               (12,027,000)                (11,020,000)
  Net realized gain on investments                                                     11,529,000                   6,622,000
  Net unrealized (depreciation) appreciation of investments                               214,000                   3,609,000
                                                                                      ---------------------------------------

     Net assets applicable to outstanding common shares
     (equivalent to $1.02 per share at September 30, 1997 and
     $0.98 per share at December 31, 1996 based on 14,616,687
     outstanding common shares.)                                                      $14,892,000                 $14,387,000
                                                                                      =======================================



--------------------
*  Restated to conform to current period presentation.

Attention is directed to the accompanying notes to these financial statements



                                     C--9

                        WALNUT FINANCIAL SERVICES, INC.
                           INVESTMENTS IN SECURITIES
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)



                                             SHARES          VALUE
                                             ------       -----------
Common and Preferred Stocks - 80%
  Healthcare - 66%
    American Psych Systems                   122,950      $   150,000
    Grancare, Inc.                           200,000        2,471,000
    Greystone Medical                        200,000          100,000
    HealthCare Compare, Corp.                150,000        9,526,000
    I-Flow Corp.                             300,000        1,469,000
    Ivonyx Group Services, Inc.              100,000          100,000
    Med Images                               172,872          379,000
    Mental Health Management                  82,455          112,000
    Rainbow Medical                           25,000           50,000
    Vitalink                                  90,600        1,927,000
                                                         ------------
                                                           16,284,000
                                                         ------------
  High technology - 6%
    NHancement Technology                     16,185           57,000
    Consolidated Technology                  475,000           80,000
    Logic Devices                             45,000          144,000
    Thermo Information                        10,000           90,000
    Wickham & Co.                            250,969        1,034,000
                                                         ------------
                                                            1,405,000
                                                         ------------
  Communications - 5%
    Site Based Media, Inc.                   321,108           19,000
    Trans Global Services, Inc.               62,003          286,000
    Vision III Imaging                        10,585          847,000
                                                         ------------
                                                            1,152,000
                                                         ------------
  Biotechnology - 1%
    Cell Therapeutics, Inc.                    2,857           41,000
    Metatech Corp.                            14,817               --
    Optiva Corp                               10,000           63,000
    Osteoimplant                              80,000           96,000
    Titan Pharmaceuticals                     24,411          102,000
    VaxGen                                    20,000           70,000
                                                         ------------
                                                              372,000
                                                         ------------
  Environmental - 0%
    Inorganic Recycling                       10,000               --
                                                         ------------
                                                                   --
                                                         ------------
  Other - 2%
    Linters                                   42,784           75,000
    SoftKat, Inc.                            155,309           40,000
    VINnet, Inc.                              25,000          305,000
                                                         ------------
                                                              420,000
                                                         ------------
      Total common and preferred stocks
       (cost $15,115,000)                                  19,633,000
                                                         ------------



                                    C--10

                 WALNUT FINANCIAL SERVICES, INC.
                    INVESTMENTS IN SECURITIES
                        SEPTEMBER 30, 1997
                           (UNAUDITED)
                           (CONTINUED)



Partnership interests - 17%
  Universal Partners, L.P. (majority-owned
    subsidiary)                                              2,010,000
  Knox Liquidating L.P.                                      2,094,000
                                                          ------------
      Total partnership interests (cost
       $3,968,000)                                           4,104,000

Debt securities - 3%
  Clean America Corp.                                               --
  Knox International                                           200,000
  Metatech Corp.                                                    --
  Mid-America Waste Technology                                      --
  TCOM Systems                                                 414,000
  SoftKat, Inc.                                                160,000
  VINnet                                                        23,000
                                                          ------------
      Total debt securities (cost $1,330,000)                  797,000
                                                          ------------
      Total - 100% (cost $20,413,000)                     $ 24,534,000
                                                          ============



 Attention is directed to the accompanying notes to these financial statements



                                    C--11

                        WALNUT FINANCIAL SERVICES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)



                                                                FOR THE NINE MONTHS ENDED              FOR THE THREE MONTHS ENDED
                                                            -----------------------------------------------------------------------
                                                             SEPTEMBER 30,       SEPTEMBER 30,        SEPTEMBER 30,    SEPTEMBER 30,
                                                                 1997               1996*                 1997             1996*
                                                            -----------------------------------------------------------------------
Investment income:
  Interest income                                                 38,000              40,000                 2,000           16,000
  Dividend income                                                 19,000              13,000                                  3,000
                                                            -----------------------------------------------------------------------
    Total income                                                  57,000              53,000                 2,000           19,000
                                                            -----------------------------------------------------------------------
Expenses:

  Interest expense                                               857,000           1,184,000               250,000          354,000
  General and administrative                                     877,000           1,151,000               385,000          426,000
                                                            -----------------------------------------------------------------------
    Total expenses                                             1,734,000           2,335,000               635,000          780,000
                                                            -----------------------------------------------------------------------
  Net investment (loss) before
  income tax                                                  (1,677,000)         (2,282,000)             (633,000)        (761,000)

  Income tax benefit                                             671,000             913,000               253,000          304,000
                                                            -----------------------------------------------------------------------
  Net investment (loss)                                       (1,006,000)         (1,369,000)             (380,000)        (457,000)
                                                            -----------------------------------------------------------------------
Realized and unrealized gains on investments:

  Realized gains from sales of
  investments before income tax                                4,642,000           1,839,000            (2,257,000)         525,000

  Income tax (provision) benefit                              (1,857,000)           (735,000)              903,000         (210,000)
                                                            -----------------------------------------------------------------------
  Net realized gains from sale of
  investments                                                  2,785,000           1,104,000            (1,354,000)         315,000

  Unrealized appreciation (depreciation)
  on investments before tax                                   (1,558,000)          1,102,000             4,577,000       (1,326,000)

  Income tax (provision) benefit                                 284,000            (474,000)           (1,825,000)         552,000
                                                            -----------------------------------------------------------------------
  Net unrealized appreciation
  (depreciation) on investments                               (1,274,000)            628,000             2,752,000         (774,000)
                                                            -----------------------------------------------------------------------
  Net realized and unrealized gains (losses) on
  investments                                                  1,511,000           1,732,000             1,398,000         (459,000)
                                                            -----------------------------------------------------------------------
    Net increase (decrease) in net assets resulting
    from operations                                         $    505,000        $    363,000          $  1,018,000      $  (916,000)
                                                            =======================================================================
    Income (loss) per share                                 $       0.03        $       0.03          $       0.07      $     (0.06)
                                                            -----------------------------------------------------------------------
    Weighted average shares outstanding                       14,616,687          14,465,522            14,616,687       14,616,687
                                                            -----------------------------------------------------------------------



---------------
*  Restated to conform to current period presentation.

 Attention is directed to the accompanying notes to these financial statements



                                    C--12

                        WALNUT FINANCIAL SERVICES, INC.
                CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
                                  (UNAUDITED)



                                                                            FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                                                            ---------------------------------------
                                                                                1997                       1996*
                                                                            ---------------------------------------
Increase in net assets resulting from operations:
  Net investment income (loss)                                              $(1,346,000)                $(1,401,000)
  Net realized gains (losses) on investments                                  2,785,000                   1,103,000
  Net unrealized appreciation (depreciation) on investments                    (934,000)                    661,000
                                                                            ---------------------------------------
  Net increase (decrease) in net assets resulting from operations               505,000                     363,000


Capital share transactions:

  Issuance of common stock for legal fees                                             0                      35,000
  Issuance of common stock for Universal Partners acquisition                         0                   1,793,000
                                                                            ---------------------------------------

Total increase                                                                  505,000                   2,191,000

Net assets at beginning of period:                                           14,387,000                  15,399,000
                                                                            ---------------------------------------

Net assets at end of period                                                 $14,892,000                 $17,590,000
                                                                            =======================================



------------------
*  Restated to conform to current period presentation.

 Attention is directed to the accompanying notes to these financial statements



                                    C--13

                        WALNUT FINANCIAL SERVICES, INC.
                            STATEMENT OF CASH FLOWS
                                  (UNAUDITED)



                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                          ---------------------------------
                                                              1997                 1996*
                                                          ------------         ------------
Cash flows from operating activities:
  Net increase in net assets resulting from operations         505,000              363,000
  Adjustments to reconcile net increase in net assets
   resulting from operations to net cash provided by
   operating activities:
    Net unrealized depreciation of investments               1,558,000           (1,102,000)
    Net realized gain on investments                        (4,642,000)          (1,839,000)
    Change in net deferred tax liability                       856,000              296,000
    Change in assets and liabilities:
      Other assets                                             (17,000)             (50,000)
      Other liabilities                                         17,000              358,000
                                                          ------------         ------------
        Net cash used in operating activities               (1,723,000)          (1,974,000)
                                                          ------------         ------------

Cash flows from investing activities:
  Purchases of common stock, healthcare                       (220,000)            (234,000)
  Purchases of common stock, high tech                         (50,000)                   0
  Purchases of common stock, other                            (165,000)             (40,000)
  Purchase of general partnership interest                     (75,000)                   0
  Purchase of debt securities, wholly-owned subsidiary               0             (641,000)
  Purchase of debt securities, other                                 0             (210,000)
  Proceeds from sale of common stock, healthcare             8,945,000            4,411,000
  Proceeds from sale of common stock, high tech                  2,000               22,000
  Proceeds from sale of common stock, other                    943,000                    0
  Collection of wholly-owned subsidiary note                   749,000                    0
  Collections from debt securities                              65,000                    0
                                                          ------------         ------------
        Net cash provided by investing activities           10,194,000            3,308,000
                                                          ------------         ------------

Cash flows from financing activities:
  Borrowings (repayments) of short term debt                (1,050,000)          (1,434,000)
  Increase (decrease) in margin accounts                    (3,327,000)             266,000
  Repayments of long-term debt                              (4,000,000)                   0
                                                          ------------         ------------
        Net cash used in financing activities               (8,377,000)          (1,168,000)
                                                          ------------         ------------
Net increase (decrease) in cash and cash equivalents            94,000              166,000

Cash and cash equivalents, beginning                           350,000              375,000
                                                          ------------         ------------
Cash and cash equivalents, end                            $    444,000         $    541,000
                                                          ============         ============

Supplemental Information:

Cash paid for interest                                    $    599,000         $  1,088,000
                                                          ============         ============
Issuance of common stock for legal fees                   $         --         $     35,000
                                                          ============         ============
Issuance of common stock and warrants for
  partnership interest                                    $         --         $  1,793,000
                                                          ============         ============



-----------------
*  Restated to conform to current period presentation.

 Attention is directed to the accompanying notes to these financial statements



                                    C--14

                        WALNUT FINANCIAL SERVICES, INC.
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.      BASIS OF PREPARATION

        The accompanying consolidated financial statements as of September 30, 1997, and for the three and nine months ended September 30, 1997 and September 30, 1996, are unaudited; however, in the opinion of the management of Walnut Financial Services, Inc., a Utah corporation (the "Company"), such statements include all adjustments (consisting of normal recurring accruals) necessary to present a fair statement of the information presented therein.

        Pursuant to accounting requirements of the Securities and Exchange Commission applicable to quarterly reports on Form 10-Q, the accompanying financial statements and these notes do not include all disclosures required by generally accepted accounting principles for audited financial statements. Accordingly, these statements should be read in conjunction with the Company's most recent audited financial statements included in its Form 10-K for the fiscal year ended December 31, 1996, as amended.

        Results of operations for interim periods are not necessarily indicative of those to be achieved for fiscal years.

2.      ORGANIZATION.

        Since October 15, 1997, the Company has operated as a business development company ("BDC"), as described in the Investment Company Act of 1940, as amended (the "1940 Act"), and has two primary business focuses: (i) investing in start-up and early stage development companies and (ii) operating an investment vehicle that specializes in bridge financing to small to medium sized companies. The Company engages in the investment business through its wholly-owned subsidiary, Walnut Capital Corp., a Delaware corporation ("Walnut"). Walnut was formed for the purpose of operating as a Small Business Investment Company (a "SBIC") under the Small Business Investment Act of 1958 (as amended, the "SBA Act"), and is subject to regulations promulgated by the Small Business Administration (the "SBA") pursuant to the provisions of the SBA Act. The Company pursues its bridge financings through its wholly-owned subsidiary, Universal Bridge Fund, Inc., a Delaware corporation ("Universal Bridge"). Universal Bridge owns 50% of the outstanding general partnership interests and approximately 83% of the limited partnership interests of Universal Partners, L.P., an Illinois limited partnership ("UPLP"). On September 28, 1997, the Company sold all of the outstanding stock of its wholly-owned subsidiary, NFS Services, Inc., a New York corporation ("NFS"), which performed consulting and asset recovery services.

        On October 15, 1997, the Company and certain of its subsidiaries (Walnut, Universal Bridge and Walnut Funds, Inc.) elected to be regulated as BDCs as provided by the 1940 Act. The Company inadvertently became subject to the requirements of the 1940 Act as a result of the 1995 business combination between the Company and Walnut, a then privately held Small Business Investment Company managed by members of the Company's current management.





                                    C--15

From and after such business combination, the Company had relied on the one-year safe harbor exemption provided by Rule 3a-2 under the 1940 Act from the registration, filing and operating requirements imposed by the 1940 Act. The Company's one-year exemption period expired on February 27, 1996 and from such date the Company may be deemed to have been an unregistered investment company. As a result, certain actions taken after the expiration of the one-year exemption period may have violated the 1940 Act. Management anticipates that the Company may seek to cease to be a BDC upon the acquisition of additional operating businesses; however, the Company cannot change the nature of its business so as to cease to be a BDC unless such change is approved by the Company's stockholders in accordance with the 1940 Act.

        The Company has determined it is required to present its financial statements in accordance with generally accepted accounting principles and Securities and Exchange Commission regulations applicable to investment companies. The Company had previously reported its financials in accordance with generally accepted accounting principles and Securities and Exchange Commission rules and regulations applicable to operating companies. Accordingly, the financial information presented herein for December 31, 1996 and for the three and nine month periods ended September 30, 1996 has been restated in accordance with generally accepted accounting principles and Securities and Exchange Commission rules applicable to investment companies which generally means that investments are reported at fair market value rather than cost, including wholly-owned subsidiaries.

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

        PRINCIPLES OF CONSOLIDATION. The financial statements of the Company include the accounts of Walnut and Universal Bridge (from the date of acquisition). Intercompany transactions and balances have been eliminated in consolidation.

        ACQUISITION OF UPLP. On June 17, 1996, the Company issued 801,974 shares of Common Stock, together with five-year warrants to purchase an additional 697,391 shares of Common Stock at an exercise price of $3.00, in connection with Universal Bridge's purchase of approximately 83% of the limited partnership interests and 50% of the general partnership interests of UPLP. The investment assets of UPLP at the time of acquisition were $1,251,000, net debt securities were $423,000, total assets were $2,226,000 and liabilities were $75,000.
These values were at fair market value at the time of the acquisition, which, in turn, was the cost for Universal Bridge.

        NET INCOME (LOSS) PER SHARE. Net income (loss) per share is computed based on the weighted average number of shares outstanding for each period. Common stock equivalents have been considered where they are not anti-dilutive.

        A new accounting pronouncement FAS 128 (Accounting for Earnings per Share) will provide a simplified standard for accounting for earnings per share. This will be effective December 31, 1997.




                                    C--16

4.      RELATED PARTY TRANSACTIONS.

        The Company and its subsidiaries retain a law firm at which a Company officer is of counsel. Payments of $201,000 were paid to such firm by the Company for reimbursement of expenses and legal services incurred during the nine months ended September 30, 1997. Such expenses and fees were incurred in connection with normal business activities.

        The Company has an outstanding $2,025,000 loan to a third party institutional lender. Such loan matures on June 30, 1999 and repayment is guaranteed by two Directors of the Company.

        In April, 1997, the Company received an unsecured loan from a related party in the amount of $400,000. The loan bears interest at 9.5%. The note will be repaid in the fourth quarter.




                                    C--17

                 PRESENTATION OF PROFORMA FINANCIAL STATEMENTS

On October 15, 1997, the Company and certain of its subsidiaries (Walnut Capital Corp., Universal Bridge Fund, Inc. and Walnut Funds, Inc.) elected to be regulated as business development companies ("BDCs") as provided by the Investment Company Act of 1940, as amended (the "1940 Act"). The Company inadvertently became subject to the requirements of the 1940 Act as a result of the business combination between the Company and Walnut Capital Corp., a then privately held Small Business Investment Company managed by members of the Company's current management, consummated in February 1995. From and after such business combination, the Company had relied on the one-year safe harbor exemption provided by Rule 3a-2 under the 1940 Act from the registration, filing and operating requirements imposed by the 1940 Act. The Company's one-year exemption period expired on February 27, 1996 and from such date the Company may be deemed to have been an unregistered investment company.

For the quarter ended September 30, 1997, the Company has prepared its financial statements in accordance with generally accepted accounting principles applicable to investment companies pursuant to the 1940 Act. The following Proforma Consolidated Statement of Assets and Liabilities of Walnut Financial Services, Inc., including the Proforma Schedule of Investments in Securities, as of December 31, 1996, and related Proforma Consolidated Statements of Operations and Changes in Net Assets for the year ended December 31, 1996, have been prepared in accordance with generally accepted accounting principles applicable to investment companies pursuant to the 1940 Act and are presented for informational purposes only.






                                    C--18

WALNUT FINANCIAL SERVICES, INC.
PROFORMA CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES
DECEMBER 31, 1996
(UNAUDITED)



Assets:
Investments at Market or Fair Value:
   Marketable equity securities   (cost of $10,110,000)                             $22,903,000
   Non-marketable equity securities (cost of $12,930,000)                             7,094,000
   Non-marketable debt securities (cost of $2,168,000)                                1,647,000
                                                                                    -----------

       Total Investments                                                             31,644,000

Cash and cash equivalents                                                               350,000
Other assets                                                                            353,000
Fixed assets, net of accumulated depreciation                                             6,000
                                                                                    -----------

         Total assets                                                                32,353,000



Liabilities:
    Margin payable to brokers                                                         5,459,000
    Notes payable to banks                                                            3,725,000
    Accounts payable, accrued expenses and other current liabilities                    624,000
    Debentures payable                                                                8,000,000
    Deferred tax liability                                                              158,000
                                                                                    -----------

        Net assets                                                                  $14,387,000
                                                                                    ===========

Net Assets:

Preferred stock, no stated value, 1,000,000 shares authorized, no shares issued

Common stock, $.01 stated value, 50,000,000 shares authorized, 14,616,687
issued and outstanding                                                                 $146,000

Additional paid in capital                                                           15,030,000

Accumulated

    Net investment income                                                           (11,020,000)
    Net realized gain on investment                                                   6,622,000
    Net unrealized appreciation/(depreciation) of investments                         3,609,000
                                                                                    -----------
                  Net assets applicable to outstanding common shares
                  (equivalent to $.98 per share based on 14,616,687
                  outstanding common shares)                                        $14,387,000
                                                                                    ===========


                                    C--19

WALNUT FINANCIAL SERVICES, INC.
PROFORMA INVESTMENT IN SECURITIES
DECEMBER 31, 1996
(UNAUDITED)



                                                              Shares                Value
                                                              ------                -----
Common and Preferred Stocks- 79%
   Healthcare - 67%
      American HealthChoice                                    45,000            $   433,000
      American Psych Systems                                  122,950                150,000
      Acqu Care                                                30,000                  1,000
      Grancare, Inc.                                          200,000              3,568,000
      HealthCare Compare, Corp.                               352,500             14,995,000
      I-Flow Corp                                             300,000              1,578,000
      Ivonyx Group Services                                   100,000                100,000
      Med Images                                              172,872                379,000
      Mental Health Management                                 82,455                 62,000
      Medical safeTEC, Inc.                                   378,500                    -

                                                                                 -----------
                                                                                  21,266,000
                                                                                 -----------
   High technology- 4%
      Consolidated Technology                                 500,000                 36,000
      Logic Devices                                            45,000                 96,000
      Multimedia                                               33,334                167,000
      Wickham & Co.                                           250,969              1,034,000

                                                                                 -----------
                                                                                   1,333,000
                                                                                 -----------

   Communications- 5%
      Channel America Tel. Network                          1,438,296                    -
      Site Based Media, Inc.                                  321,108                 60,000
      Trans Global Services, Inc.                             373,511                729,000
      Vision III Imaging                                        9,960                797,000

                                                                                 -----------
                                                                                   1,586,000
                                                                                 -----------

   Biotechnology- 1%
      Biofactors                                                5,677                 17,000
      Cell Therapeutics, Inc                                   10,000                 34,000
      Metatech Corp                                            14,817                    -
      Optiva Corp                                              10,000                 63,000
      Osteoimplant                                             80,000                 96,000
      Titan Pharmaceuticals                                    24,411                201,000

                                                                                 -----------
                                                                                     411,000
                                                                                 -----------

   Environmental- 1%
      Clean America Corp                                       59,375                  4,000
      Inorganic Recycling                                      10,000                    -

                                                                                 -----------
                                                                                       4,000
                                                                                 -----------


                                    C--20

  Other - 1%
    Horizon Resources, Corp                                        15                   -
    Jenna Lane                                                 50,000                100,000
    Six/Eight Venture                                             200                   -
    SoftKat, Inc.                                             155,309                 40,000
    TCOM Systems                                            1,327,554                   -
    VINnet Systems                                             25,000                305,000
                                                                                 -----------
                                                                                     445,000
                                                                                 -----------

        Total common and preferred stocks (cost $19,072,000)                      25,045,000
                                                                                 -----------

Partnership interests - 16%
  Universal Partners, L.P. (majority-owned subsidiary)                             2,858,000
  Knox Liquidating L.P.                                                            2,094,000
                                                                                 -----------
        Total partneship interests (cost $3,968,000)                               4,952,000
                                                                                 -----------

Debt securities - 5%
  NFS (wholly-owned subsidiary)                                                      749,000
  Biofactors                                                                          28,000
  Clean America Corp.                                                                 29,000
  Knox International                                                                 200,000
  Metatech Corp.                                                                        -
  Performance Factors                                                                 44,000
  Tcom Systems                                                                       414,000
  SoftKat, Inc.                                                                      160,000
  VINnet                                                                              23,000
                                                                                 -----------
        Total debt securities (cost $2,168,000)                                    1,647,000
                                                                                 -----------

        Total - 100% (cost $25,208,000)                                          $31,644,000
                                                                                 ===========


                                    C--21

WALNUT FINANCIAL SERVICES, INC.
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 1996
(UNAUDITED)



Investment income:

    Interest income                                                       $    61,000
    Dividend income                                                            16,000
                                                                          -----------

                                                                               77,000
                                                                          -----------
Expenses:

    Interest expense                                                        1,597,000
    General and administrative                                              1,651,000
                                                                          -----------

         Total expenses                                                     3,248,000
                                                                          -----------

Net investment (loss) before income tax                                    (3,171,000)

Income tax benefit                                                          1,268,000
                                                                          -----------

Net investment (loss)                                                      (1,903,000)
                                                                          -----------

Realized and unrealized gains on investments:

Realized gains from sales of investments before income tax                  2,904,000

Income tax provision                                                       (1,162,000)
                                                                          -----------

Net realized gains from sales of investments                                1,742,000
                                                                          -----------

Unrealized depreciation on investments before income tax                   (3,773,000)

Income tax benefit                                                            969,000
                                                                          -----------

Net unrealized losses on investments                                       (2,804,000)
                                                                          -----------

Net realized and unrealized losses on investments                          (1,062,000)
                                                                          -----------

    Net decrease in net assets resulting from operations                  $(2,965,000)
                                                                          ===========
    Net income (loss) per share                                           $     (0.21)
                                                                          -----------

    Weighted average shares outstanding                                    14,247,099
                                                                          -----------


                                    C--22

WALNUT FINANCIAL SERVICES, INC.
PROFORMA CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
YEAR ENDED DECEMBER 31, 1996
(UNAUDITED)




Increase (decrease) in net assets resulting from operations:

    Net investment income                                                         (1,903,000)
    Net realized gains on investments                                              1,742,000
    Net unrealized depreciation on investments                                    (2,804,000)

           Net decrease in net assets resulting from operations                   (2,965,000)

Increase in net assets resulting from capital share transactions:

   Issuance of common stock for legal fees                                            35,000
   Issuance of compensatory warrants for consulting                                  125,000
   Issuance of common stock for acquisition of Universal Partners, L.P.            1,793,000
                                                                                  ----------

           Net increase in net assets resulting from operations                    1,953,000
                                                                                  ----------

   Total decrease                                                                 (1,012,000)

Net assets at beginning of period                                                 15,399,000
                                                                                  ----------
Net assets at end of period                                                       14,387,000
                                                                                  ==========




                                    C--23

WALNUT FINANCIAL SERVICES, INC.
PROFORMA CONSOLIDATED STATEMENT OF CASH FLOWS
DECEMBER 31, 1996
(UNAUDITED)



Cash flows from operating activities:
   Net increase in net assets resulting from operations                        (2,965,000)
   Adjustments to reconcile net increase in net assets resulting from operations to net cash provided by operating activities:
      Net unrealized depreciation of investments                                3,773,000
      Net realized gain on investments                                         (2,904,000)
      Issuance of compensatory warrants                                           125,000
      Change in net deferred tax liability                                     (1,090,000)
      Changes in assets and liabilities:
         Other assets                                                             (30,000)
         Other liabilities                                                        148,000
                                                                               ----------

            Net cash used in operating activities                              (2,943,000)
                                                                               ----------

Cash flows from investing activities:
   Purchases of common stock, healthcare                                         (234,000)
   Purchases of common stock, other                                            (1,065,000)
   Purchases of debt securities, wholly-owned subsidiary                         (750,000)
   Purchase of debt securities, high tech                                         (29,000)
   Purchase of debt securities, other                                            (210,000)
   Proceeds from sale of common stock, healthcare                               5,950,000
   Proceeds from sale of common stock, high tech                                   23,000
   Collections from debt securities, other                                         50,000
                                                                               ----------

            Net cash provided by investing activities                           3,735,000
                                                                               ----------

Cash flows from financing activities:
   Borrowings (repayments) of short term debt                                  (1,144,000)
   Increase (decrease) in margin accounts                                         327,000
                                                                               ----------

            Net cash used in financing activities                                (817,000)
                                                                               ----------

Net increase (decrease) in cash and cash equivalents                              (25,000)

Cash and cash equivalents, beginning                                              375,000
                                                                               ----------
Cash and cash equivalents, end                                                 $  350,000
                                                                               ==========

Supplemental Information:

Cash paid for interest                                                         $1,590,000
                                                                               ==========

Non-cash financing activity

     Issuance of common stock and warrants for partnership interest            $1,793,000
                                                                               ==========



                                    C--24

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES


Consolidated Financial Statements:                              Page


Report of Independent Auditors................................  C-26

Consolidated Balance Sheets, December 31, 1996 and 1995.......  C-29

Consolidated Statements of Operations,
years ended December 31, 1996, 1995 and 1994..................  C-30

Consolidated Statements of Changes in Stockholders' Equity,
years ended December 31, 1996, 1995 and 1994..................  C-31

Consolidated Statements of Cash Flows,
years ended December 31, 1996, 1995 and 1994..................  C-32

Notes to Consolidated Financial Statements....................  C-33

Financial Statement Schedules:

Schedule I - Condensed Financial Information of Registrant....  C-50

Schedule II - Valuation and Qualifying Accounts and Reserves..  C-51


                                    C--25

[RICHARD A. EISNER & COMPANY, LLP LETTERHEAD]



                         REPORT OF INDEPENDENT AUDITORS

To the Shareholders and Board of Directors of Walnut Financial Services, Inc.

     We have audited the accompanying consolidated balance sheets of Walnut Financial Services, Inc. and subsidiaries (the "Company") as at December 31, 1996 and December 31, 1995, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included verification of investments owned at December 31, 1996 and December
31, 1995, by correspondence with the custodian and by physical examination. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements enumerated above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 1996 and December 31, 1995, and the consolidated results of its operations and its consolidated cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

     As discussed in Note 1, the Company may have Investment Company Act of 1940 (the "Act") considerations. The Act imposes certain registration, filing and operating requirements on subject companies.

[RAE LOGO]

    As discussed in Note 5, the U.S. Small Business Administration (the "SBA") has issued its finding that a subsidiary, Walnut Capital Corporation ("Walnut Capital") has violated Section 107.903(b)(1) and (d) of Part 13 of the Code of Federal Regulations by financing an associate and paying fees to an associate. The Company believes that no such violation occurred and the matter is being discussed with the SBA.

    In addition, the SBA has issued a finding that Walnut Capital has violated
Section 107.501(b)(1), (3) and (4) by not seeking prior approval of the SBA for management services provided by associates. The Company believes that no such violation occurred and the matter is being discussed with the SBA.

    Further, the SBA has issued a finding that Walnut Capital has violated
Section 107.203(d) relating to capital impairment. The SBA has indicated that under certain circumstances it would refrain from any action against the Company with regard to capital impairment.

    As explained in Note 2, the consolidated financial statements include securities, valued at $5,981,000 (18% of total assets), whose values have been estimated by the Board of Directors in the absence of readily ascertainable market values. We have reviewed the procedures used by the Board of Directors in arriving at its estimate of value of such securities and have inspected underlying documentation and, under the circumstances, we believe the procedures are reasonable and the documentation appropriate. However, because of the inherent uncertainty of valuation, those estimated values may differ significantly from the values that would have been used had a ready market for the securities existed, and the differences could be material, either reflecting a lower or a higher valuation.



Richard A. Eisner & Company, LLP
New York, New York
January 24, 1997

                [RICHARD A. EISNER & COMPANY, LLP LETTERHEAD]


                      REPORT OF INDEPENDENT AUDITORS WITH
                       RESPECT TO SUPPLEMENTARY SCHEDULES

Board of Directors and Shareholders

        The audits referred to in our report dated January 24, 1997 includes Schedule I for the year ended December 31, 1996 and Schedule II for each of the years in the two-year period ended December 31, 1996. In our opinion, the schedules referred to above present fairly the information set forth therein, in conformity with the applicable accounting regulation of the Securities and Exchange Commission.


Richard A. Eisner & Company, LLP

New York, New York
January 24, 1997

                        WALNUT FINANCIAL SERVICES, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                             December 31,        December 31,
                                                               1996                 1995
                                                           -------------       -------------
ASSETS
------
Portfolio securities:
 Marketable equity securities (cost of $11,864,004
  in 1996 and $12,564,401 in 1995 )                         $ 23,842,962         $26,622,030
 Non-marketable equity securities (cost of $6,760,208
  In 1996 and $6,832,836 in 1995)                              4,468,692           4,486,237
 Non-marketable debt securities (less reserve of $806,711      1,512,081             846,694
  in 1996 and $384,008 in 1995)                             ------------         -----------

    Total portfolio securities                                29,823,735          31,954,961
Current assets:
 Cash and cash equivalents                                       840,225             396,440
 Accounts receivable (net of allowance for doubtful
  accounts $547,074 in 1996 and $305,273 in 1995)                420,612             630,092
 Interest receivable (net of allowance for doubtful
  accounts $14,030 in 1996 and $14,030 in 1995)                   26,603              27,549
 Unbilled receivables                                            770,754             501,332
 Other current assets                                            208,078              76,420
                                                            ------------         -----------
    Total current assets                                       2,266,272           1,631,833
                                                            ------------         -----------
    Fixed assets (net of accumulated depreciation of
    $149,604 in 1996 and $123,382 in 1995)                        43,431              54,935
                                                            ------------         -----------
    Other assets                                                 208,489             355,283
                                                            ------------         -----------
    Intangible assets, net of accumulated amortization           856,548           2,066,492
                                                            ------------         -----------
    TOTAL ASSETS                                            $ 33,198,475         $36,063,504
                                                            ============         ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
    Current liabilities:
    Margin payable to brokers                               $  5,459,118         $ 5,131,783
    Notes payable to banks                                     2,850,000           4,933,791
    Notes payable to other                                       875,000             270,000
    Accounts payable, accrued expenses, and
      other current liabilities                                1,119,785           1,003,088
    Current portion of long-term debt                          4,049,500              47,953
                                                            ------------         -----------
    Total current liabilities                                 14,353,403          11,386,615

Long-term debt, net of current portion                         4,013,321           8,013,285
Non-current deferred tax liability                                37,689           1,247,967
Deferred rent, net of amortization                                19,651              16,311
                                                            ------------         -----------
   Total liabilities                                          18,424,064          20,664,178
                                                            ------------         -----------
Minority Interest                                                386,750                   0
                                                            ------------         -----------
Commitments and contingencies
Stockholders' equity:
Preferred stock, no stated value, 1,000,000 shares
 authorized, no shares issued                                         --                  --
Common stock, $.01 stated value, 50,000,000 shares
 authorized, 14,616,687  issued in 1996 and 13,800,713
 issued in 1995                                                  146,167             138,007
Additional paid in capital                                    15,030,269          13,085,428
Retained earnings (deficit)                                     (788,775)          2,175,891
                                                             -----------         -----------
  Total stockholders' equity                                  14,387,661          15,399,326
                                                             -----------         -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $33,198,475         $36,063,504
                                                             ===========         ===========

Attention is directed to the foregoing accountants' report and to the accompanying notes to the financial statements.

                                     C--29

                        WALNUT FINANCIAL SERVICES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                         For the year ended
                                             ------------------------------------------
                                               12/31/96      12/31/95       12/31/94*
                                             ------------  -------------  -------------
Revenues:
  Recovery services                           $   886,800    $   270,716    $        --
  Operational support                           1,157,210      1,763,320             --
  Investment and other income                      96,162        500,011        443,354
                                              -----------    -----------    -----------
                                                2,140,172      2,534,047        443,354
                                              -----------    -----------    -----------
Costs and expenses:
  Cost of services                              1,663,663      2,450,364             --
  General and administrative expenses           3,115,424      1,892,080        722,250
                                              -----------    -----------    -----------
                                                4,779,087      4,342,444        722,250
                                              -----------    -----------    -----------
Operating (loss)                               (2,638,915)    (1,808,397)      (278,896)
Interest and other financial costs              2,003,189      1,839,649      1,593,419
                                              -----------    -----------    -----------
(Loss) before taxes and realized gain and
unrealized gain/(loss)                         (4,642,104)    (3,648,046)    (1,872,315)
Income tax benefit                              1,413,456      1,438,252        725,000
Realized gain/(loss) on sale of
securities, net of tax                          1,791,169      2,845,417        636,932
                                              -----------    -----------    -----------
Income (loss) before unrealized gain/(loss)    (1,437,479)       635,623       (510,383)
Unrealized (loss)/gain on investments, net
of tax                                         (1,527,187)    (2,602,589)     2,810,823
                                              -----------    -----------    -----------
NET (LOSS)/INCOME                             $(2,964,666)   $(1,966,966)   $ 2,300,440
                                              ===========    ===========    ===========
(Loss)/Income per share                       $     (0.21)   $     (0.15)   $      0.28
                                              ===========    ===========    ===========
Weighted average shares outstanding            14,247,099     12,747,656      8,353,860
                                              ===========    ===========    ===========

* Includes the results of operations of Walnut Capital Corp. only (see Footnotes 1 and 2).

Attention is directed to the foregoing accountants' report and to the accompanying notes to the financial statements.

                                     C--30

                        WALNUT FINANCIAL SERVICES, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY



                                                        Common Stock
                                                    ---------------------
                                                                            Additional      Retained
                                                                Par Value      Paid in      Earnings
                                                      Shares     at $.01       Capital      (Deficit)
                                                    ----------  ---------  -----------    -------------
Balance, December 31, 1993*                          8,158,047   $ 81,580  $ 7,290,220      $1,842,417
Net income                                                  --         --           --       2,300,440
Issuance of common stock                               667,962      6,680      743,320          --
                                                    ----------  ---------  -----------     -----------
Balance, December 31, 1994*                          8,826,009     88,260    8,033,540       4,142,857
Net loss                                                    --         --           --      (1,966,966)
Exchange of shares for business combination          3,190,504     31,905    1,591,000          --
Treasury stock at business combination                      --         --           --          --
Sale of treasury stock                                      --         --         (105)         --
Issuance of common stock and warrants in exchange
for marketable securities                              452,533      4,525    1,013,675          --
Issuance of common stock for legal fees                 69,000        690      127,310          --
Issuance of common stock for finders' fees             125,000      1,250      248,750          --
Issuance of common stock for litigation settlement      22,500        225       44,775          --
Issuance of common stock, net of commissions         1,060,895     10,609    1,951,881          --
Exercise of stock options                               54,272        543       74,602          --
                                                    ----------  ---------  -----------     -----------
Balance, December 31, 1995                          13,800,713    138,007   13,085,428       2,175,891
Net loss                                                                                    (2,964,666)
Issuance of common stock for legal fees                 14,000        140       34,860
Issuance of compensatory warrants for consulting                               125,000
Issuance of common stock for Universal acquisition     801,974      8,020    1,784,981
                                                    ----------  ---------  -----------     ----------
Balance, December 31, 1996                          14,616,687   $146,167  $15,030,269     $ (788,775)
                                                    ==========  =========  ===========     ==========


                                                       Treasury Stock
                                                    --------------------


                                                     Shares     Value        Total
                                                    --------  ----------  -----------
Balance, December 31, 1993*                            --         --      $ 9,214,217
Net income                                             --         --        2,300,440
Issuance of common stock                               --         --          750,000
                                                    --------  ----------  -----------
Balance, December 31, 1994*                            --         --       12,264,657
Net loss                                               --         --       (1,966,966)
Exchange of shares for business combination            --         --        1,622,905
Treasury stock at business combination               50,000   $(100,000)     (100,000)
Sale of treasury stock                              (50,000)    100,000        99,895
Issuance of common stock and warrants in exchange
for marketable securities                              --         --        1,018,200
Issuance of common stock for legal fees                --         --          128,000
Issuance of common stock for finders' fees             --         --          250,000
Issuance of common stock for litigation settlement     --         --           45,000
Issuance of common stock, net of commissions           --         --        1,962,490
Exercise of stock options                              --         --           75,145
                                                    --------  ---------   -----------
Balance, December 31, 1995                                0           0    15,399,326
Net loss                                                                   (2,964,666)
Issuance of common stock for legal fees                                        35,000
Issuance of compensatory warrants for consulting                              125,000
Issuance of common stock for Universal acquisition                          1,793,001
                                                    --------  ---------   -----------
Balance, December 31, 1996                              0     $       0    14,387,661
                                                    ========  =========   ===========

* Includes the results of operations of Walnut Capital Corp. only (see Footnotes 1 and 2).

Attention is directed to the foregoing accountants' report and to the accompanying notes to the financial statements.

                                     C--31

                        WALNUT FINANCIAL SERVICES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                     For the years ended December 31,
                                                                 ----------------------------------------
                                                                     1996          1995         1994*
                                                                 ------------  ------------  ------------
Operating activities:
 Net (loss)/income                                               $(2,964,666)  $(1,966,966)  $ 2,300,440

Adjustments to reconcile net income/(loss) to net cash (used
  in) operating activities:
 Depreciation/amortization                                           141,510       152,873         1,685
 Issuance of stock as litigation settlement                                         45,000
 Provision for loss of receivables                                                  45,099        39,046
 Unrealized gain/(loss)                                            2,545,313     4,321,192    (4,633,835)
 Realized gains                                                   (2,985,283)   (5,596,760)   (1,766,329)
 Write off of investments                                                          879,714       825,305
 Write off of NFS Goodwill                                         1,100,000
 Issuance of compensatory warrants                                   125,000
 Receipt of securities in lieu of interest                                        (437,287)
 Provision for loss in unbilled receivables                                        814,474
 Write off of deferred rent                                                       (180,466)
 Effect on Minority Interest from Net Income in Subsidiaries          (7,673)
Changes in operating assets and liabilities:
 Decrease in interest and accounts receivable                        212,137       322,626         2,596
 Decrease in deposits and other assets                                19,296        49,112        37,754
 Decrease in interest payable                                         (2,740)     (140,168)
 Increase/(decrease) in accounts payable                             123,744    (1,075,715)       39,805
 Increase in deferred rent                                             3,340        15,844
 Increase/(decrease) in net deferred tax liability                (1,253,383)   (1,285,142)    1,498,000
 (Increase)/decrease in unbilled receivables                        (269,422)       82,922
                                                                 -----------   -----------   -----------
        Net cash (used in) operating activities                   (3,212,827)   (3,953,648)   (1,655,533)
                                                                 -----------   -----------   -----------
Investing activities:
 Costs in connection with the acquisition of NFS                                  (291,739)
 Additions to property and equipment                                  (9,393)       (3,356)       (1,491)
 Purchases of investments                                         (2,027,940)   (7,694,007)   (1,250,718)
 Proceeds from sale of investments                                 6,269,661     9,672,259     2,669,514
 Advances to officers                                                              (23,076)
  Cash Acquired in Universal Acquisition                             575,740
                                                                 -----------   -----------   -----------
        Net cash provided by investing activities                  4,808,068     1,660,081     1,417,305
                                                                 -----------   -----------   -----------
Financing activities:
 Deferred private placement costs                                                  (15,000)
 Net proceeds from sale of common stock                                          1,962,490       750,000
 Borrowings/(repayments) of short term debt                       (1,478,791)      209,569            (1)
 Increase/(decrease) in margin accounts                              327,335       (88,733)       11,058
 Exercise of stock options                                                          75,146
                                                                 -----------   -----------   -----------
        Net cash provided by/(used in) financing activities       (1,151,456)    2,143,472       761,057
                                                                 -----------   -----------   -----------
 Net increase/(decrease) in cash and cash equivalents                443,785      (150,095)      522,829
 Cash and cash equivalents, at the beginning of the year             396,440       546,535        23,706
                                                                 -----------   -----------   -----------
 Cash and cash equivalents at the end of the year                $   840,225   $   396,440   $   546,535
                                                                 ===========   ===========   ===========
Supplemental Information:
Cash paid for Interest                                           $ 1,626,419   $ 1,675,965   $ 1,287,339
                                                                 ===========   ===========   ===========
Receipt of equity securities in lieu of cash interest                          $   437,287   $   119,565
                                                                 ===========   ===========   ===========
Receipt of equity securities in lieu of cash                                                 $   221,547
                                                                 ===========   ===========   ===========
Exchange of debt securities for equity securities                                            $   624,438
                                                                 ===========   ===========   ===========
Issuance of common stock and warrants for marketable securities                $ 1,018,200
                                                                 ===========   ===========
Issuance of common stock and warrants for Universal Acquisition  $ 1,793,001
                                                                 ===========


* Includes the results of operations of Walnut Capital Corp. only (see Footnotes 1 and 2).
Attention is directed to the foregoing accountants' report and to the accompanying notes to the financial statements

                                     C--32

                       WALNUT FINANCIAL SERVICES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   ORGANIZATION

     Walnut Financial Services, Inc., a Utah corporation (the "Company"), currently has three primary business focuses: (i) investing in start-up and early stage development companies, (ii) providing diversified consulting and asset recovery services (recovery of financial assets, e.g., cash and securities, which had not been accounted for by its clients) to securities firms, banks and others, and (iii) operating an investment vehicle that specializes in bridge financing to small to medium-sized companies. The Company engages in the investment business through its wholly-owned subsidiary Walnut Capital Corp., a Delaware corporation ("Walnut Capital"). Walnut Capital was formed for the purpose of operating as a Small Business Investment Company (an "SBIC") under the Small Business Investment Act of 1958 (as amended the "Act"), and is subject to regulations promulgated by the Small Business Administration (the "SBA") pursuant to the provisions of the Act. The Company engages in the consulting and asset recovery business through its wholly-owned subsidiary NFS Services, Inc., a New York corporation ("NFS"). NFS currently has two wholly-owned subsidiaries: (i) Asset Recovery Services, Inc., a New York corporation ("ARS"), and (ii) NFS Collection Services, Inc., a New York corporation ("NFS Collection"). NFS conducts its operations both directly and through its subsidiaries. The Company pursues its bridge financings through its wholly-owned subsidiary, Universal Bridge Fund, Inc., a Delaware corporation ("Universal Bridge"). Universal Bridge owns 50% of the outstanding general partnership interests and approximately 83% of the limited partnership interests of Universal Partners, L.P., an Illinois limited partnership ("UPLP").

     The Company has relied on an exemption from the registration, filing and operating requirements Imposed by the Investment Company Act of 1940, as amended (the "Investment Company Act") provided by Rule 3a-2 promulgated by Securities and Exchange Commission (the "SEC") under the Investment Company Act. The Company's one-year exemption period has expired, and the Company may be deemed an unregistered investment company. The Board of Directors of the Company (the "Board") has resolved that the Company's business purpose is to be an operating company through its subsidiaries and not to be engaged in activities which would require the Company to register as an investment company. The Company believes that other exemptions to the registration requirements of the Investment Company Act may be available to the Company. Should the Company fail to acquire or develop such assets or otherwise avail itself on an exemption, the Company may be required to meet the registration, filing and operating requirements of the Investment Company Act.

     In the event that the SEC determines that either the Company or Walnut Capital is an investment company and that no exemption from the Investment Company Act is applicable, the Company may incur substantial costs in connection with the registration of itself or Walnut Capital as an investment company and otherwise complying with the provisions of the Investment Company Act. Specifically, if the Company or Walnut Capital were to register as an investment company under the Investment Company Act, the Company and/or Walnut Capital would be subject to, among other things, certain limitations with respect to (i) capital structure and the ability to buy or issue securities;
(ii) the ownership of securities issued by other investment companies, insurance companies and organizations engaged in investment advisory, underwriting and brokerage businesses; and (iii) the ability to engage in transactions involving persons who are "affiliates" of the Company or Walnut Capital, or "affiliates" of such persons. The Company and/or Walnut Capital would also be subject to certain other operational restrictions and reporting requirements.

     On February 27, 1995, the Company issued 8,826,009 shares of its Common Stock (including 333,981 shares issued in August 1995 in settlement of an appraisal action brought by two dissenting stockholders) in exchange for all of the outstanding common stock of Walnut Capital (such transaction is

                                     C--33
referred to herein as the "Business Combination.") The Company also issued 125,000 shares of Common Stock as finders' fees in connection with the Business Combination.

     In connection with the Business Combination, the Company engaged in a private placement (completed in June 1995) of its Common Stock for net proceeds of $1,962,490 (the "Common Stock Private Placement"). In addition, the Company issued 45,270 shares of Common Stock in lieu of the payment of cash commissions in connection with the Common Stock Private Placement.

     For financial accounting purposes, in accordance with applicable accounting standards, the Business Combination has been accounted for as a reverse acquisition of the Company by the stockholders of Walnut Capital. Immediately after the consummation of the Business Combination, and without taking into account any sales in the Common Stock Private Placement, the stockholders of Walnut Capital owned approximately 73% of the Company. In connection with the Business Combination, the Company recorded goodwill of approximately $2,200,000. As a result, on February 27, 1995, Walnut Capital was deemed to have acquired the Company in exchange for 3,190,504 shares of Common Stock and incurred acquisition costs of approximately $700,000. The net assets of the Company, exclusive of goodwill, were valued at approximately $100,000. If the acquisition of the Company had taken place on January 1, 1995, pro forma revenues, net loss, and loss per share would have been approximately $2,975,000, ($2,200,000), and ($.18), respectively. Goodwill is being amortized, using the straight-line method, over 20 years. Proforma revenues, net income and income per share for 1994 would have been approximately $6,222,000, $1,495,000 and $0.12, respectively.

     On June 17, 1996, the Company issued 801,974 shares of Common Stock, together with five-year warrants to purchase an additional 697,391 shares of Common Stock at an exercise price of $3.00, in connection with Universal Bridge's purchase of approximately 83% of the limited partnership interests and 50% of the general partnership interests of UPLP. Had the acquisition of the UPLP partnership interest occurred as of January 1, 1996, the results for the Company for the twelve month period ended December 31, 1996 would have been a loss of ($2,434,703) or $(0.17) per share. Universal Bridge's purchase of interests in UPLP has been accounted for as a purchase according to Accounting Principles Board Opinion 16. The investment assets of UPLP at the time of acquisition were $1,251,000, net debt securities were $423,000, total assets were $2,266,000 and liabilities were $75,000.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION. The financial statements include the accounts of the Company, Walnut Capital, Universal Bridge (from date of acquisition) and its subsidiary, UPLP, NFS and its wholly-owned subsidiaries, ARS and NFS Collection. Intercompany transactions and balances have been eliminated in consolidation. The Company accounts for its controlling partnership's interest in UPLP on a consolidated basis.

     REVERSE STOCK SPLIT AND BUSINESS COMBINATION. In January 1994, the Company effected a one-for-five reverse stock split. In February 1995, the Company effected a one-for-two reverse stock split. All references to the number of common shares and per common share amounts have been restated to reflect the reverse stock splits. The accompanying financial statements also reflect, as outstanding for all periods presented, the common stock of Walnut Capital as adjusted for the exchange ratio (111.327 shares for 1 share of Walnut Capital) applicable to the Business Combination.

     NET INCOME (LOSS) PER SHARE. Net income (loss) per share is computed based on the weighted average number of shares outstanding for each period. Common stock equivalents have been considered where they are not anti-dilutive.

                                     C--34

     GENERAL. Walnut Capital is an SBIC licensee. In the accompanying financial statements, the financial information of Walnut has been prepared on a basis appropriate for SBICs as indicated in the American Institute of Certified Public Accountants in the Audits of Investment Companies.

     INVESTMENT VALUATION. The non-marketable investments are stated at fair value as determined by the Board at December 31, 1996. The Board takes into account developments since the acquisition of the investments, and other factors pertinent to the valuation of investments. The Board, in making its valuation, has in many instances relied on financial data and on estimates by the investee companies and professional advisors as to the effect of future developments. The marketable investments and/or their derivatives are carried at market value. Market values are determined based on the average of the closing quotations as of December 31, 1996 and the preceding two trade days, recognizing a percentage reduction when applicable.

     Debt securities are valued at their face principal amount and bear interest from 7% to 12%. The debt may be issued together with stock or warrants whose initial value is nominal. The Company does not obtain collateral upon the extension of credit for most debt securities. In the event that a debt security is in default with respect to principal or interest, the Company establishes a reserve against the face value and does not accrue additional interest. A reserve may be established for the full amount due to the Company if the Board determines that the issuer will be unable to fulfill its obligation to the Company.

     Realized gains and losses on securities are determined on the specific identification method by subtracting the cost, plus any transaction fees, from the sales prices, less any transaction fees. Unrealized gains and losses are determined by subtracting the carrying value (market/fair value) at the end of the period from the carrying value at the beginning of the period.

     INTEREST INCOME. The Company records interest on debt securities when the indebtedness is current, in accordance with the terms of the agreements made with investee debtors. A reserve for loss is established to the extent there is doubt as to the collectibility of current amounts recorded. The Company generally recognizes interest earned on debt securities which are six months or more delinquent only when collectibility is assured.

     REVENUES AND COSTS. Under its asset recovery agreements, the Company charges its customers an agreed-upon percentage of the customers' recoverable amounts. The Company records, as unbilled receivables, amounts representing its share of customers' recoverable amounts when the recovery process is substantially complete and the realization of the amounts is reasonably assured. The recovery process is substantially complete when the Company receives third party acknowledgment of pending recoveries. Revenues from operational support are recognized when billed. Accounts receivable represent amounts actually billed to customers. Allowances are provided for amounts not expected to be realized.

     Costs of services include salaries, commissions, employee benefits and payroll taxes and are charged to expense as incurred.

     FAIR VALUE OF FINANCIAL INSTRUMENTS. The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial statements:

     Cash and cash equivalents approximate fair value. The cost and fair value of investments are disclosed in Note 4.

     Short-term payables -- the carrying amount approximates fair value due to the short-term maturities of these instruments.

                                     C--35

     Long-term debt approximates fair value based on borrowing rates currently offered to the Company.

     INCOME TAXES. Deferred tax liabilities are recognized for the estimated future tax consequences of temporary differences and net operating loss carryforwards. Temporary differences are primarily the result of the differences between the tax bases of assets and liabilities and their financial reporting amounts. Deferred tax liabilities are measured by applying enacted statutory tax rates, applicable to the future years, in which deferred tax liabilities are expected to be settled or realized. (Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.) Income tax expense consists of the taxes payable for the current period and the change in deferred tax assets and liabilities during the period.

     CASH AND CASH EQUIVALENTS. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents for purposes of the statement of cash flows. Cash and cash equivalents which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments with commercial banks. The Company had approximately $693,500 of temporary cash on deposit in excess of insured amounts as of December 31, 1996.

     MARGIN ACCOUNTS. The Company uses margin accounts established at several brokerage houses for operations. Interest accrues at the brokers' call rate plus 1% and is charged monthly on the margin balance.

     FIXED ASSETS. Fixed assets are recorded at cost. Depreciation is computed on the straight-line method over the estimated economic lives of the assets, which range from 5 to 7 years.

     DEFERRED FINANCING COSTS. Deferred financing costs are being amortized by the straight-line method over the five year term of the related debt.

     USE OF ESTIMATES. The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     STOCK-BASED COMPENSATION. During 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123). The provisions of SFAS No. 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" (APB 25) but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans. See the notes to the financial statements for further information.

                                     C--36

3.   FIXED ASSETS

     Fixed assets as of December 31 consisted of the following:

                                      1996            1995
                                   ----------      -----------
Office furniture & equipment        $ 193,035       $ 178,317
Less: accumulated depreciation       (149,604)       (123,382)
                                    ---------       ---------
                                    $  43,431       $  54,935
                                    =========       =========

4. SECURITIES  Securities as of December 31 consisted of the following:



                                     1996                      1995
                           ------------------------  ------------------------
                             Market/                   Market/
                           Fair Value        Cost     Fair Value      Cost
                          --------------  ---------  ------------  ----------
Equity:  Healthcare        $21,549,896  $ 6,613,021  $25,941,009  $ 9,648,427
         Other               2,728,738    4,034,952    1,600,523    3,740,782
         Communications      1,630,703    4,013,187    1,963,396    4,060,639
         High technology     1,746,317    2,971,548    1,471,439    1,754,201
         Biotechnology         607,132      922,656      131,100      150,000
         Environmental          48,867       50,848            0       25,188
         Gold                        1       18,000          800       18,000
                           -----------  -----------  -----------  -----------
           Total equity     28,311,654   18,624,212   31,108,267   19,397,237
                           -----------  -----------  -----------  -----------
Debt:    Healthcare            150,000      155,546           --        5,460
         Other                 953,486    1,447,526      552,314      690,392
         Service               329,970      339,970      294,380      312,350
         Environmental          53,625      350,750           --      222,500
         Communication          25,000       25,000           --           --
         Gold                       --           --           --           --
                           -----------  -----------  -----------  -----------
           Total debt        1,512,081    2,318,792      846,694    1,230,702
                           -----------  -----------  -----------  -----------
Total securities           $29,823,735  $20,943,004  $31,954,961  $20,627,939
                           ===========  ===========  ===========  ===========


                                     C--37

5. LONG-TERM DEBT

     A)   SBA DEBENTURES

     Total debentures payable were $8,000,000 at December 31, 1996 (the "Walnut Debentures"). One Walnut Debenture with a principal balance of $4,000,000 is payable to SBIC Funding Corp. or its designee on April 1, 1997 and bears interest at 8.95%, payable semiannually on April 1 and October 1 of each year. One Walnut Debenture with a principal balance of $2,000,000 is payable to SBIC Funding Corp. or its designee on June 1, 1998 and bears interest at 9.80%, payable semiannually on June 1 and December 1 of each year. One Walnut Debenture with a principal balance of $2,000,000 is payable to SBIC Funding Corp. or its designee on September 1, 1999 and bears interest at 8.8%, payable semiannually on March 1 and September 1 of each year. Additionally, eight debentures with an aggregate principal balance of $4,000,000 were due to the SBA, as agent for the holders, on September 1, 1995, and were so repaid in accordance with their terms (the "September Debentures").

     All principal and interest payments due pursuant to the Walnut Debentures and the September Debentures have been paid as required. Payment of the Walnut Debentures is guaranteed by the SBA. Under the terms of the Walnut Debentures, Walnut Capital may not, without prior permission of the SBA, repurchase or retire any of its common stock or make any distribution to the Company, except from undistributed realized earnings computed in accordance with SBA regulations.

     Pursuant to an examination by the SBA, the SBA issued a finding related to Walnut Capital's capital impairment. Section 107.203(d) of Part 13 of the Code of Federal Regulations defines capital impairment as a realized earnings deficit in excess of 50% of private capital. On July 29, 1994, Walnut Capital entered into an agreement with the SBA (as amended, the "SBA Agreement") whereby, subject to certain conditions, the SBA would refrain until June 30, 1995 from declaring an event of default under 13 CFR 107.203(d) with regard to Walnut Capital's capital impairment. Principal conditions of the agreement were: (a) Walnut Capital would limit annual management expenses to $609,295 per year; and (b) Walnut Capital would realize gains of, or would increase paid-in capital by contributions of cash or marketable securities, in the aggregate of $4 million (in equal quarterly amounts of $1 million for the quarters ended September 30, 1994, December 31, 1994, March 31, 1995, and June 30, 1995).
Pursuant to an amendment to the agreement dated September 27, 1994, amounts in excess of $1 million each quarter could be applied by Walnut Capital to future quarterly requirements, and the annual management expense was increased to $659,295.

     Effective as of June 30, 1995, the Company entered into a transaction with Windy City, Inc. ("WCI"), an affiliate, pursuant to which WCI subscribed to purchase 452,533 units valued at $2.25 per unit, each unit consisting of one share of Common Stock and one three-year common stock purchase warrant entitling the holder thereof to purchase one share of Common Stock at $3.00 per share. WCI made payment for said subscription by delivering to the Company 45,000 shares of Logic Devices Incorporated common stock (Nasdaq - LOGC) and 500,000 shares of Consolidated Technology Group, Inc. common stock (Nasdaq -
TGSI), having an aggregate market value of approximately $1,018,000 as of said date. Immediately thereafter, the Company contributed these securities to Walnut Capital in order to satisfy Walnut Capital's June 30, 1995 obligation pursuant to the SBA Agreement.

     As of June 30, 1995, Walnut Capital had realized gains and increased paid-in capital by an amount in excess of $4,000,000 and had otherwise fully complied with the terms of the SBA Agreement. The SBA Agreement expired, by its terms, on June 30, 1995.

     By letters dated November 9, 1995 and April 19, 1996, the SBA determined that it would not take any action with regard to the capital impairment issue under certain circumstances. Specifically, the SBA stated

                                     C--38
that the SBA "would refrain from any action [against Walnut Capital] if: (1) the market value of [Walnut Capital's] holdings of HealthCare COMPARE and GranCare in the aggregate exceeds by $10 million the total of all secured and unsecured third party debt, and (2) the balance in the Undistributed Net Realized Account does not become negative in an amount greater than $9,000,000." As of the year ended December 31, 1996, Walnut Capital's holdings of HealthCare COMPARE Corp. and GranCare, Inc. in the aggregate exceeded the total of all secured and unsecured third party debt by approximately $12 million and the "Undistributed Net Realized Earnings Account" equaled approximately negative $6 million. Accordingly, management believes that, by terms of its own statements, the SBA will not take any adverse actions against Walnut Capital with respect to the capital impairment issue.

     The SBA has issued a finding that the Company has violated Section 107.903(b)(1) and (d) by financing an Associate and paying fees to an Associate. The Company has provided information to the SBA to show that such findings are inaccurate. Additionally, the SBA has issued a finding that the Company has violated Section 107.501(b)(1), (3) and (4) by not seeking prior approval of the SBA for management services provided by Associates. The Company believes that such findings are inaccurate and current SBA regulations no longer require prior approval in such circumstances.

     The last examination report issued to Walnut Capital by the SBA is dated May 14, 1996 and covered the 14-month period ended February 28, 1995. To date, the SBA has not declared or threatened to declare a default with respect to any of its findings; however, there can be no assurance that the SBA will be willing to further refrain from declaring an event of default under the SBA Act and it is likely that the SBA will continue to deem these issues to be open until fully resolved to the SBA's satisfaction, irrespective of any continuing discussions with respect thereto between the SBA and Walnut Capital's management. If such a default were to be declared and Walnut Capital failed to cure the same, the SBA would have the right to accelerate the maturity of the $8 million debentures issued by Walnut Capital to the SBIC Funding Corp. pursuant to the SBA Act (the "Walnut Debentures") currently outstanding. Management believes that Walnut Capital could immediately remedy fully the capital impairment issue through the sale of certain of Walnut Capital's portfolio securities.

     B)   NOTES TO OTHERS

     NFS has a note payable outstanding to an individual in the amount of $50,050. This note is due in monthly installments of $2,000 with interest at 11%. No payments have been made pursuant to this note since August 1994.

     NFS has payments due on capital leases in monthly installments through May 2000. The leases bear interest at 12%. The balance outstanding at December 31, 1996 was $12,771.

     As of December 31, 1996, the Company had outstanding a promissory note to a third party representing principal owed of $875,000. The note was issued in connection with an acquisition by the Company of a limited partnership interest in Knox Liquidating Partnership, L.P., which, in turn, has an ownership interest in a catalog company known as Foster & Gallagher, Inc. Such note accrues interest at 8% per annum. Principal is payable in two installments, $175,000 on January 31, 1997 (which amount was timely paid) and the remaining $700,000 on July 31, 1997.

                                     C--39

     Long-term debt as of December 31 was as follows:


                                  1996        1995
                               ----------  ----------
Debentures payable to the SBA  $8,000,000  $8,000,000
Installment note payable           50,050      44,845
Capital leases                     12,771      16,393
                               ----------  ----------
  TOTAL                         8,062,821   8,061,238
Less:  current portion          4,049,500      47,953
                               ----------  ----------
Long-term portion              $4,013,321  $8,013,285
                               ==========  ==========

     As of December 31, 1996, the aggregate principal maturities of long-term debt are as follows:


        Amount
      -----------
1997   $4,049,500
1998    2,005,660
1999    2,006,129
2000        1,532
      -----------
      $ 8,062,821
      ===========

     C) NOTES PAYABLE TO BANKS

     On August 31, 1995 the Company established a $4 million line of credit with American National Bank and Trust Company of Chicago ("ANB"). This credit line was replaced as of September 8, 1996 with a term loan of $2,850,000. This loan required interest only payments as of September 30, 1996 and December 31, 1996. A principal payment of $575,000 is due on March 31, 1997, with the balance due on June 30, 1997. The interest rate associated with this loan is ANB's base rate plus 2% (10.25% as of December 31, 1996). This loan is personally guaranteed by two Directors of the Company.

     On December 31, 1993, Walnut Capital entered into a $600,000 revolving credit agreement with ANB, which accrued interest at ANB's base rate plus 2% (10.25% at December 31, 1996). Interest is payable monthly, with the principal balance due on July 31, 1996. The line is collateralized by a variety of securities having a fair market value in excess of $600,000. The balance of this note was $585,000 at December 31, 1995 and was repaid in full as of December 31, 1996.

     On September 7, 1995, NFS established a $350,000 line of credit with ANB. The line of credit accrued interest at ANB's base rate plus 2% (10.25% at December 31, 1996). The amount borrowed was due on July 31, 1996. The balance of this note was $348,791 at December 31, 1995 and was repaid in full as of December 31, 1996.

                                     C--40

     D) NOTES PAYABLE TO RELATED PARTIES

     In November 1995, the Company received two unsecured loans from a related party for an aggregate amount of $270,000. The loans accrued interest at 8.75% and mature through April 1996. The aggregate balance of these notes was $270,000 at December 31, 1995; these notes were repaid upon maturity in April 1996.

6. MARGIN BROKERAGE ACCOUNTS

     Brokerage margin payable to one investment banker consists of advances of $2,586,362 under a line of credit as of December 31, 1996. The brokerage account accrues interest on a monthly basis at the brokers' call rate plus 1% (7.75% at December 31, 1996) and was collateralized by 182,500 shares of HealthCare COMPARE Corp. common stock, having a fair market value of approximately $7,733,000 at December 31, 1996, and 15,000 shares of GranCare, Inc. common stock, having a fair market value of approximately $268,000 at December 31, 1996.

     Brokerage margin payable to a second investment banker consists of advances of $2,872,756 under a line of credit as of December 31, 1996. Advances under this line cannot exceed 40% of the quoted market bid for shares accepted by the investment banker, and this amount is calculated on an ongoing basis to reflect market changes. The brokerage account accrues interest on a monthly basis at the brokers' call rate plus 1% (7.75% at December 31, 1996) and is collateralized by 170,000 shares of HealthCare COMPARE Corp. common stock, having a fair market value of approximately $7,204,000 at December 31, 1996, and 91,916 shares of GranCare, Inc. common stock, having a fair market value of approximately $1,643,000 at December 31, 1996.

7. ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

     Accounts payable, accrued expenses and other current liabilities as at December 31 consisted of the following :

                              1996        1995
                           ----------  ----------
Accounts payable           $  324,581  $  364,073
Accrued interest              163,118     165,858
Accrued payroll taxes(1)      144,302     211,705
Accrued taxes payable         113,692     157,835
Accrued professional fees     148,237      55,153
Accrued payroll               146,640      31,224
Other accrued expenses         79,215      17,240
                           ----------  ----------
Total                      $1,119,785  $1,003,088
                           ==========  ==========

(1) NFS had a tentative deferred payment agreement with the State of New York Department of Taxation and Finance for delinquent payroll taxes, and the related interest and penalties. The agreement called for monthly installments of $33,465 with interest at 7.3%. NFS has been current with the terms of this tentative agreement since November 1994. On February 20, 1996 NFS signed an installment agreement with the State

                                     C--41
of New York Department of Taxation and Finance for 18 monthly payments of $8,851.58 effective March 15, 1996.

8. INCOME TAXES

     As at December 31 the components of the Company's net deferred tax asset and liability were as follows:


                                       1996          1995
                                    -----------  ------------
Deferred tax liabilities:
  Unrealized gains                  $ 3,680,832     4,518,621
Deferred tax asset:
  Net operating loss benefit         (3,060,400)   (2,942,400
  Allowance for doubtful accounts      (224,442)     (127,721
  Accounts receivable and other        (358,301)     (200,533
                                    -----------   -----------
Deferred tax liability              $    37,689   $ 1,247,967
                                    ===========   ===========

     The difference between book and tax accounting for investments and allowances is the primary source of the non-current deferred tax liability. For financial statement purposes, investments are carried at market and for income tax purposes, investments are carried at cost. This resulted in unrealized gains that are treated as temporary differences under standards for accounting for income taxes.

     The components of the deferred income taxes for the years ended December 31 were as follows:



                                         1996          1995         1994
                                     ------------  ------------  -----------
Tax (benefit) on net income:
                            Federal  $(1,201,438)  $(1,177,608)  $ (594,000)
                              State     (212,018)     (260,644)    (131,000)
                                     -----------   -----------   ----------
                              Total  $(1,413,456)  $(1,438,252)  $ (725,000)
                                     ===========   ===========   ==========
Tax expense on realized gain:
                            Federal  $ 1,014,996   $ 1,491,524   $  328,000
                              State      179,711       330,192       72,000
                                     -----------   -----------   ----------
                              Total  $ 1,194,707   $ 1,821,716   $  400,000
                                     ===========   ===========   ==========
Tax expense (benefit) on
unrealized loss:            Federal  $  (865,406) $ (1,366,361)  $1,493,000
                              State     (152,719)     (302,483)     330,000
                                     -----------   -----------   ----------
                                     $(1,018,125)  $(1,668,844)  $1,823,000
                                     ===========   ===========   ==========

     In 1996, current tax expense approximated $27,000.

     The Company's effective federal tax rate was 24% in 1996, compared to an overall statutory rate of 34%. This difference was primarily due to the reserve for write-off of goodwill at NFS.

                                     C--42

                                              1996          1995         1994
                                          ------------  ------------  ----------
Pre-tax (loss)/gain                       $(4,202,000)  $(3,252,000)  $2,988,000
                                          ===========   ===========   ==========
Federal tax expense/(benefit) at
statutory rate of 34%                      (1,428,000)   (1,106,000)   1,019,000
Federal tax effect of write-off of
goodwill                                      374,000             0            0
                                          -----------   -----------   ----------
                                           (1,054,000)   (1,106,000)   1,019,000
Other - net                                     3,000        54,000       64,000
                                          -----------   -----------   ----------
Tax (benefit)/expense                     $(1,051,000)  $(1,052,000)  $1,083,000
                                          ===========   ===========   ==========

     As of December 31, 1996, the Company had net operating loss carryforwards available for federal income tax purposes as follows:



                        Expiration
                        ----------
                           2006                       $2,192,000
                           2007                        2,588,000
                           2008                        1,933,000
                           2009                          643,000
                           2011                          295,000
                                                      ----------
                                                      $7,651,000
                                                      ==========

     In addition, NFS has net operating loss carryforwards of approximately $3,700,000 at December 31, 1996 for federal income tax purposes which may only be used to offset income earned by NFS. Such net operating loss carryforwards are subject to limitation under Section 382 of the Internal Revenue Code of 1986 (the "Code"), as amended and expire in various amounts from the years 2002 to 2009. NFS has a deferred tax asset of approximately $1,000,000 which has been fully reserved due to uncertainty about future operating results.

9. COMMITMENTS, CONTINGENCIES AND OTHER MATTERS

     A. LEASE

     The Company leases office facilities for NFS, ARS and NFS Collection under an operating lease expiring in August 1999. The annual minimum rentals under noncancelable operating leases at December 31, 1996 were as follows:


                                     C--43

                        Year ending
                        December 31,
                        ------------
                            1997            $85,664
                            1998             85,664
                            1999             57,109

     The Company leases office space and services for Walnut Capital from an affiliate at $4,550 per month as of December 31, 1996. The lease is renewable annually at the discretion of the parties. The Company paid $56,544, $51,482, and $49,020 for rent for the years ended December 31, 1996, 1995, and 1994, respectively, and $8,505, $70,051, and $43,626 for services for the years ended December 31, 1996, 1995 and 1994, respectively.


     B. LITIGATION

     NFS is the defendant in an action entitled Josephberg Grosz & Co., Inc. v. NFS Services, Inc. which was filed on September 19, 1996 in the Supreme Court of the New York, County of New York, Index No. 604744/96 (the "Action"). In the Action, Josephberg Grosz & Co. ("JGC") asserts, among other things, that, pursuant to the terms of a 1990 agreement between JGC and NFS Services (as amended, the "JGC Agreement"), JGC was entitled to manage, and be compensated in connection with the Business Combination and the Common Stock Private Placement. In the Action, JGC claims potential damages of $600,000 to $1,000,000.

     On or about November 15, 1996, NFS filed a Memorandum in Support of NFS Services' Motion to Dismiss (the "Motion to Dismiss"). Pursuant to the Motion to Dismiss, NFS asserted, among other things, that JGC was not entitled to manage, or receive compensation in connection with, either the Business Combination or the Private Placement. In particular, in the Motion to Dismiss, NFS asserted that NFS was not a party to either the Business Combination or the Private Placement and that NFS did not, and could not, bind the Company as a party to the Business Combination and the issuer pursuant to the Common Stock Private Placement, to the terms of the JGC Agreement.

     The Motion to Dismiss was denied on February 18, 1997, and NFS will be required to file an answer to JGC's original complaint and substantive discovery will commence. The Action is in the preliminary stages and the outcome cannot be determined at this time.

     In March 1994, a former employee commenced an action against NFS for failure to pay bonuses (No. 94 CIV 1503, William D. Riley v. NFS Services, Inc., United States District Court for the Southern District of New York) The complaint sought damages in excess of $400,000 plus an additional 25% for wages and legal fees. The claim was settled for a cash payment of $10,000 and the issuance of 22,500 shares of the Company's Common Stock having a fair value of $45,000 at the time of issuance in 1995.

     In connection with the merger of Walnut Capital and FAO Corp. immediately after the Business Combination, two former stockholders of Walnut Capital commenced appraisal proceedings on June 30, 1995 to determine the fair value of their Walnut Capital common stock pursuant to Section 262 of the Delaware General Corporation Law. (Civil Action No. 14391, The Lee and Rose Warner Foundation and Space Center, Inc. v. Walnut Capital, Court of Chancery of the State of Delaware in and for New Castle

                                     C--44

County.) The parties settled this matter. The Company issued 333,981 shares of Common Stock in the aggregate to the plaintiffs in connection with such settlement (the same number of shares of Common Stock the plaintiffs would have received in connection with the Business Combination).

     C. EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Burton W. Kanter and Joel S. Kanter. In addition, Walnut Capital had entered into an employment agreement with Michael Faber. Effective December 31, 1996, Michael A. Faber resigned from Walnut Capital and Walnut Capital has no further contractual obligations to him. Mr. Burton Kanter's employment agreement provides that he is entitled to a minimum base salary of $100,000 per annum (which is paid in part to Mr. Kanter individually and in part to his sole proprietorship doing business as BK Consultants; see Footnote 10 - Related Party Transactions.) He is also entitled to a bonus as determined by the Board of Directors from time to time in its absolute and sole discretion. The agreement expires in February 1998, unless terminated at an earlier date pursuant to terms and conditions of the agreement. Amounts due under Mr. Burton Kanter's employment agreement were not currently paid in 1996 and are being accrued by the Company. The terms and conditions of the employment agreement of Mr. Joel Kanter is generally identical to that of Burton Kanter except that Joel Kanter is entitled to a minimum base salary of $70,000 per annum; however, the Board of Directors determined to increase such base salary to $200,000 for fiscal 1996 (see Footnote 10 - Related Party Transactions). Joel Kanter's agreement also differs in that Joel Kanter has agreed not to compete with the Company or NFS (but not Walnut Capital) for a period of three years after his termination of employment with Walnut Capital. In the event of termination of any of the agreements without cause, Messrs. Kanter would be entitled to one year's salary.

     Eugene N. Scalercio has entered into a noncompetition agreement with NFS, which provide that Mr. Scalercio will not compete with the Company, or its subsidiaries (other than Walnut Capital), for a period of three years after termination of his employment with the Company. Neither the Company nor NFS has entered into any employment agreement with Mr. Scalercio.

     D. MAJOR CUSTOMERS.

     Approximately 60% and 73% of the Company's revenues were derived from three customers for the year ended December 31, 1996 and 1995, respectively. Accounts receivable from such customers were approximately $131,000 and $181,000 in the aggregate at December 31, 1996 and 1995, respectively.

10. RELATED PARTY TRANSACTIONS

     The Company and its subsidiaries retain a law firm at which an officer has been of counsel since 1993. Expenses of $165,692 and $165,127 were incurred by the Company for reimbursement of expenses and legal services for the years ended December 31, 1996 and 1995, respectively.

     The Company and its subsidiaries retained an additional law firm at which another officer is of counsel. Expenses of $34,759, were incurred by the Company for reimbursement of expenses and legal services incurred during the year ended December 31, 1995. No such expenses were incurred in 1996.

     At December 31, 1996 and 1995, approximately $128,000 and $116,000, respectively, were due to the law firms and are included in accounts payable, accrued expenses and other current liabilities in the accompanying financial statements.


                                     C--45

     As described above at Footnote 9.c., the Company retains Mr. Burton W. Kanter and his sole proprietorship doing business as BK Consultants to render services regarding the Company's operations and investment matters. Salary to Mr. Kanter and fee payments to such sole proprietorship of $15,000 and $135,000, respectively, were paid for the years ended December 31, 1995 and 1994. There were no payments in 1996, but $100,000 in salary was accrued by the Company for fiscal 1996.

     Periodically an officer of Walnut Capital, or a designee of Walnut Capital, serves in the capacity of director or observer to the board of directors of investee companies.

     Prior to March 1, 1995, Walnut Capital retained Mr. Joel S. Kanter on a consulting basis to perform due diligence and monitor certain investment matters. Fees paid to Mr. Kanter for professional services performed for the period from January 1, 1995 through February 28, 1995 were $20,059. As of March 1, 1995, Mr. Kanter became an officer of Walnut Capital and received salary payments of $49,941 for the period March 1, 1995 through December 31, 1995. (See Footnote 9.c. - Employment Agreements.)

11. GUARANTY OF LOANS

     The Company has guaranteed $318,000 of a secured loan obtained by an investee company as of December 31, 1996.

12. CONCENTRATION OF CREDIT RISK

     The Company has significant holdings of investments in the health care industry. Total investments in debt and equity were approximately $21,700,000 as of December 31, 1996 (including unrealized appreciation of approximately $14,931,000 as of December 31, 1996).

13. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The Company from time to time makes commitments to provide financing in the form of loans, debt securities and equity investments. The Company's maximum exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notational amount of these instruments. As of December 31, 1996, no commitments were outstanding.

     The Company evaluates each portfolio investee's credit worthiness on a case-by-case basis. Generally, collateral is not obtained by the Company upon the extension of credit.

14. STOCKHOLDERS' EQUITY

     a. Preferred Stock.

          The Company is authorized to issue up to 1,000,000 of its preferred stock in one or more series. As of December 31, 1996, no shares of preferred stock were outstanding.

     b. Common Stock Options and Warrants.

     (1) In 1989, the Company adopted the NFS Services, Inc. 1989 Incentive Stock Option Plan (as amended, the "1989 Plan"). The 1989 Plan is administered by a stock incentive plan administrative committee appointed by the Company's Board of Directors (the "1989 Plan Committee"). The 1989 Plan Committee has the authority, subject to approval by the Company's Board of Directors and the

                                     C--46
     terms of the 1989 Plan, to select the persons to whom awards may be granted, to determine the terms of each award, to interpret the provisions of the 1989 Plan and to make all other determinations that it may deem necessary or advisable for the administration of the 1989 Plan. The 1989 Plan provides for the grant of "incentive stock options," as defined under
     Section 422(b) of the Internal Revenue Code ("incentive options"), and options that do not so qualify ("nonstatutory options"), as determined in each individual case by the 1989 Plan Committee. The Company's Board of Directors has reserved 33,700 shares of Common Stock for issuance under the 1989 Plan. Awards of stock options to purchase 33,700 shares of Common Stock have been granted pursuant to the 1989 Plan to various officers, employees and consultants of the Company, or its subsidiaries. All of said options are fully vested and presently exercisable into shares of Common Stock and expire on November 23, 1998. The exercise price of the options granted pursuant to the 1989 Plan is $2.50 per share of Common Stock. As a result of the Business Combination, no further awards will be granted under the 1989 Plan.

     (2) In 1994, the Company adopted the NFS Services, Inc. (Utah) 1994 Incentive Stock Option Plan (the "1994 Plan"). The 1994 Plan is administered by a stock incentive plan administrative committee appointed by the Company's Board of Directors (the "1994 Plan Committee"). The 1994 Plan Committee has the authority, subject to approval by the Company's Board of Directors and the terms of the 1994 Plan, to select the persons to whom awards may be granted, to determine the terms of each award, to interpret the provisions of the 1994 Plan and to make all other determinations that it may deem necessary or advisable for the administration of the 1994 Plan. The 1994 Plan provides for the grant of incentive stock options, nonstatutory options, and restricted stock and stock appreciation rights ("SARs"), as determined in each individual case by the 1994 Plan Committee. The Company's Board of Directors has reserved 500,000 shares of Common Stock for issuance under the 1994 Plan. The Company has granted options under the 1994 Plan as follows:


                                            1996                              1995
                                   -----------------------       --------------------------
                                   Number of       Average          Number of       Average
                                     Shares        Exercise          Shares         Exercise
                                                   Price                             Price
Outstanding at January 1             119,500         $2.76
Granted                              134,000          2.36          119,500        $ 2.76
                                    --------                        -------
Outstanding at December 31           253,500          2.55          119,500          2.76
                                    ========                        =======
Exercisable                          129,500          2.76           35,000          2.79
                                    ========                        =======

----------
(1)  Option exercise prices range from $2.25 to $3.00.
(2)  Option expiration dates range from March 1998 to January 2006.
(3)  Issued in January 1997.

     (3) In connection with the Business Combination, the Company assumed the Walnut Capital Corporation 1987 Stock Option Plan (as amended, the "1987 Plan"). The 1987 Plan is administered by a stock option plan administrative committee appointed by the Board of Directors (the "1987 Plan Committee"). The 1987 Plan Committee has the authority, subject to approval by the Company's Board of Directors and the terms of the 1987 Plan, to select the persons to whom awards may be granted, to determine the terms of each award, to interpret the provisions of the 1987 Plan and to make all other

                                     C--47
determinations that it may deem necessary or advisable for the administration of the 1987 Plan. The 1987 Plan provides for the grant of incentive stock options or nonstatutory options, as determined in each individual case by the 1987 Plan Committee. There are 806,930 shares of Common Stock reserved for issuance under the 1987 Plan. Awards of incentive stock options to purchase up to 149,958 shares of Common Stock, and awards of nonstatutory options to purchase 656,972 shares of Common Stock, have been granted pursuant to the 1987 Plan to various officers, directors, employees, and consultants of Walnut Capital. All of said options are subject to a variety of vesting requirements and at December 31, 1996, 665,238 shares were exercisable. The exercise price of the options granted pursuant to the 1987 Plan ranges from $.90 to $1.80 per share of Common Stock. The average exercise price of options outstanding under the 1987 Plan was $1.63. As a result of the Business Combination between the Company and Walnut Capital, no further awards will be granted under the 1987 Plan. During the year ended December 31, 1996, no options to acquire Common Stock were exercised.

     (4) In addition to the options granted pursuant to the 1989 Plan, the 1994 Plan and the 1987 Plan, the Company has issued certain options and warrants to purchase (i) 95,000 shares of Common Stock at $2.00 per share, which options expire on July 14, 1998, (ii) 225,269 shares of Common Stock at $1.81 per share which warrants expired on March 13, 1997, (iii) 452,533 shares of Common Stock at $3.00 per share which options expire June 30, 1998, (iv) 100,000 shares of Common Stock at $2.50 per share which options expire August 31, 2001, (v) 50,000 shares of Common Stock at $3.00 per share which options expire June 30, 2001, and (vi) 697,391 shares of Common Stock at $3.00 per share which warrants expire June 17, 2001.

15. SEGMENT INFORMATION

     The Company is engaged primarily in two segments: (1) investment activities; and (2) providing consulting and asset recovery services through NFS. The following table shows certain operating information for each segment for the years ended December 31, 1996 and 1995.

                                 1996
                                 ----
                                                Consulting and
                     Corporate    Investing     Asset Recovery         Total
                    ----------    ---------   --------------------    -------
Revenues             $   3,636   $   79,115       $ 2,057,421      $ 2,140,172
Operating (loss)      (877,235)    (750,036)       (1,011,644)      (2,638,915)
Identifiable Assets  2,405,224   28,530,591         2,262,660       33,198,475
Depreciation                --        2,008            18,889           20,897


                                 1995
                                 ----
                                                 Consulting and
                     Corporate    Investing      Asset Recovery       Total
                     ---------    ---------    ------------------   --------
Revenues             $   7,845   $  444,762     $2,081,440        $ 2,534,047
Operating (loss)      (567,639)    (261,800)      (978,958)        (1,808,397)
Identifiable Assets  4,132,014   28,526,894      3,404,596         36,063,504
Depreciation                --        1,910         22,146             24,056

     Prior to the acquisition of NFS in February 1995, the Company was in one line of business and therefore no segment information is provided for those years.


                                     C--48

16.  STOCK OPTIONS

     The Company applies APB 25 in accounting for its stock option plans and, accordingly, recognizes compensation expense for the difference between the fair value of the underlying common stock and the grant exercise price of the option at the date of grant. The effect of applying SFAS No. 123 on 1995 and 1996 pro forma net loss as stated above is not necessarily representative of the effects on reported net loss for future years due to, among other things,
(1) the vesting period of the stock options and (2) the fair value of additional stock options in future years. Had compensation cost for the Company's stock option plans been determined based upon the fair value at the grant date for awards under the plans consistent with the methodology prescribed under SFAS No. 123, the Company's net loss in 1996 and 1995 would have been approximately $3,226,041 and $2,105,544, or $(.23) per share and $(.17) per share, respectively. The fair value of the options granted during 1996 and 1995 are estimated at $1.16 and $1.95, respectively, on the date of grant using the Black-Scholes option-pricing model with the following assumptions: dividend yield 0%, volatility of 67% for 1996 and 62% for 1995, risk-free interest rate of 5.9%-7.9% for 1996 and 5.3%-6.6% for 1995 and expected life of 5 years.

17.  LONG-TERM ASSETS

     The Company is re-evaluating the asset recovery business at NFS. As a result of the calculations required under FAS 121, "Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to Be Disposed of," NFS recorded an expense of $1,100,000 representing a write-down of its goodwill. Management believes that the remaining NFS goodwill of approximately $800,000 is consistent with the accounting requirements of FAS 121.

                                     C--49

                       WALNUT FINANCIAL SERVICES, INC.
          SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                              DECEMBER 31, 1996
                           STATEMENT OF OPERATIONS

                                                           Year Ended December 31, 1996
                                                           ----------------------------
Income                                                       $             37,626
                                                            ---------------------------
Costs and Expenses
       General and administrative                                         880,871
       Interest                                                           379,623
       Unrealized gain on investments                                      53,435
       Realized loss on investments                                      (301,320)
                                                            ---------------------------
Loss before equity in net loss of subsidiaries                           (974,983)

Equity in net loss of subsidiaries                                     (2,379,676)

Income tax benefit                                                        389,993
                                                            --------------------------
Net loss
                                                                       (2,964,666)
                                                            ==========================

                            STATEMENT OF CASH FLOWS

                                                           Year Ended December 31, 1996
                                                           ----------------------------
Net cash provided (used in) by operating activities          $           (695,844)

Cash flows from financing activities
       Issuance of compensatory warrants                                  125,000
       Net proceeds from sale of common stock for cash                     35,000
       Borrowings of short term bank debt                                (275,000)
       Increase in margin accounts                                       (909,600)
                                                            ---------------------------
                                                                       (1,720,444)
                                                            ---------------------------

Cash flows from investing activities
       Costs in connection with acquisition of NFS                              o
       Additional investments in subsidiaries                                   0
       Net advances to subsidiaries                                       320,397
       Purchases of investments                                          (875,000)
       Proceeds from sales of investments                               2,766,760
                                                            ---------------------------
       Deferred private placement costs                                         0
                                                            ---------------------------
                                                                        1,617,160
                                                            ---------------------------
Net increase/(decrease) in cash                                          (103,284)

Cash and cash equivalents at beginning of period                          114,389
                                                            ---------------------------
Cash and cash equivalents at end of period                  $              11,105
                                                            ---------------------------


Attention is directed to the foregoing accountants' report and to the accompanying notes to the financial statements included elsewhere in this Report on Form 10-K.


                                     C--50

                        WALNUT FINANCIAL SERVICES, INC.
          SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES





      Column A                               Column B                  Column C                         Column D         Column E
                                                                       Additions
-----------------------------------------------------------------------------------------------------------------------------------
                                                                   (1)                  (2)
                                             Balance at       -------------------------------------
                                            Beginning of       Charged to Costs        Charged to                       Balance at
     Description                              Period            and Expenses        Other Accounts      Deductions    End of Period
-----------------------------------------------------------------------------------------------------------------------------------
Year ended December 31,1996:
  Allowances for doubtful receivables       $   703,310          $ 421,337            $ 243,168                        $ 1,367,815
                                            ===========
Year ended December 31, 1995:
  Allowances for doubtful receivables       $ 1,431,188          $ 462,689              235,163(c)      $ 879,710(a)   $   703,310
                                            ===========                                                 $ 546,020(b)



-----------------------
(a)     Write offs.
(b)     Conversion of debt securities to equity securities.
(c) Opening valuation balance of acquired company (see Note 1 to consolidated financial statements).


        Attention is directed to the foregoing accountants' report and to the accompanying notes to the financial statements included elsewhere in this Report on Form 10-K.

                        WALNUT FINANCIAL SERVICES, INC.


         PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON  DECEMBER 18, 1997
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned appoints Joel S. Kanter and Joshua S. Kanter, or either of them, with full powers of substitution, as proxies of the undersigned, with the authority to vote upon and act with respect to all shares of Walnut Financial Services, Inc. (the "Company"), which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company, to be held at The Tower Club, 8000 Towers Crescent Drive, Vienna, Virginia 22182, commencing Wednesday, December 18, 1997, at 10:00 a.m. and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present, and especially (but without limiting the general authorization and power hereby given) with the authority to vote on the following.





ITEM 1.   ELECTION OF SEVEN DIRECTORS
/ / FOR NOMINEES (except as marked     / / WITHHOLD AUTHORITY to vote for    / / ABSTAIN
    to the contrary on the line            all nominees listed below
    below)


Nominees (term, if elected, expires 1998):    William F. Burge, III     Gene E. Burleson     Earl Chapman    Burton W. Kanter
                                                      Joel S. Kanter     Albert Morrison, Jr.     Solomon A. Weisgal

                                   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE OR
                                  NOMINEES, WRITE HIS OR THEIR NAME OR NAMES IN THE SPACE BELOW:

                                     --------------------------------------------------------

ITEM 2. RATIFICATION OF THE SELECTION OF RICHARD A. EISNER & COMPANY, LLP AS
        THE COMPANY'S INDEPENDENT AUDITORS.

               / / FOR      / / AGAINST      / /  ABSTAIN

ITEM 3. APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 1994 INCENTIVE STOCK
        OPTION PLAN.

               / / FOR      / / AGAINST      / /  ABSTAIN

ITEM 4. APPROVAL OF THE COMPANY'S PRIVATE OFFERING TO ISSUE AND SELL UP TO
        80 OF THE COMPANY'S UNITS AT $50,000 PER UNIT, WITH EACH UNIT
        CONSISTING OF 50,000 SHARES OF COMMON STOCK AND CLASS A WARRANTS TO
        PURCHASE AN ADDITIONAL 35,000 SHARES OF COMMON STOCK AT AN EXERCISE
        PRICE OF $1.50 PER SHARE.

               / / FOR      / / AGAINST      / /  ABSTAIN


ITEM 5. APPROVAL OF THE COMPANY'S ISSUANCE AND SALE OF 1,000,000 CLASS A
        WARRANTS, HAVING AN EXERCISE PRICE OF $1.50 PER SHARE, FOR AGGREGATE
        CONSIDERATION OF $100,000.

               / / FOR      / / AGAINST      / /  ABSTAIN

ITEM 6. APPROVAL OF THE EXTENSION OF THE EXPIRATION DATE FROM JUNE 17, 2001 TO
        JUNE 30, 2005 OF CERTAIN CURRENTLY OUTSTANDING WARRANTS TO PURCHASE UP TO
        697,391 SHARES OF COMMON STOCK, HAVING AN EXERCISE PRICE OF $3.00 PER
        SHARE, AND THE RATIFICATION OF THE COMPANY'S ISSUANCE THEREOF.

               / / FOR      / / AGAINST      / /  ABSTAIN


ITEM 7. APPROVAL OF THE EXTENSION OF THE EXPIRATION DATE FROM JUNE 30, 1998 TO
        JUNE 30, 2005 OF CERTAIN CURRENTLY OUTSTANDING WARRANTS TO PURCHASE UP TO
        452,533 SHARES OF COMMON STOCK, HAVING AN EXERCISE PRICE OF $3.00 PER
        SHARE, AND THE RATIFICATION OF THE COMPANY'S ISSUANCE THEREOF.

               / / FOR      / / AGAINST      / /  ABSTAIN



ITEM 8. APPROVAL OF THE COMPANY'S EXCHANGE OFFER PURSUANT TO WHICH THE COMPANY MAY ISSUE UP TO 287,481 SHARES OF COMMON STOCK IN EXCHANGE FOR CURRENTLY OUTSTANDING WARRANTS TO PURCHASE UP TO 1,149,924 SHARES OF COMMON STOCK HAVING AN EXERCISE PRICE OF $3.00 PER SHARE.

               / / FOR      / / AGAINST      / /  ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to said stock and hereby ratifies and confirms all that the proxies named herein and their substitutes, or any of them, may lawfully do by virtue hereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN. IF THIS PROXY DOES NOT INDICATE A CONTRARY CHOICE, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AS LISTED IN ITEM 1, FOR THE RATIFICATION OF THE SELECTION OF RICHARD A. EISNER & COMPANY, LLP AS THE COMPANY'S INDEPENDENT AUDITORS AS LISTED IN ITEM 2, FOR THE APPROVAL OF THE AMENDED AND RESTATED 1994 INCENTIVE STOCK OPTION PLAN AS LISTED IN ITEM 3, FOR THE APPROVAL OF THE PRIVATE OFFERING AS LISTED IN ITEM 4, FOR THE APPROVAL OF THE SALE OF WARRANTS AS LISTED IN ITEM 5, FOR THE APPROVAL OF THE EXTENSION OF THE EXPIRATION DATE, AND RATIFICATION OF THE ISSUANCE, OF 697,391 WARRANTS AS LISTED IN ITEM 6, FOR THE APPROVAL OF THE EXTENSION OF THE EXPIRATION DATE, AND RATIFICATION OF THE ISSUANCE, OF 452,533 WARRANTS AS LISTED IN ITEM 7, FOR THE APPROVAL OF THE EXCHANGE OFFER AS LISTED ON ITEM 8 AND THE ISSUANCE OF UP TO 287,481 SHARES IN CONNECTION THEREWITH, AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN WITH RESPECT TO ANY AND ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF.

                                 --------------------------------
                                 Signature of Stockholder
                                 Dated:                    , 1997
                                        -------------------


NOTE: Please date proxy and sign it exactly as name or names appear above. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, et cetera. Please return signed proxy in the enclosed envelope.